                                                                    Exhibit (4)a
================================================================================
================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   DATED AS OF
                                  MAY 11, 2004

                                      AMONG

                         AMERICAN GREETINGS CORPORATION
                 THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,
                                  AS BORROWERS,

                     THE LENDING INSTITUTIONS NAMED HEREIN,
                                   AS LENDERS,

                               NATIONAL CITY BANK,
                  AS A LC ISSUER, SWING LINE LENDER AND AS THE
                         LEAD ARRANGER AND GLOBAL AGENT

                          KEYBANK NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENT

                         $200,000,000 REVOLVING FACILITY

================================================================================
================================================================================

                               TABLE OF CONTENTS

                                                                                           PAGE
ARTICLE I.       DEFINITIONS AND TERMS...................................................    1
     Section 1.01     Certain Defined Terms..............................................    1
     Section 1.02     Computation of Time Periods........................................   31
     Section 1.03     Accounting Terms...................................................   31
     Section 1.04     Terms Generally....................................................   32
     Section 1.05     Currency Equivalents...............................................   32
ARTICLE II.      THE TERMS OF THE CREDIT FACILITY........................................   32
     Section 2.01     Establishment of the Credit Facility...............................   32
     Section 2.02     Revolving Facility.................................................   33
     Section 2.03     Canadian Sub-Facility..............................................   33
     Section 2.04     Swing Line Facility................................................   33
     Section 2.05     Revolving Facility Letters of Credit...............................   35
     Section 2.06     Canadian Letters of Credit.........................................   40
     Section 2.07     Notice of Borrowing................................................   45
     Section 2.08     Funding Obligations; Disbursement of Funds.........................   46
     Section 2.09     Adjustment of Loans and Certain Other Obligations..................   47
     Section 2.10     Evidence of Obligations............................................   50
     Section 2.11     Interest; Default Rate.............................................   50
     Section 2.12     Conversion and Continuation of Loans...............................   52
     Section 2.13     Fees...............................................................   53
     Section 2.14     Termination and Reduction of Commitments...........................   54
     Section 2.15     Payments and Prepayments of Loans..................................   55
     Section 2.16     Method and Place of Payment........................................   57
     Section 2.17     Authority of Company; Liability of Foreign Subsidiary Borrowers....   58
     Section 2.18     Eligibility and Addition/Release of Foreign Subsidiary Borrowers...   58
     Section 2.19     Collateral and Collateral Release Date.............................   59
     Section 2.20     Fixed Charge Coverage Ratio Condition..............................   60
ARTICLE III.     TAXES, INCREASED COSTS AND ILLEGALITY...................................   60
     Section 3.01     Increased Costs, Illegality, etc...................................   60
     Section 3.02     Breakage Compensation..............................................   62
     Section 3.03     Net Payments.......................................................   63
     Section 3.04     Increased Costs to LC Issuers......................................   65
     Section 3.05     Change of Lending Office; Replacement of Lenders...................   65

                               TABLE OF CONTENTS
                                  (continued)

                                                                                          PAGE
ARTICLE IV.      CONDITIONS PRECEDENT...................................................   66
     Section 4.01     Conditions Precedent at Closing Date..............................   66
     Section 4.02     Closing Date Adjustment of Commitments............................   68
     Section 4.03     Reference to and Effect on the Original Credit Agreement..........   68
     Section 4.04     Conditions Precedent to Addition of Foreign Subsidiary Borrowers..   68
     Section 4.05     Conditions Precedent to All Credit Events.........................   69
ARTICLE V.       REPRESENTATIONS AND WARRANTIES.........................................   70
     Section 5.01     Corporate Status, etc.............................................   70
     Section 5.02     Corporate Power and Authority, etc................................   70
     Section 5.03     No Violation......................................................   70
     Section 5.04     Governmental Approvals............................................   71
     Section 5.05     Litigation........................................................   71
     Section 5.06     Use of Proceeds; Margin Regulations...............................   71
     Section 5.07     Financial Statements, etc.........................................   71
     Section 5.08     Solvency..........................................................   72
     Section 5.09     No Material Adverse Change........................................   72
     Section 5.10     Tax Returns and Payments..........................................   72
     Section 5.11     Title to Properties, etc..........................................   73
     Section 5.12     Lawful Operations, etc............................................   73
     Section 5.13     Environmental Matters.............................................   73
     Section 5.14     Compliance with ERISA.............................................   74
     Section 5.15     Intellectual Property, etc........................................   74
     Section 5.16     Investment Company Act, etc.......................................   74
     Section 5.17     Insurance.........................................................   74
     Section 5.18     Burdensome Contracts; Labor Relations.............................   74
     Section 5.19     Security Interests................................................   75
     Section 5.20     True and Complete Disclosure......................................   75
     Section 5.21     Certain Material Indebtedness.....................................   75
     Section 5.22     Defaults..........................................................   76
     Section 5.23     Anti-Terrorism Law Compliance.....................................   76
ARTICLE VI.      AFFIRMATIVE COVENANTS..................................................   76
     Section 6.01     Reporting Requirements............................................   76
     Section 6.02     Books, Records and Inspections....................................   78

                               TABLE OF CONTENTS
                                  (continued)

                                                                                          PAGE
     Section 6.03     Insurance.........................................................   79
     Section 6.04     Payment of Taxes and Claims.......................................   79
     Section 6.05     Corporate Franchises..............................................   79
     Section 6.06     Good Repair.......................................................   80
     Section 6.07     Compliance with Statutes, etc.....................................   80
     Section 6.08     Compliance with Environmental Laws................................   80
     Section 6.09     Certain Subsidiaries to Join in Subsidiary Guaranty...............   80
     Section 6.10     Additional Security; Real Estate Matters; Further Assurances......   81
     Section 6.11     Most Favored Covenant Status......................................   83
     Section 6.12     Senior Debt.......................................................   83
ARTICLE VII.     NEGATIVE COVENANTS.....................................................   83
     Section 7.01     Changes in Business...............................................   83
     Section 7.02     Consolidation, Merger, Acquisitions, Asset Sales, etc.............   83
     Section 7.03     Liens.............................................................   84
     Section 7.04     Indebtedness......................................................   85
     Section 7.05     Investments and Guaranty Obligations..............................   86
     Section 7.06     Restricted Payments...............................................   88
     Section 7.07     Financial Covenants...............................................   89
     Section 7.08     Limitation on Certain Restrictive Agreements......................   89
     Section 7.09     Amendments to Certain Documents...................................   89
     Section 7.10     Transactions with Affiliates......................................   90
     Section 7.11     Plan Terminations, Minimum Funding, etc...........................   90
     Section 7.12     Anti-Terrorism Laws...............................................   90
ARTICLE VIII.    EVENTS OF DEFAULT......................................................   90
     Section 8.01     Events of Default.................................................   90
     Section 8.02     Remedies..........................................................   92
     Section 8.03     Application of Certain Payments and Proceeds......................   93
     Section 8.04     Equalization......................................................   95
ARTICLE IX.      THE GLOBAL AGENT.......................................................   96
     Section 9.01     Appointment.......................................................   96
     Section 9.02     Delegation of Duties..............................................   97
     Section 9.03     Exculpatory Provisions............................................   97
     Section 9.04     Reliance by Global Agent..........................................   97

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                  PAGE
     Section 9.05      Notice of Default.......................................................    98
     Section 9.06      Non-Reliance............................................................    98
     Section 9.07      No Reliance on Global Agent's Customer Identification Program...........    98
     Section 9.08      USA Patriot Act.........................................................    99
     Section 9.09      Indemnification.........................................................    99
     Section 9.10      The Global Agent in Individual Capacity.................................    99
     Section 9.11      Successor Global Agent..................................................    99
     Section 9.12      Other Agents............................................................   100
ARTICLE X.        GUARANTY.....................................................................   100
     Section 10.01     Guaranty by the Company.................................................   100
     Section 10.02     Additional Undertaking..................................................   100
     Section 10.03     Guaranty Unconditional..................................................   101
     Section 10.04     Company Obligations to Remain in Effect; Restoration....................   101
     Section 10.05     Waiver of Acceptance, etc...............................................   102
     Section 10.06     Subrogation.............................................................   102
     Section 10.07     Effect of Stay..........................................................   102
ARTICLE XI.       MISCELLANEOUS................................................................   102
     Section 11.01     Payment of Expenses etc.................................................   102
     Section 11.02     Indemnification.........................................................   102
     Section 11.03     Right of Setoff.........................................................   103
     Section 11.04     Notices.................................................................   103
     Section 11.05     Successors and Assigns..................................................   104
     Section 11.06     No Waiver; Remedies Cumulative..........................................   107
     Section 11.07     Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial..   107
     Section 11.08     Counterparts............................................................   108
     Section 11.09     Integration.............................................................   108
     Section 11.10     Headings Descriptive....................................................   108
     Section 11.11     Amendment or Waiver.....................................................   108
     Section 11.12     Survival of Indemnities.................................................   110
     Section 11.13     Domicile of Loans.......................................................   110
     Section 11.14     Confidentiality.........................................................   110
     Section 11.15     Limitations on Liability of the LC Issuers..............................   111

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                  PAGE
     Section 11.16     General Limitation of Liability.........................................   111
     Section 11.17     No Duty.................................................................   112
     Section 11.18     Lenders and Agent Not Fiduciary to Borrowers, etc.......................   112
     Section 11.19     Survival of Representations and Warranties..............................   112
     Section 11.20     Severability............................................................   112
     Section 11.21     Independence of Covenants...............................................   112
     Section 11.22     Interest Rate Limitation................................................   112
     Section 11.23     Designated Senior Indebtedness..........................................   113
     Section 11.24     Judgment Currency.......................................................   113

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 11, 2004 among the following: (i) AMERICAN GREETINGS CORPORATION, an Ohio corporation (the "Company"); (ii) the Foreign Subsidiary Borrowers (as hereinafter defined) from time to time party hereto; (iii) the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"); (iv) NATIONAL CITY BANK, as the lead arranger, sole bookrunner and global administrative agent (the "Global Agent"), as the Swing Line Lender and a LC Issuer (each term as hereafter defined); (v) NATIONAL CITY BANK, as the Collateral Agent (as hereinafter defined); (vi) KEYBANK NATIONAL ASSOCIATION, as syndication agent (the "Syndication Agent"); and (vii) LASALLE BANK NATIONAL ASSOCIATION, as documentation agent (the "Documentation Agent").

                                    RECITALS:

      A. The Company, the Global Agent and certain lenders (the "Original Lenders") are parties to the Credit Agreement dated as of August 7, 2001 (as amended, the "Original Credit Agreement").

      B. The Company has requested that the Original Credit Agreement be amended and restated to make certain modifications thereto.

      C. The Global Agent and the Lenders are willing to amend and restate the Original Credit Agreement, upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT:

      In consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree that on the Closing Date (as hereinafter defined) the Original Credit Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I.

                              DEFINITIONS AND TERMS

      Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

      "Acceptance Fee" means the fee payable in C$ to each Canadian Lender in respect of BA Equivalent Loans computed in accordance with Section 2.13(b).

      "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person (other than the purchase of Receivables Related Assets by the Receivables Subsidiary from AGSC in connection with the Permitted Receivables Facility), (ii) the acquisition of in excess of 50% of the stock (or other equity interest) of any Person, or (iii) the acquisition of another Person by a merger or consolidation or any other combination with such Person.

      "Additional Security Document" has the meaning provided in Section
6.10(a).

      "Adjusted Commitment Percentage" means, at any time for any Lender, the percentage obtained by dividing such Lender's Unutilized Commitment at such time by the Unutilized Total Commitment at such time.

      "Adjusted Eurodollar Rate" means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Global Agent from time to time) that displays an average British Bankers Association Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest 1/16 of 1%) of the rates, as determined by the Global Agent, at which U.S. Dollar deposits are offered to the Reference Banks by prime banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

      "Adjusted Foreign Currency Rate" means with respect to each Interest Period for any Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Global Agent from time to time) that displays an average British Bankers Acceptance Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for deposits in the applicable Designated Foreign Currency with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause
(i) shall instead be the average (rounded to the nearest 1/16 of 1%) of the rates, as determined by the Global Agent, at which deposits in the applicable Designated Foreign Currency are offered to the Reference Banks by prime banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

      "Adjustment Date" means any day prior to the Equalization Date that any of the following occur: (i) the date of any Borrowing (either before or simultaneously with such Borrowing), (ii) the date any payment is made with respect to any Loan (whether by a Borrower or from the application of the proceeds of any of the Collateral or otherwise), (iii) any Purchase Date with respect to any Swing Loan Participation, (iv) the date any Revolving Facility LC Participation is funded pursuant to Section 2.05(i)(iii) or any Canadian LC Participation is funded pursuant to Section 2.06(h)(iii), (v) the date any Letter of Credit expires undrawn or is drawn and the amount so drawn is reimbursed by the applicable LC Obligor in accordance with this Agreement, or
(vi) any other date selected by the Global Agent in its discretion.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Global Agent nor any Lender shall in any event be considered an Affiliate of the Company or any of its Subsidiaries.

      "Aggregate Canadian Sub-Facility Exposure" means, at any time, the sum of
(i) the Dollar Equivalent of the principal amounts of all Canadian Revolving Loans outstanding at such time, and (ii) the amount of the Canadian LC Outstandings at such time.

      "Aggregate Credit Facility Exposure" means, at any time, the sum of (i) the Aggregate Revolving Facility Exposure at such time, and (ii) the Aggregate Canadian Sub-Facility Exposure at such time.

      "Aggregate Permitted Acquisition Amount" has the meaning provided in
Schedule 2 hereto.

      "Aggregate Revolving Facility Exposure" means, at any time, the sum of (i) the Dollar Equivalent of the principal amounts of all Revolving Loans made by all Lenders and outstanding at such time, (ii) the amount of the Revolving Facility LC Outstandings at such time, and (iii) the principal amount of Swing Loans outstanding at such time.

      "Agreement" means this Credit Agreement, as the same may be from time to time further modified, amended, restated or supplemented.

      "AGSC" means American Greetings Service Corp.

      "AGSC Note" means the Subordinated Promissory Note, dated as of August 7, 2001, by the Company to AGSC, as the same may, with the prior written consent of the Global Agent, from time to time be amended, restated or otherwise modified.

      "Anti-Terrorism Law" means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

      "Applicable BA Discount Rate" means, with respect to each Interest Period for any BA Equivalent Loan, (i) with respect to any Schedule I Canadian Lender, the CDOR Rate in effect on the date such BA Equivalent Loan is to be made, and
(ii) with respect to any Schedule II/III Canadian Lender, the rate that is 0.10% per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant BA Equivalent Loan.

      "Applicable Facility Fee Rate" means, on any date of determination, the number of basis points that is determined, based upon the S&P Rating or the Moody's Rating (whichever is higher, but subject to the proviso set forth below), as follows:


 S&P RATING                   MOODY'S RATING        APPLICABLE MARGIN
 ----------                   --------------        -----------------
A- or higher              A3 or higher              10.00 basis points
BBB+                      Baa1                      15.00 basis points

BBB                       Baa2                      20.00 basis points
BBB-                      Baa3                      25.00 basis points
BB+ or lower or unrated   Ba1 or lower or unrated   30.00 basis points

Changes to the Applicable Facility Fee Rate shall be immediately effective upon any change in the Moody's Rating or the S&P Rating, as applicable; provided, however, that (i) if, at any time, there shall be a Split Rating of one level, then the Applicable Facility Fee Rate then in effect shall be based upon the higher of the Moody's Rating or the S&P Rating, (ii) if, at any time, there shall be a Split Rating of two levels or more, then the Applicable Facility Fee Rate then in effect shall be based upon the rating level that is one level above the lowest rating level, (iii) if, at any time, either the Moody's Rating or the S&P Rating is not available, then the Applicable Facility Fee Rate then in effect shall be based upon the rating that is available, and (iv) if neither the Moody's Rating nor the S&P Rating is available, then the Applicable Facility Fee Rate then in effect shall be based upon the lowest ratings level set forth in the above matrix. The above matrix does not modify or waive, in any respect, the rights of the Global Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Global Agent and the Lenders hereunder. Based on the S&P Rating and the Moody's Rating as of the Closing Date, the Applicable Facility Fee Rate as of the Closing Date is 25 basis points.

      "Applicable Margin" means, on any date of determination, the number of basis points that is determined, based upon the S&P Rating or the Moody's Rating (whichever is higher, but subject to the proviso set forth below), as follows:

     S&P RATING               MOODY'S RATING         APPLICABLE MARGIN
     ----------               --------------         -----------------
A- or higher              A3 or higher               50.00 basis points
BBB+                      Baa1                       70.00 basis points
BBB                       Baa2                       90.00 basis points
BBB-                      Baa3                      100.00 basis points
BB+ or lower or unrated   Ba1 or lower or unrated   150.00 basis points

Changes to the Applicable Margin shall be immediately effective upon any change in the Moody's Rating or the S&P Rating, as applicable; provided, however, that
(i) if, at any time, there shall be a Split Rating of one level, then the Applicable Margin then in effect shall be based upon the higher of the Moody's Rating or the S&P Rating, (ii) if, at any time, there shall be a Split Rating of two levels or more, then the Applicable Margin then in effect shall be based upon the rating level that is one level above the lowest rating level, (iii) if, at any time, either the Moody's Rating or the S&P Rating is not available, then the Applicable Margin then in effect shall be based upon the rating that is available, and (iv) if neither the Moody's Rating nor the S&P Rating is available, then the Applicable Margin then in effect shall be based upon the lowest ratings level set forth in the above matrix. The above matrix does not modify or waive, in any respect, the rights of the Global Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Global Agent and the Lenders hereunder. Based on the S&P Rating and the Moody's Rating as of the Closing Date, the Applicable Margin as of the Closing Date is 100 basis points.

      "Approved Bank" has the meaning provided in subpart (ii) of the definition of "Cash Equivalents."

      "Approved Fund" means a fund that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit and that is administered or managed by a Lender or an Affiliate of a Lender.

      "Asset Sale" means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any Person of any of the Company's or such Subsidiary's respective assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) the actual or constructive total loss of any property or the use thereof resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever.

      "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit G hereto.

      "Authorized Officer" means (i) with respect to the Company, any of the following officers: the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Assistant Treasurer or the Controller, and (ii) with respect to any Subsidiary of the Company, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Subsidiary or such other Person as is authorized in writing to act on behalf of such Subsidiary and is acceptable to the Global Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Company.

      "BA Discount Proceeds" means, with respect to any BA Equivalent Loan to be made by a Canadian Lender on any day, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

      (a) the principal amount of such BA Equivalent Loan; by

      (b) the sum of one plus the product of:

            (A) the Applicable BA Discount Rate (expressed as a decimal) applicable to such BA Equivalent Loan; and

            (B) a fraction, the numerator of which is the number of days remaining in the term of such BA Equivalent Loan and the denominator of which is 365; with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

      "BA Equivalent Loan" means each Canadian Revolving Loan bearing interest at a rate based upon the Applicable BA Discount Rate.

      "BA Equivalent Note" means a promissory note executed by the Canadian Borrowers to evidence the Canadian Revolving Loans that are BA Equivalent Loans substantially in the form of Exhibit A-2 hereto.

      "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto, as hereafter amended.

      "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by National City Bank in Cleveland, Ohio, from time to time, as its "prime rate," whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum.

      "Base Rate Loan" means a Canadian Base Rate Loan or US Base Rate Loan.

      "Benefited Creditors" means, with respect to the Company's Guaranty Obligations pursuant to Article X, each of the Global Agent, the Lenders, each LC Issuer and the Swing Line Lender and each Designated Hedge Creditor, and the respective successors and assigns of each of the foregoing.

      "Borrower" means the Company or any Foreign Subsidiary Borrower.

      "Borrowers" means, collectively, the Company and all of the Foreign Subsidiary Borrowers.

      "Borrowing" means a Revolving Borrowing, a Canadian Borrowing, or the incurrence of a Swing Loan.

      "Business Day" means (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio are authorized or required by law to close and (ii) with respect to any matters relating to (A) Eurodollar Loans, any day on which dealings in U.S. dollars are carried on in the London interbank market, (B) Canadian Revolving Loans or Canadian LC Issuances, any day other than a day on which commercial banks in Toronto, Ontario are authorized or required by law to close, and (C) Foreign Currency Loans or Revolving Facility LC Issuances in a Designated Foreign Currency, any day on which commercial banks are open for international business (including the clearing of currency transfers in the relevant Designated Foreign Currency) in the principal financial center of the home country of the applicable Designated Foreign Currency.

      "Canadian Administrative Branch" means, with respect to the Global Agent in its capacity as such, National City Bank, Canada Branch acting as the sub-agent of the Global Agent in accordance with the terms of this Agreement or such other branch or affiliate of the Global Agent as the Global Agent shall have designated in writing to the Borrowers and the Lenders.

      "Canadian Base Rate" means, for any day, with respect to a Canadian Base Rate Loan, the greater of (i) the annual rate of interest established from time to time by the Canadian Administrative Branch of the Global Agent as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate on that day for bankers' acceptances issued on that day with a term to maturity of one month and (B) 0.50% per annum. Any change in the reference rate announced by the Canadian Administrative Branch of the Global Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Canadian Base Rate Loan" means each Canadian Revolving Loan bearing interest at a rate based upon the Canadian Base Rate in effect from time to time.

      "Canadian Base Rate Note" means a promissory note executed by the Canadian Borrowers to evidence the Canadian Revolving Loans that are Canadian Base Rate Loans substantially in the form of Exhibit A-3 hereto.

      "Canadian Borrower" means any Foreign Subsidiary organized under the laws of Canada or any province thereof that becomes a Canadian Borrower pursuant to
Section 2.18; provided, however, that a Foreign Revolving Facility Borrower shall not be eligible to be a Canadian Borrower hereunder.

      "Canadian Borrowing" means the incurrence of Canadian Revolving Loans consisting of one Type of Canadian Revolving Loan by the Canadian Borrowers from all of the Canadian Lenders on a given date (or resulting from Conversions or Continuations on a given date), having, in the case of any Fixed Rate Loans, the same Interest Period.

      "Canadian Commitment" means, with respect to each Canadian Lender, the amount, if any, set forth opposite such Canadian Lender's name in Schedule 1 hereto as its "Canadian Sub-Facility Commitment" as the same may be reduced from time to time pursuant to Section 2.14(c) and as adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.05.

      "Canadian Commitment Percentage" means, at any time for any Canadian Lender, the percentage obtained by dividing such Canadian Lender's Canadian Commitment by the Total Canadian Commitment; provided, however, that if the Total Canadian Commitment has been terminated, the Canadian Commitment Percentage for each Canadian Lender shall be determined by dividing such Canadian Lender's Canadian Commitment immediately prior to such termination by the Total Canadian Commitment in effect immediately prior to such termination. The Canadian Commitment Percentage of each Canadian Lender as of the Closing Date is set forth on Schedule 1 hereto.

      "Canadian Dollars" or "C$" means the lawful currency of Canada.

      "Canadian LC Commitment Amount" means, at any time, the amount of the Total Canadian Commitment.

      "Canadian LC Issuance" means the issuance of any Canadian Letter of Credit by a LC Issuer for the account of a Canadian Borrower in accordance with the terms of this Agreement and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Canadian Letter of Credit.

      "Canadian LC Outstandings" means, at any time, the sum, without duplication, of (i) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Canadian Letters of Credit and (ii) the Dollar Equivalent of the aggregate amount of all Unpaid Drawings with respect to Canadian Letters of Credit.

      "Canadian LC Participant" has the meaning provided in Section 2.06(h)(i).

      "Canadian LC Participation" has the meaning provided in Section
2.06(h)(i).

      "Canadian LC Request" has the meaning provided in Section 2.06(b).

      "Canadian Lender" means each Lender that has a Canadian Commitment or, if applicable, the Canadian Lending Installation of any Lender that has a Canadian Commitment; provided, however, that (i) if a Canadian Commitment is being provided by a Canadian Lending Installation of any Lender, then, except as specifically set forth in this Agreement, such Lender and its Canadian Lending Installation shall constitute a single "Lender" under this Agreement and the other Loan Documents, provided that, notwithstanding the foregoing, to the extent a Canadian Commitment is being provided by a Canadian Lending Installation of any Lender, each such Canadian Lending Installation shall be entitled to all of the benefits, indemnifications and protections set forth in this Agreement or any other Loan Document, including, but not limited to, those set forth in Article III, Section 11.01 and
Section 11.02, and (ii) no Lender, and no Canadian Lending Installation of any Lender, may be or become a Canadian Lender hereunder unless such Lender or the Canadian Lending Installation of such Lender, as the case may be, is a resident of Canada within the meaning of the Income Tax Act (Canada) for the purposes of the withholding tax provisions in Part XIII of the Income Tax Act (Canada).

      "Canadian Lending Installation" means, with respect to any Lender, any office, branch, subsidiary or Affiliate of such Lender that is designated in writing by such Lender to the Global Agent as being responsible for funding or maintaining a Canadian Commitment.

      "Canadian Letter of Credit" means any Standby Letter of Credit or Commercial Letter of Credit issued by a LC Issuer under this Agreement pursuant to Section 2.06 for the account of any Canadian Borrower.

      "Canadian Obligations" means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Canadian Borrowers to the Global Agent, any Canadian Lender or each LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether such interest and fees are allowed claims in such proceeding).

      "Canadian Payment Office" means, with respect to all matters relating to the making and repayment of Canadian Loans, and all interest thereon, the office of the Canadian Administrative Branch of the Global Agent at 130 King Street West, Suite 2140, Toronto, Ontario, Canada M5X 1E4, Attention: Caroline Stade (facsimile: (416) 361-0085) or such other office(s), as the Global Agent may designate to the Borrowers in writing from time to time.

      "Canadian Revolving Loan" means, with respect to each Canadian Lender, any Loan made by such Canadian Lender pursuant to Section 2.03 hereof.

      "Canadian Sub-Facility" means the credit facility established under
Section 2.03 hereof pursuant to the Canadian Commitment of each Canadian Lender; provided, however, that the Canadian Sub-Facility shall not be available unless and until such date, if any, that a Canadian Borrower has become a Foreign Subsidiary Borrower under this Agreement in accordance with Section 2.18.

      "Canadian Sub-Facility Exposure" means, for any Canadian Lender at any time, the Dollar Equivalent of (i) the principal amount of Canadian Revolving Loans made by such Canadian Lender and outstanding at such time, and (ii) such Canadian Lender's share of the Canadian LC Outstandings at such time.

      "Canadian Sub-Facility Note" means a BA Equivalent Note or a Canadian Base Rate Note.

      "Capital Distribution" means a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any capital stock or other equity interest of the Company or any of its Subsidiaries or as a dividend, return of capital or other distribution in respect of the Company or such Subsidiary's capital stock or other equity interest.

      "Capital Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

      "Capitalized Lease Obligations" means all obligations under Capital Leases of the Company or any of its Subsidiaries, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

      "Cash Dividend" means a Capital Distribution of the Company payable in cash to the shareholders of the Company with respect to any class or series of stock of the Company.

      "Cash Equivalents" means any of the following:

            (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

            (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody's is at least P-1, P-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition;

            (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 180 days after the date of acquisition;

            (iv) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;

            (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

            (vi) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

            (vii) investments in industrial development revenue bonds that (A) "re-set" interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank;

            (viii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii); and

            (ix) investments in auction rate securities that (A) are money market or debt instruments with a long term nominal maturity issued by a municipality or mutual fund company or other similar entity, (B) re-set interest through a "dutch auction" process, and (C) are rated AAA or AA by S&P or the equivalent rating by Moody's.

      "CDOR Rate" means, for any day, the stated average of the rates applicable to C$ bankers' acceptances for a term comparable to that for which such rate is being determined (which, in the case of a BA Equivalent Loan, shall be the Interest Period applicable thereto) and appearing as at 10:00 A.M. (Toronto, Ontario time) on the "Reuters Screen CDOR Page" on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the discount rates (calculated on an annual basis) for an amount comparable to that for which such rate is being determined and for the term referred to above applicable to C$ bankers' acceptances quoted by the
Schedule I Reference Canadian Lenders as of 10:00 A.M., Toronto time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.
Section 9601 et seq.

      "Change in Control" means (i) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect), of shares representing more than 33% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Company; provided, however, that the foregoing restriction shall not apply to the Permitted Holders so long as the acquisition by the Permitted Holders of such Voting Power shall not result, directly or indirectly, in a "going private transaction" within the meaning of the 1934 Act; (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (A) nominated by the Board of Directors of the Company nor (B) appointed by directors so nominated; or
(iii) the occurrence of a change in control, or other similar provision, under or with respect to any Material Indebtedness.

      "Charges" has the meaning provided in Section 11.22(a).

      "CIP Regulations" has the meaning provided in Section 9.07.

      "Claims" has the meaning set forth in the definition of "Environmental Claims."

      "Closing Date" means the date upon which the conditions specified in
Section 4.01 are satisfied.

      "Closing Fee Letter" means the Closing Fee Letter dated as of the Closing Date between the Company and the Global Agent, for the benefit of the Lenders.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

      "Collateral" means any collateral covered by any Security Document.

      "Collateral Agent" means National City Bank in its capacity as collateral agent under the Security Documents, together with any successor collateral agent appointed pursuant to Section 9.22 of the Security Agreement.

      "Collateral Release Date" has the meaning provided in Section 2.19.

      "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services in the ordinary course of business.

      "Commitment" means (i) with respect to each Lender, its obligation to make Revolving Loans and participate in Revolving Facility LC Issuances under the Revolving Facility pursuant to its Revolving Commitment, (ii) the obligation of each Canadian Lender to make Canadian Revolving Loans and participate in Canadian LC Issuances under the Canadian Sub-Facility pursuant to its Canadian Commitment, (iii) with respect to the Swing Line Lender, its obligations to make Swing Loans under the Swing Line Facility pursuant to its Swing Line Commitment, and (iv) with respect to each LC Issuer, its obligation to issue Letters of Credit under and in accordance with the terms of this Agreement.

      "Commodities Hedge Agreement" means a commodities contract purchased by the Company or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to paper or other raw materials necessary to the manufacturing or production of goods in connection with the business of the Company and its Subsidiaries.

      "Company" has the meaning provided in the first paragraph of this Agreement.

      "Company Guaranteed Obligations" has the meaning provided in Section
10.01.

      "Compliance Certificate" has the meaning provided in Section 6.01(c).

      "Confidential Information" has the meaning provided in Section 11.14(b).

      "Consent Solicitation Documents" means the Offer to Purchase and Consent Solicitation Statement of the Company dated April 14, 2004, relating to the notes issued pursuant to the Subordinated Indenture, together with any modifications to such Consent Solicitation Documents, so long as such modifications are reasonably acceptable to the Global Agent.

      "Consideration" means, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees (excluding any fees payable to any investment banker in connection with such Acquisition) or fees for a covenant not to compete and any other consideration paid for the purchase.

      "Consolidated Depreciation and Amortization Expense" means, for any period, all depreciation and amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period; plus (i) the sum of the amounts for such period included in determining such Consolidated Net Income of (A) Consolidated Interest Expense,
(B) Consolidated Income Tax Expense, (C) Consolidated Depreciation and Amortization Expense, and (D) extraordinary non-cash losses and charges and other non-recurring non-cash losses and charges; less (ii) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains in excess, for any such gain, of $5,000,000; all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that Consolidated EBITDA for any Testing Period shall (x) include the EBITDA for any Person or business unit that has been acquired by the Company or any of its Subsidiaries for any portion of such

Testing Period prior to the date of acquisition, so long as such EBITDA has been verified by appropriate audited financial statements or other financial statements acceptable to the Global Agent and (y) exclude the EBITDA for any Person or business unit that has been disposed of by the Company or any of its Subsidiaries, for the portion of such Testing Period prior to the date of disposition.

      "Consolidated Income Tax Expense" means, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to the Permitted Receivables Facility, Capital Leases or Synthetic Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries; provided, however, that Consolidated Interest Expense shall exclude premiums, write-offs of original issue discount and deferred financing costs, and transactional expenses associated with Permitted Subordinated Note Repurchases made pursuant to Section 7.06(e) and as permitted under the Original Credit Agreement.

      "Consolidated Net Income" means for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

      "Consolidated Net Worth" means, at any time for the determination thereof, all amounts that, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Company as at such time.

      "Consolidated Total Debt" means the sum (without duplication) of all Indebtedness of the Company and of its Subsidiaries, all as determined on a consolidated basis; provided, however, that Consolidated Total Debt shall not include any Indebtedness of the Company or any of its Subsidiaries under any Hedge Agreement.

      "Continue," "Continuation" and "Continued" each refers to a continuation of a Fixed Rate Loan for an additional Interest Period as provided in Section 2.12.

      "Convert," "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type.

      "Credit Event" means the making of any Borrowing, any Conversion or Continuation or any LC Issuance.

      "Credit Facility" means the credit facility established under this Agreement pursuant to the Commitments of the Lenders.

      "Credit Facility Availability Period" means the period from the Closing Date until the Credit Facility Termination Date.

      "Credit Facility Exposure" means, for any Lender at any time, the Dollar Equivalent of the sum of (i) such Lender's Revolving Facility Exposure at such time, and (ii) if such Lender is a Canadian Lender (whether directly or by its Canadian Lending Installation), such Canadian Lender's Canadian Sub-Facility Exposure at such time.

      "Credit Facility Termination Date" means the earlier of (i) May 10, 2008, and (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

      "Credit Party" means any Domestic Credit Party or Foreign Credit Party.

      "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

      "Default Rate" means, for any day, a rate per annum equal to (i) the Base Rate (or if the Default Rate is being determined in connection with a Canadian Revolving Loan, the Canadian Base Rate) in effect on such day, plus (ii) the Applicable Margin in effect on such day, plus (iii) 2%.

      "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

      "Designated Foreign Currency" means Euros, Canadian Dollars, British pounds, Australian dollars, New Zealand dollars, Hong Kong dollars, Mexican pesos or any other currency (other than Dollars) approved in writing by each of the Lenders and that is freely traded and exchangeable into Dollars.

      "Designated Hedge Agreement" means any Hedge Agreement (other than a Commodities Hedge Agreement) to which the Company or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is a counterparty that, pursuant to a written instrument signed by the Global Agent, has been designated as a Designated Hedge Agreement so that the Company's or such Subsidiary's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent the Subsidiary Guaranty and such Security Documents provide guarantees or security for creditors of the Company or any Subsidiary under Designated Hedge Agreements.

      "Designated Hedge Creditor" means each Lender or Affiliate of a Lender that participates as a counterparty to any Credit Party pursuant to any Designated Hedge Agreement with such Lender or Affiliate of such Lender.

      "Dollars," "U.S. dollars" and the sign "$" each means lawful money of the United States.

      "Dollar Equivalent" means, (i) with respect to a Foreign Currency Loan to be made, the Dollar equivalent of the amount of such Foreign Currency Loan, determined by the Global Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date such Foreign Currency Loan is to be made, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on the date such Foreign Currency Loan is to be made, (ii) with respect to any Letter of Credit to be issued in any Designated Foreign Currency, the Dollar equivalent of the Stated Amount of such Letter of Credit, determined by the applicable LC Issuer on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the issuance of such Letter of Credit, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date of issuance, and (iii) with respect to any other amount, and with respect to Foreign Currency Loans and Letters of Credit issued in any Designated Foreign Currency at any other time, the Dollar equivalent of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, determined by the Global Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, is being determined, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date.

      "Domestic Credit Party" means the Company or any Subsidiary Guarantor.

      "Domestic Lending Office" means, with respect to each Lender, the office designated by such Lender to the Global Agent as such Lender's lending office for all purposes of this Agreement other than those matters managed by such Lender's Foreign Lending Office.

      "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any state thereof, the District of Columbia, or any United States possession.

      "EBITDA" means, with respect to any Person for any period, the net income for such Person for such period plus the sum of the amounts for such period included in determining such net income in respect of (i) interest expense, (ii) income tax expense, and (iii) depreciation and amortization expense, in each case as determined in accordance with GAAP.

      "Eligible Assignee" means (i) a Lender (other than a Defaulting Lender),
(ii) an Affiliate of a Lender (other than a Defaulting Lender), (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Global Agent, (B) each LC Issuer, and (C) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of its Subsidiaries.

      "Environmental Claims" means any and all global, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or global interpretation thereof, including any judicial or global order, consent, decree or judgment issued to or rendered against the Company or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C.
Section 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

      "Equalization Date" means the date upon the earliest to occur of (i) the termination of the Commitments pursuant to Section 8.02(a), (ii) the acceleration of the Obligations pursuant to Section 8.02(b), (iii) the occurrence of an Event of Default pursuant to Section 8.01(h), or (iv) the Credit Facility Termination Date, to the extent that any of the Obligations remain outstanding as of the close of business (local time in the Notice Office) as of such date.
                                       14

      "Equalization Percentage" means, with respect to each Lender, a percentage determined for such Lender on the Equalization Date obtained by dividing the Credit Facility Exposure of such Lender on the Equalization Date by the Aggregate Credit Facility Exposure on the Equalization Date, in each case as calculated, with respect to any amounts outstanding in a Designated Foreign Currency, using the Dollar Equivalent of such amount in effect on the Equalization Date, as the forgoing percentage may be adjusted as a result of any assignments made pursuant to Section 11.05 after the Equalization Date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" means each Person (as defined in Section 3(9) of ERISA), which together with the Company or a Subsidiary of the Company, would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or
(o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such Person.

      "Eurodollar Loan" means each Revolving Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

      "Event of Default" has the meaning provided in Section 8.01.

      "Excluded Subsidiary" has the meaning provided in Schedule 2 hereto.

      "Exemption Certificate" has the meaning provided in Section 3.03(b)(ii).

      "Existing Letters of Credit" means each of the letters of credit issued under the Original Credit Agreement that are more fully described on Schedule 5 hereto.

      "Facility Fees" has the meaning provided in Section 2.13(a).

      "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Global Agent from three Federal Funds brokers of recognized standing selected by the Global Agent.

      "Fees" means all amounts payable pursuant to, or referred to in, Section 2.13.

      "Financial Projections" has the meaning provided in Section 5.07(b).

      "Fixed Charge Coverage Ratio Condition" shall exist if at any time prior to the Subordinated Notes Redemption Date, the Company's Fixed Charge Coverage Ratio (as defined in the Subordinated Indenture) is less than 3.00 to 1.00, as calculated in accordance with the terms and conditions of the Subordinated Indenture.

      "Fixed Commitment Percentage" means, at any time for any Lender, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment; provided, however, that if the Total Revolving Commitment has been terminated, the Fixed Commitment Percentage for each

Lender shall be determined by dividing such Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination. The Fixed Commitment Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.

      "Fixed Rate Loan" means any Eurodollar Loan, Foreign Currency Loan or BA Equivalent Loan.

      "Foreign Credit Party" means any Foreign Subsidiary Borrower.

      "Foreign Currency Exposure" means, at any time, the sum of (i) the Aggregate Canadian Sub-Facility Exposure at such time, and (ii) the Aggregate Revolving Facility Exposure at such time that is denominated in any Designated Foreign Currency.

      "Foreign Currency Loan" means each Revolving Loan denominated in a Designated Foreign Currency and bearing interest at a rate based upon the Adjusted Foreign Currency Rate.

      "Foreign Lending Office" means, with respect to each Lender, in the case of matters relating to the Foreign Subsidiary Borrowers, the office(s) designated by such Lender to the Global Agent as such Lender's lending office(s) for purposes of making Loans to each such Foreign Subsidiary Borrower.

      "Foreign Revolving Facility Borrower" means any Foreign Subsidiary that becomes a Revolving Facility Borrower pursuant to Section 2.18 hereof; provided, however, that a Canadian Borrower shall not be eligible to be a Foreign Revolving Facility Borrower hereunder.

      "Foreign Revolving Facility Borrower Obligations" means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Foreign Revolving Facility Borrower to the Global Agent, any Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether such interest and fees are allowed claims in such proceeding).

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "Foreign Subsidiary Borrower" means any Canadian Borrower or Foreign Revolving Facility Borrower.

      "Foreign Subsidiary Borrower Exposure" means, at any time, the sum of (i) the Aggregate Canadian Sub-Facility Exposure at such time, and (ii) the Aggregate Revolving Facility Exposure in respect of the Foreign Revolving Facility Borrowers at such time.

      "Funding Amount" means, with respect to any Revolving Borrowing or Revolving Facility LC Issuance, such Lender's pro rata share of such Revolving Borrowing or Revolving Facility LC Issuance based upon such Lender's applicable Funding Percentage in effect at the time such Revolving Borrowing is to be made or such Revolving Facility LC Issuance.

      "Funding Percentage" means, for each Lender at the time of any Revolving Borrowing or Revolving Facility LC Issuance, (i) if there is no Aggregate Canadian Sub-Facility Exposure, such Lender's Fixed Commitment Percentage, or
(ii) if there is any Aggregate Canadian Sub-Facility Exposure, such Lender's Adjusted Commitment Percentage.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

      "Global Agent" has the meaning provided in the first paragraph of this Agreement and shall include any successor to the Global Agent appointed pursuant to Section 9.11.

      "Global Agent Fee Letter" means the Global Agent Fee Letter dated as of the Closing Date between the Company and the Global Agent.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government.

      "Guaranty Obligations" means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness ("primary Indebtedness") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      "Hazardous Materials" means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law.

      "Hedge Agreement" means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement.

      "Indebtedness" of any Person means without duplication (i) all indebtedness of such Person for borrowed money; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed; (vii) all Capitalized Lease Obligations of such Person; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person; (ix) all obligations of such Person with respect to asset securitization financing, including, but not limited to, in the case of the Company or any of its Subsidiaries, all obligations of the Company or any of its Subsidiaries under the Permitted Receivables Facility; (x) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations in excess of the aggregate for all such obligations of $1,000,000; (xi) all net obligations of such Person under Hedge Agreements; (xii) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; and
(xiii) all Guaranty Obligations of such Person; provided, however that (x) neither trade payables, deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and
(y) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

      "Indemnitees" has the meaning provided in Section 11.02.

      "Insolvency Event" means, with respect to any Person, (i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States (including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or the Winding-Up and Restructuring Act (Canada); (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt;
(vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or (x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

      "Interest Coverage Ratio" means, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

      "Interest Period" means, with respect to each Fixed Rate Loan, a period of one, two, three or six months as selected by the applicable Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Fixed Rate Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Fixed Rate Loan may be selected that would end after the Credit Facility Termination Date; and (v) if, upon the expiration of any Interest Period, the applicable Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Fixed Rate Loans as provided above, such Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period or, in the case of any Foreign Currency Loan, such Borrower shall be required to repay the same in full.

      "Investment" means (i) any direct or indirect purchase or other acquisition by a Person of any of the capital stock or other equity interest of any other Person, including any partnership or joint venture interest in such Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person, or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

      "Investment Grade Rating" means that the Company's unsecured non-credit enhanced rating from Moody's is at least Baa3 and from S&P is at least BBB-.

      "Joinder Agreement" has the meaning provided in Section 4.04(i).

      "Judgment Amount" has the meaning provided in Section 11.24.

      "Landlord's Agreement" means a landlord's waiver or mortgagee's waiver, each in form and substance satisfactory to the Collateral Agent, delivered by a Credit Party in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

      "LC Documents" means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit, including the Letter of Credit itself.

      "LC Fee" means any of the fees payable pursuant to Section 2.13(b) or (c) in respect of Letters of Credit.

      "LC Issuance" means any Canadian LC Issuance or Revolving Facility LC Issuance.

      "LC Issuer" means (i) with respect to any Revolving Facility Letter of Credit, National City Bank or any of its Affiliates or such other Lender that is requested by the Company and agrees to be a LC Issuer hereunder and is approved by the Global Agent, which approval shall not be unreasonably withheld or delayed, and (ii) with respect to any Canadian Letter of Credit, National City Bank, Canada Branch or any of its Affiliates or such other Lender that is approved by the Company and agrees to be a LC Issuer hereunder and is approved by the Global Agent, which approval shall not be unreasonably withheld or delayed.

      "LC Obligor" means (i) with respect to any Revolving Facility Letter of Credit, the Company, any other Revolving Facility Borrower or any Subsidiary Guarantor, and (ii) with respect to any Canadian Letter of Credit, any Canadian Borrower.

      "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

      "Lender" and "Lenders" have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term "Lenders" includes the Swing Line Lender.

      "Lender Default" means (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any Borrowing or to fund its portion of any Revolving Facility LC Participation, Canadian LC Participation, or Swing Loan Participation, as the case may be, unless the same is the subject of a good faith dispute, or (ii) a Lender having notified the Global Agent that it does not intend to comply with its obligations under Article II, in the case of (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

      "Lender Register" has the meaning provided in Section 2.10(b).

      "Letter of Credit" means any (i) Canadian Letter of Credit, or (ii) Revolving Facility Letter of Credit.

      "Leverage Ratio" means, for any Testing Period, the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

      "Loan" means any Revolving Loan, Canadian Revolving Loan or Swing Loan.

      "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, the Global Agent Fee Letter, the Closing Fee Letter, any Joinder Agreement and any LC Document.

      "Loan Policy" and "Loan Policies" have the meaning provided in Section 6.10(f).

      "Loss" has the meaning provided in Section 11.24.

      "Margin Stock" has the meaning provided in Regulation U.

      "Material Adverse Effect" means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, financial or other condition or prospects of the Company or the Company and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Company or any other Credit Party to perform its obligations under the Loan Documents to which it is a party; (iii) any material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Loan Documents to which it is a party.

      "Material Indebtedness" means, as to the Company or any of its Subsidiaries, any particular Indebtedness of the Company or such Subsidiary (including any Guaranty Obligations) in excess of the aggregate principal amount of $20,000,000 (or the Dollar Equivalent thereof).

      "Maximum Credit Facility Amount" means the Dollar Equivalent of $200,000,000, as such amount may be reduced pursuant to Section 2.14.

      "Maximum Dividend Amount" has the meaning provided in Schedule 2 hereto.

      "Maximum Foreign Exposure Amount" means the Dollar Equivalent of $100,000,000, as such amount may be reduced pursuant to Section 2.14.

      "Maximum Rate" has the meaning provided in Section 11.22.

      "Maximum Share Repurchase Amount" has the meaning provided in Schedule 2 hereto.

      "Minimum Borrowing Amount" means (i) with respect to any US Base Rate Loan, $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $100,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), (ii) with respect to any Eurodollar Loan or Foreign Currency Loan, $5,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), with minimum increments thereafter of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency), (iii) with respect to any Canadian Base Rate Loan, C$1,000,000, with minimum increments thereafter of C$100,000, (iv) with respect to any BA Equivalent Loan C$5,000,000, with minimum increments thereafter of C$1,000,000, and (v) with respect to Swing Loans, $500,000, with minimum increments thereafter of $100,000.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Moody's Rating" means the rating accorded to the Company's senior credit facilities by Moody's.

      "Mortgage" means a Mortgage, Deed of Trust or other instrument, in form and substance reasonably satisfactory to the Collateral Agent, executed by a Credit Party with respect to a Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified, and specifically includes each of the Mortgages set forth on Schedule 4 hereto.

      "Mortgaged Real Property" means each of the parcels of real property set forth on Schedule 4 hereto, or interests therein, owned or leased by a Credit Party, together with each other parcel of Real Property that shall become subject to a Mortgage, in each case together with all of such Credit Party's right, title and interest in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

      "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

      "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Non-Canadian Lender" means any Lender that does not have a Canadian Commitment either directly or by its Canadian Lending Installation).

      "Non-Defaulting Lender" means each Lender other than a Defaulting Lender.

      "Note" means a Revolving Facility Note, a Canadian Sub-Facility Note, or a Swing Line Note, as applicable.

      "Notice of Adjustment" has the meaning provided in Section 2.09(b).

      "Notice of Borrowing" has the meaning provided in Section 2.07(b).

      "Notice of Continuation or Conversion" has the meaning provided in Section 2.12(c).

      "Notice of Swing Line Refunding" has the meaning provided in Section 2.04(b).

      "Notice Office" means the office of the Global Agent at 629 Euclid Avenue, Locator 01-3028, Cleveland, Ohio 44114, Attention: Agent Services (facsimile:
(216) 222-0103), or such other office as the Global Agent may designate in writing to the Company from time to time.

      "Obligations" means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrowers or any other Credit Party to the Global Agent, the Collateral Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code).

      "Operating Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

      "Organizational Documents" means, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

      "Original Credit Agreement" has the meaning provided in the Recitals of this Agreement.

      "Original Due Date" has the meaning provided in Section 11.24.

      "Original Lender" has the meaning provided in the Recitals of this Agreement.

      "Payment Office" means, with respect to all matters other than those relating to the making and repayment of Canadian Revolving Loans or other Canadian Obligations, the office of the Global Agent at

629 Euclid Avenue, Locator 01-3028, Cleveland, Ohio 44114, Attention: Agent Services (facsimile: (216) 222-0103), or such other office(s), as the Global Agent may designate to the Company in writing from time to time.

      "Payment Sharing Percentage" means, with respect to any Lender or Canadian Lender at any time (i) with respect to any payment relating to the Revolving Facility, (A) if there is no Aggregate Canadian Sub-Facility Exposure, such Lender's Fixed Commitment Percentage or (B) if there is any Aggregate Canadian Sub-Facility Exposure, the percentage obtained by dividing such Lender's Revolving Facility Exposure immediately prior to such payment by the Aggregate Revolving Facility Exposure immediately prior to such payment, and (ii) with respect to any payment relating to the Canadian Sub-Facility, such Canadian Lender's Canadian Commitment Percentage in effect at such time.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "Permitted Acquisition" means any Acquisition as to which all of the following conditions are satisfied:

            (i) such Acquisition involves a line or lines of business that is or are complementary to the lines of business in which the Company and its Subsidiaries, considered as an entirety, are engaged on the Closing Date;

            (ii) the aggregate Consideration paid in connection with such Acquisition shall not exceed the Permitted Acquisition Amount (as defined in Schedule 2 hereto) and, when added together with the aggregate Consideration paid for all other Permitted Acquisitions made since the Closing Date, shall not exceed the Aggregate Permitted Acquisition Amount (as defined in Schedule 2 hereto);

            (iii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

            (iv) the Company would, after giving effect to such Acquisition, on a pro forma basis, be in compliance with the financial covenants contained in Section 7.07;

            (v) if such Acquisition is consummated prior to the Subordinated Notes Redemption Date, the Fixed Charge Coverage Ratio Condition shall not exist prior to or immediately after giving effect to such Acquisition; and

            (vi) at least five Business Days prior to the consummation of any such Acquisition in which the Consideration exceeds $25,000,000, the Company shall have delivered to the Global Agent and the Lenders (A) a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 7.07 on a pro forma basis, such pro forma ratios being determined as if (x) such Acquisition had been completed at the beginning of the most recent Testing Period for which financial information for the Company and the business or Person to be acquired, is available, and (y) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire Testing Period, and (B) historical financial statements relating to the business or Person to be acquired and such other information as the Global Agent may reasonably request.

      "Permitted Acquisition Amount" has the meaning provided in Schedule 2 hereto.

      "Permitted Asset Dispoosition" has the meaning provided in Schedule 2 hereto.

      "Permitted Creditor Investment" means any securities (whether debt or equity) received by the Company or any of its Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of the Company or any such Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

      "Permitted Foreign Subsidiary Loans and Investments" means (i) the investments, existing as of the Closing Date, by the Company or any Domestic Subsidiary (other than the Receivables Subsidiary) in Foreign Subsidiaries; (ii) loans and investments by a Domestic Credit Party to or in a Foreign Subsidiary made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments by all Domestic Credit Parties does not, at any time, exceed (A) $25,000,000, minus (B) the Dollar Equivalent of the amount of Indebtedness of Foreign Subsidiaries guaranteed by the Domestic Credit Parties pursuant to subpart (iii) of this definition; and
(iii) loans to a Foreign Subsidiary by any Person (other than the Company or any of its Subsidiaries), and any guaranty of such loans by a Domestic Credit Party, so long as the aggregate principal amount of all such loans does not at any time exceed $30,000,000.

      "Permitted Holders" means Morry Weiss, Judith A. Weiss, Harry H. Stone, Gary Weiss, Jeffrey Weiss, Zev Weiss, Elie Weiss, the Irving
I. Stone Limited Liability Co. and the American Greetings Corporation Retirement Profit Sharing and Savings Plan or any Person controlled by any of the foregoing.

      "Permitted Lien" means any Lien permitted by Section 7.03.

      "Permitted Receivables Facility" means the accounts receivable facility established pursuant to the Receivables Facility Documents whereby the Company and certain of its Domestic Subsidiaries shall have sold or transferred, or hereafter sell or transfer, the accounts receivables of the Company and its Domestic Subsidiaries directly or indirectly to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Company or any Subsidiary of the Company,
(ii) there shall be no recourse or obligation to the Company or any Subsidiary of the Company (other than the Receivables Subsidiary) whatsoever other than pursuant to customary representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Subsidiary, and (iii) neither the Company nor any of its Subsidiaries (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in subpart (ii) of this definition.

      "Permitted Subordinated Note Repurchase" means the repurchase by the Company of any notes or other securities issued by the Company pursuant to the Subordinated Indenture in accordance with the Consent Solicitation Documents.

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means any multiemployer or single-employer plan, as defined in
Section 4001 of ERISA, that is maintained or contributed to by (or to which there is an obligation to contribute by) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

      "primary Indebtedness" has the meaning provided in the definition of "Guaranty Obligations."

      "primary obligor" has the meaning provided in the definition of "Guaranty Obligations."

      "Prohibited Transaction" means a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

      "Purchase Date" has the meaning provided in Section 2.04(c).

      "Quoted Rate" means, with respect to any Swing Loan, the interest rate quoted to the Company by the Swing Line Lender and agreed to by the Company as being the interest rate applicable to such Swing Loan.

      "RCRA" means the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

      "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

      "Receivables Facility Documents" means, collectively, the Receivables Purchase Agreement, dated as of August 7, 2001, among the Receivables Subsidiary, the members of various purchase groups, as Purchasers, American Greetings Corp., as Servicer, and PNC Bank, National Association, as Administrator, together with each other document, instrument or agreement executed in connection with the foregoing, as any of the foregoing may, in accordance with the terms of this Agreement, be amended, restated or otherwise modified or replaced from time to time.

      "Receivables Facility Participant" means the Company, Gibson Greetings, Inc. or Plus Mark, Inc.

      "Receivables Related Assets" means, collectively, (i) any indebtedness and other obligations owed to any Receivables Facility Participant by, or any right of such Receivables Facility Participant to payment from or on behalf of, the Person obligated with respect to such indebtedness or other obligations, arising in connection with the sale of goods or the rendering of services by any Receivables Facility Participant (in each case, an "Account Receivable") that is subject to the Permitted Receivables Facility, and the following to the extent that they are proceeds of or relate to the Accounts Receivable that are subject to the Permitted Receivables Facility: (A) accounts, (B) instruments, (C) chattel paper, (D) general intangibles, (E) the merchandise or goods (including returned goods), the sale or lease of which gave rise to such Accounts Receivable, and the insurance proceeds thereof, (F) contractual rights (including any agreement, lease, invoice or other writing), guaranties, insurance, claims and indemnities, (G) books and records, (H) all documentation of title evidencing the shipment or storage of any goods (including returned goods), (I) guaranties and collections of such Accounts Receivable, (J) any security interest or liens and property thereto from time to time purporting to secure payment of such Accounts Receivable, (K) lock-box accounts and amounts on deposit therein, (L) monies due or to become due, and (M) all proceeds and products of and all amounts received or receivable under any of the foregoing;
(ii) the Purchase and Sale Agreement (as defined in the Receivables Facility Documents) and all rights of AGSC thereunder; and (iii) the Receivables Sale Agreement (as defined in the Receivables Facility Documents) and all rights of the Company thereunder.

      "Receivables Subsidiary" means AGC Funding Corporation, a Delaware corporation, and any other wholly-owned Subsidiary of the Company that shall have been established as a "bankruptcy remote" Subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

      "Reference Banks" means (i) National City Bank, (ii) Bank One, NA, and
(iii) Barclays Bank PLC, or, if any of the foregoing cease to be a Lender under this Agreement, any other Lender selected by the Global Agent.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates, other than, in the case of any Lender or any of its Affiliates, any of the shareholders of the ultimate parent company of such Lender or such Lender's Affiliates.

      "Reportable Event" means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27, ..28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation
Section 4043.

      "Reports" has the meaning provided in Section 6.10(c).

      "Required Lenders" means (i) at any time prior to the termination of the Commitments (whether pursuant to Section 8.02(a) or otherwise), Non-Defaulting Lenders whose Revolving Commitments constitute at least 51% of the Total Revolving Commitment, and (ii) at any time thereafter, Non-Defaulting Lenders whose Credit Facility Exposure constitutes at least 51% of the Aggregate Credit Facility Exposure.

      "Restricted Payment" means (i) any Capital Distribution; (ii) any amount paid by the Company or any of its Subsidiaries in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness, including, but not limited to, the Indebtedness incurred pursuant to the notes issued in connection with the Subordinated Indenture or the Subordinated Convertible Indenture; (iii) any amount paid by the Company or any of its Subsidiaries in repayment, redemption, retirement, repurchase, direct or indirect, of any Indebtedness incurred pursuant to the notes or securities issued in connection with the Senior Indenture; or (iv) the exercise by the Company or any of its Subsidiaries of any right of defeasance or covenant defeasance or similar right with respect to (A) any Subordinated Indebtedness, including, but not limited to, the Indebtedness incurred pursuant to the notes issued in connection with the Subordinated Indenture or the Subordinated Convertible Indenture, or (B) the Indebtedness incurred pursuant to the notes or securities issued in connection with the Senior Indenture.

      "Revolving Borrowing" means the incurrence of Revolving Loans consisting of one Type of Revolving Loan, by a Revolving Facility Borrower from the Lenders on a given date (or resulting from Conversions or Continuations on a given date) in the same currency, having in the case of any Fixed Rate Loans the same Interest Period.

      "Revolving Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule 1 hereto as its "Revolving Commitment" as the same may be reduced from time to time pursuant to Section 2.14(c) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.05.

      "Revolving Facility" means the credit facility established under Section
2.02 pursuant to the Revolving Commitment of each Lender.

      "Revolving Facility Borrower" means the Company or any Foreign Revolving Facility Borrower.

      "Revolving Facility Exposure" means, for any Lender at any time, the Dollar Equivalent of the sum of (i) the principal amount of Revolving Loans made by such Lender and outstanding at such time, (ii) such Lender's share of the Revolving Facility LC Outstandings at such time, and (iii) in the case of the Swing Line Lender, the principal amount of Swing Loans outstanding at such time.

      "Revolving Facility LC Commitment Amount" means $75,000,000 or the Dollar Equivalent thereof in Designated Foreign Currency.

      "Revolving Facility LC Issuance" means the issuance of any Revolving Facility Letter of Credit by any LC Issuer for the account of an LC Obligor in accordance with the terms of this Agreement, and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Revolving Facility Letter of Credit.

      "Revolving Facility LC Outstandings" means, at any time, the sum, without duplication, of (i) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Revolving Facility Letters of Credit and (ii) the Dollar Equivalent of the aggregate amount of all Unpaid Drawings with respect to Revolving Facility Letters of Credit.

      "Revolving Facility LC Participant" has the meaning provided in Section 2.05(i)(i).

      "Revolving Facility LC Participation" has the meaning provided in Section 2.05(i).

      "Revolving Facility LC Request" has the meaning provided in Section
2.05(b).

      "Revolving Facility Letter of Credit" means (i) any Existing Letter of Credit or (ii) any Standby Letter of Credit or Commercial Letter of Credit, in each case issued by any LC Issuer under this Agreement pursuant to Section 2.05 for the account of any LC Obligor.

      "Revolving Facility Note" means a promissory note substantially in the form of Exhibit A-1 hereto.

      "Revolving Loan" means, with respect to each Lender, any Loan made by such Lender pursuant to Section 2.02.

      "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

      "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

      "S&P Rating" means the rating accorded to the Company's senior credit facilities by S&P.

      "Schedule I Canadian Lender" means any bank named on Schedule I to the Bank Act (Canada).

      "Schedule I Reference Canadian Lenders" means Canadian Imperial Bank of Commerce and Bank of Montreal.

      "Schedule II/III Canadian Lender" means any bank named on Schedule II or
Schedule III to the Bank Act (Canada).

      "Schedule II/III Reference Canadian Lender" means National City Bank, Canada Branch.

      "SEC" means the United States Securities and Exchange Commission.

      "SEC Regulation D" means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

      "Security Agreement" has the meaning provided in Section 4.01(iv).

      "Security Documents" means the Security Agreement, each Mortgage, each Landlord's Agreement, each Additional Security Document, any UCC financing statement, and each other document pursuant to which any Lien is granted or perfected by any Credit Party to the Global Agent, or the Collateral Agent as security for any of the Obligations, and, to the extent not being expressly replaced or amended and restated pursuant to this Agreement or any of the foregoing documents, shall include any "Security Document" as defined in the Original Credit Agreement.

      "Senior Indenture" means the Indenture between the Company and NBD Bank, as trustee, dated as of July 27, 1998, as the same may, in accordance with the terms hereof, from time to time be amended, supplemented, restated or otherwise modified or replaced.

      "Share Repurchase" means the repurchase or redemption or retirement of any capital stock or other equity interest of the Company by the Company or any of its Subsidiaries.

      "Split Rating" shall exist at any time there shall be a difference in level between the Moody's Rating and the corresponding S&P Rating.

      "Standard Permitted Lien" means any of the following: (i) Liens for taxes, assessments or governmental charges not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers', suppliers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries and do not secure any Indebtedness; (iii) Liens created by this Agreement or the other Loan Documents; (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(g); (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (vi) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vii) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Company and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (viii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and (ix) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

      "Standby Letter of Credit" means any standby letter of credit issued for the purpose of supporting workers' compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations or for other lawful purposes.

      "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

      "Subordinated Indebtedness" means any Indebtedness that has been subordinated to the prior payment in full of all of the Obligations pursuant to a written agreement or written terms acceptable to the Global Agent (acting on instructions from the Required Lenders).

      "Subordinated Convertible Indenture" means the Indenture between the Company and National City Bank, as trustee, dated as of June 29, 2001, as the same may, in accordance with the terms of this Agreement, from time to time be amended, supplemented, restated or otherwise modified or replaced, pursuant to which the Company has issued its 7.00% Convertible Subordinated Notes Due July 15, 2006.

      "Subordinated Indenture" means the Indenture between the Company and The Huntington National Bank, as trustee, dated as of June 29, 2001, as the same may, in accordance with the terms of this Agreement, from time to time be amended, supplemented, restated or otherwise modified or replaced, pursuant to which the Company has issued its 11.75% Senior Subordinated Notes Due 2008.

      "Subordinated Notes Redemption Date" means the date upon which the amendments and other matters contemplated in the Consent Solicitation Documents have become fully effective and the notes issued pursuant to the Subordinated Indenture that are contemplated to be repurchased pursuant to the Consent Solicitation Documents have been repurchased in full or have been fully defeased.

      "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time or in which the Company, one or more other Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company.

      "Subsidiary Guarantor" means any Subsidiary that is or hereafter becomes a party to the Subsidiary Guaranty. Schedule 3 hereto lists each Subsidiary Guarantor as of the Closing Date.

      "Subsidiary Guaranty" has the meaning provided in Section 4.01(iii).

      "Swing Line Commitment" means $10,000,000.

      "Swing Line Facility" means the credit facility established under Section
2.04 pursuant to the Swing Line Commitment of the Swing Line Lender.

      "Swing Line Lender" means National City Bank.

      "Swing Line Note" means a promissory note substantially in the form of Exhibit A-4 hereto.

      "Swing Line Participation Amount" has the meaning provided in Section 2.04(c).

      "Swing Loan" means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.

      "Swing Loan Maturity Date" means, with respect to any Swing Loan, the earlier of (i) the last Business Day of each month and (ii) the Credit Facility Termination Date.

      "Swing Loan Participation" has the meaning provided in Section 2.04(c).

      "Synthetic Lease" means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

      "Taxes" has the meaning provided in Section 3.03(a).

      "Testing Period" means a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

      "Total Canadian Commitment" means the sum of the Canadian Commitments of the Canadian Lenders as the same may be decreased pursuant to the terms of this Agreement. As of the Closing Date, the Total Canadian Commitment is $75,000,000.

      "Total Revolving Commitment" means the sum of the Revolving Commitments of the Lenders as the same may be decreased pursuant to the terms of this Agreement. As of the Closing Date, the amount of the Total Revolving Commitment is $200,000,000.

      "Type" means any type of Loan determined with respect to the interest option and currency denomination applicable thereto, which (x) in the case of the Revolving Facility, shall be a US Base Rate

Loan, a Eurodollar Loan or a Foreign Currency Loan, and (y) in the case of the Canadian Sub-Facility, shall be a Canadian Base Rate Loan or a BA Equivalent Loan.

      "UCC" means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of Ohio.

      "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

      "United States" and "U.S." each means United States of America.

      "Unpaid Drawing" means, with respect to any Letter of Credit, the aggregate Dollar or Dollar Equivalent amount, as applicable, of the draws made on such Letter of Credit that have not been reimbursed by the Company or the applicable LC Obligor or, in the case of any Revolving Facility Letter of Credit, converted to a Revolving Loan pursuant to Section 2.05(h)(i), or in the case of any Canadian Letter of Credit, converted to a Canadian Revolving Loan pursuant to Section 2.06(g)(i), and, in each case, all interest that accrues thereon pursuant to this Agreement.

      "Unutilized Commitment" means, for any Lender at any time, the excess of
(i) such Lender's Revolving Commitment at such time over (ii) such Lender's Credit Facility Exposure at such time.

      "Unutilized Revolving Commitment" means, for any Lender at any time, the excess of (i) such Lender's Revolving Commitment at such time over (ii) such Lender's Revolving Facility Exposure at such time.

      "Unutilized Total Commitment" means, at any time, the excess of (i) the Maximum Credit Facility Amount at such time over (ii) the Aggregate Credit Facility Exposure at such time.

      "Unutilized Total Revolving Commitment" means, at any time, the excess of
(i) the Total Revolving Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.

      "US Base Rate Loan" means each Revolving Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

      "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act).

      "Voting Power" means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

      Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding" and the word "through" means "through and including."

      Section 1.03 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that if the Company notifies the Global Agent and the Lenders that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such covenant (or if the Global Agent notifies the Company that the Required Lenders wish to amend
Article VII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company, the Global Agent and the Required Lenders.

      Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

      Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a dollar amount shall mean such amount in U.S. Dollars or, if the context so requires, the Dollar Equivalent of such amount in any Designated Foreign Currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of "Dollar Equivalent"; provided, however, that (a) notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) any Borrower's obligation to prepay Loans or cash collateralize Letters of Credit pursuant to 2.15(b), or (ii) any Borrower's ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Global Agent may, in its discretion, calculate the Dollar Equivalent of such amount on any Business Day selected by the Global Agent, and (b) in determining whether or not the Company and its Subsidiaries have exceeded any basket limitation set forth in
Section 7.02, Section 7.04 or Section 7.05, the Company and its Subsidiaries shall not be deemed to have exceeded any such basket limitation to the extent that, and only to the extent that, any such basket limitation was exceeded solely as a result of fluctuations in the exchange rate applicable to any Designated Foreign Currency.

                                  ARTICLE II.

                        THE TERMS OF THE CREDIT FACILITY

      Section 2.01 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Global Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Credit Facility for the benefit of the Borrowers pursuant to which (a) the Lenders shall make Revolving Loans to each Revolving Facility Borrower, and shall participate in Revolving Facility LC Issuances, under the Revolving Facility pursuant to the Revolving Commitment of each such Lender, (b) the Canadian Lenders shall make Canadian Revolving Loans to the Canadian Borrowers, and shall participate in Canadian LC Issuances, under the Canadian Sub-Facility pursuant to the Canadian Commitment, and (c) the Swing Line Lender shall make Swing Loans to the Company under the Swing Line Facility pursuant to the Swing Line Commitment; provided, however that at no time will
(i) the Aggregate Credit Facility Exposure exceed the Maximum Credit Facility Amount, or (ii) the Credit Facility Exposure of any Lender exceed such Lender's Revolving Commitment. All such Loans shall be made, and such Letters of Credit shall be issued, as set forth in this Article II.

      Section 2.02 Revolving Facility. During the Credit Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to each Revolving Facility Borrower from time to time pursuant to such Lender's Revolving Commitment, which Revolving Loans (i) may, except as set forth herein, at the option of each Revolving Facility Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are US Base Rate Loans, Eurodollar Loans or Foreign Currency Loans, in each case denominated in Dollars or a Designated Foreign Currency, provided that all Revolving Loans made as part of the same Revolving Borrowing shall, unless otherwise specifically provided herein, be made to the same Revolving Facility Borrower and consist of Revolving Loans of the same Type; (ii) may be repaid or prepaid and re-borrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Lender would exceed such Lender's Revolving Commitment, (B) the Aggregate Revolving Facility Exposure would exceed the Total Revolving Commitment, (C) the Foreign Currency Exposure would exceed the Maximum Foreign Exposure Amount, (D) the Foreign Subsidiary Borrower Exposure would exceed the Maximum Foreign Exposure Amount, or (E) any Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.14(b). The Revolving Loans to be made by each Lender will be made by such Lender in the Funding Amount applicable to such Lender at the time of the making of such Revolving Loan on a pro rata basis based upon such Lender's Funding Percentage of the Revolving Borrowing at the time of such Revolving Borrowing, in each case in accordance with Section 2.08 hereof.

      Section 2.03 Canadian Sub-Facility. At any time after a Canadian Borrower has become a Foreign Subsidiary Borrower under this Agreement in accordance with
Section 2.18 and thereafter during the remaining Credit Facility Availability Period, each Canadian Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Canadian Revolving Loan or Canadian Revolving Loans to the Canadian Borrowers from time to time pursuant to such Canadian Lender's Canadian Commitment, which Canadian Revolving Loans (i) may, except as set forth herein, at the option of the Canadian Borrowers, be incurred and maintained as, or Converted into, Canadian Revolving Loans that are Canadian Base Rate Loans or BA Equivalent Loans, in each case denominated in Canadian Dollars, provided that all Canadian Revolving Loans made as part of the same Canadian Borrowing shall, unless otherwise specifically provided herein, consist of Canadian Revolving Loans of the same Type; (ii) may be repaid or prepaid and re-borrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Canadian Revolving Loan, (A) the Canadian Sub-Facility Exposure of

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any Canadian Lender would exceed such Canadian Lender's Canadian Commitment, (B)
the Aggregate Canadian Sub-Facility Exposure would exceed the Total Canadian Commitment, (C) the Foreign Currency Exposure would exceed the Maximum Foreign Exposure Amount, (D) the Foreign Subsidiary Borrower Exposure would exceed the Maximum Foreign Exposure Amount, or (E) any Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.15(b). The Canadian Revolving Loans to be made by each Canadian Lender will be made on a pro rata basis based upon each Canadian Lender's Canadian Commitment Percentage of each Canadian Borrowing, in each case in accordance with Section 2.08.

      Section 2.04 Swing Line Facility.

      (a) Swing Loans. During the Credit Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to the Company from time to time, which Swing Loans (i) may not be made if there are any Canadian Revolving Loans outstanding and, notwithstanding the Swing Loan Maturity Date applicable to any Swing Loan, shall be repaid on the date that any Canadian Revolving Loans are to be made,
(ii) shall be made only in Dollars; (iii) except as set forth in subpart (i) above, shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (iv) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (v) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, or (B) the Aggregate Revolving Facility Exposure would not exceed the Total Revolving Commitment; and (vi) shall not be made if, after giving effect thereto, any Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.14(b) hereof.

      (b) Swing Loan Refunding. On any Adjustment Date or upon the occurrence of any Event of Default, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Global Agent, specifying the aggregate principal amount thereof (a "Notice of Swing Line Refunding"). Promptly upon receipt of a Notice of Swing Line Refunding, the Global Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in Section 8.01(h) in respect of the Company has occurred, the Company. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Company of a Notice of Borrowing requesting Revolving Loans consisting of US Base Rate Loans in the amount of the Swing Loans to which it relates. Each Lender with a Revolving Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.05 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the Company in the Funding Amount applicable to such Lender based on such Lender's Funding Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Global Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Line Refunding related.

      (c) Swing Loan Participation. If, prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in Section 8.01(h) shall have occurred in respect of the Company or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than

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

such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the "Purchase Date"), purchase an undivided participating interest (a "Swing Loan Participation") in the outstanding Swing Loans to which such Notice of Swing Line Refunding related, in an amount (the "Swing Line Participation Amount") equal to such Lender's Funding Percentage of such outstanding Swing Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's Swing Loan Participation in, such Swing Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Company on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Payment Sharing Percentage of such amount in effect on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

      (d) Obligations Unconditional. Each Lender's obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Line Refunding shall be subject to the conditions that (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Line Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrowers; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

      Section 2.05 Revolving Facility Letters of Credit.

      (a) Revolving Facility LC Issuance. During the Credit Facility Availability Period, the Company may request a LC Issuer at any time and from time to time to issue, for the account of the Company, any other Revolving Facility Borrower or any Subsidiary Guarantor, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Revolving Facility Letters of Credit denominated and payable in Dollars or any Designated Foreign Currency and in each case in such form as may be approved by such LC Issuer and the Global Agent; provided, however, that notwithstanding the foregoing, no Revolving Facility LC Issuance shall be made if, after giving effect thereto, (A) the Revolving Facility LC Outstandings would exceed the Revolving Facility LC Commitment Amount, (B) the Revolving Facility Exposure of any Lender would exceed such Lender's Revolving Commitment, (C) the Aggregate Revolving Facility Exposure would exceed the Total

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

Revolving Commitment, (D) the Foreign Currency Exposure would exceed the Maximum Foreign Exposure Amount, (E) the Foreign Subsidiary Borrower Exposure would exceed the Maximum Foreign Exposure Amount, or (F) any Borrower would be required to prepay Loans or cash collateralize Revolving Facility Letters of Credit pursuant to Section 2.15(b) hereof. Subject to Section 2.05(c) below, each Revolving Facility Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (x) one year from the date of issuance thereof, and (y) 30 Business Days prior to the Credit Facility Termination Date.

      (b) Revolving Facility LC Requests. Whenever the Company desires that a Revolving Facility Letter of Credit be issued for its account or the account of any eligible LC Obligor, the Company shall give the applicable LC Issuer, and shall give or cause to be given to the Global Agent, written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Global Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3 (each such request, a "Revolving Facility LC Request"), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 11:00 A.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which Revolving Facility LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith (including, in the case of a Revolving Facility Letter of Credit for an account party other than a Revolving Facility Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Revolving Facility Letter of Credit). In the event of any inconsistency between any of the terms or provisions of any LC Document relating to any Revolving Facility Letter of Credit and the terms and provisions of this Agreement respecting Revolving Facility Letters of Credit, the terms and provisions of this Agreement shall control.

      (c) Auto-Renewal Letters of Credit. If an LC Obligor so requests in any applicable Revolving Facility LC Request, each LC Issuer shall agree to issue a Revolving Facility Letter of Credit that has automatic renewal provisions; provided, however, that any Revolving Facility Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Revolving Facility Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Revolving Facility Letter of Credit is issued. Once any such Revolving Facility Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Revolving Facility Letter of Credit at any time to an expiry date not later than 30 Business Days prior to the Credit Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Revolving Facility Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Global Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.05 is not then satisfied.

      (d) Existing Letters of Credit. On and after the Closing Date, each Existing Letter of Credit shall be deemed to have been issued by the Lender that issued such Existing Letter of Credit and such Lender shall be deemed to be the "LC Issuer" with respect to such Existing Letter of Credit pursuant to the terms of this Agreement and each Existing Letter of Credit shall constitute a Revolving Facility Letter of Credit for all purposes hereof and under this Agreement and the other Loan Documents. The Company agrees that it shall be liable with respect to any drawing made under any of the Existing Letters of Credit in accordance with this Section and the other provisions of this Agreement. Each LC Issuer of an Existing Letter of Credit agrees that on and after the Closing Date (i) the fees applicable to each Existing

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

Letter of Credit shall be the fees set forth in Section 2.13, and (ii) any reimbursement agreement in effect with respect to each Existing Letter of Credit shall be deemed terminated and each Existing Letter of Credit shall be governed by and subject to the terms and conditions of this Agreement.

      (e) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable LC Issuer and the applicable LC Obligor, when a Revolving Facility Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce's decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

      (f) Notice of Revolving Facility LC Issuance. Each LC Issuer shall, on the date of each Revolving Facility LC Issuance by it, give the Global Agent, each applicable Lender and the Company written notice of such Revolving Facility LC Issuance which shall specify whether such Revolving Facility Letter of Credit is a Commercial Letter of Credit or a Standby Letter of Credit and be accompanied by a copy to the Global Agent of the Revolving Facility Letter of Credit or Revolving Facility Letters of Credit issued by it. Each LC Issuer shall provide to the Global Agent and each Lender a quarterly (or monthly if requested by any applicable Lender) summary describing each Revolving Facility Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate Revolving Facility LC Outstandings represented by Revolving Facility Letters of Credit issued by such LC Issuer.

      (g) Defaulting Lender. Notwithstanding the foregoing, in the event a Lender Default exists, no LC Issuer shall be required to make any Revolving Facility LC Issuance unless either (i) such LC Issuer has entered into arrangements satisfactory to it and the Company to eliminate such LC Issuer's risk with respect to the Revolving Facility LC Participations of the Defaulting Lender or Defaulting Lenders, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' Funding Percentage of the Revolving Facility LC Outstandings; or (ii) such Revolving Facility LC Issuance, taking into account the potential failure of the Defaulting Lender or Defaulting Lenders to risk participate therein, will not cause such LC Issuer to incur aggregate credit exposure hereunder with respect to Loans and Revolving Facility LC Outstandings in excess of its Commitments, and the Company has undertaken, for the benefit of such LC Issuer, pursuant to an instrument satisfactory in form and substance to such LC Issuer, not to thereafter incur Loans or Revolving Facility LC Outstandings hereunder that would cause such LC Issuer to incur aggregate credit exposure hereunder with respect to Loans and Revolving Facility LC Outstandings in excess of its Commitments.

      (h) Reimbursement Obligations.

            (i) Each Revolving Facility Borrower hereby agrees to reimburse (or cause any LC Obligor for whose account a Revolving Facility Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Revolving Facility Letter of Credit immediately after, and in any event on the date on which, such LC Issuer notifies the Company (or any such other LC Obligor for whose account such Revolving Facility Letter of Credit was issued) of such payment or disbursement (which notice to the Company (or such other LC Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars or in the applicable Designated Foreign Currency in which such Revolving Facility Letter of Credit is denominated, with interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the applicable LC Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving Loans that are US Base Rate Loans (plus an additional 2% per annum if not reimbursed on the date of such payment or disbursement), any such interest also to be payable on demand. If by 11:00 A.M. on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Company or the relevant LC Obligor has not made such reimbursement out of its available cash on hand or a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to the Company or such LC Obligor), (x) the Company, or if the LC Obligor is a Foreign Revolving Facility Borrower, such Foreign Revolving Facility Borrower, will in each case be deemed to have given a Notice of Borrowing for Revolving Loans that are US Base Rate Loans in an aggregate Dollar Equivalent principal amount sufficient to reimburse such Unpaid Drawing (and the Global Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing), (y) the Lenders shall, unless they are legally prohibited from doing so, make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.02), and (z) the proceeds of such Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement, with any excess proceeds to be made available to the applicable Borrower in accordance with the applicable provisions of this Agreement.

            (ii) Obligations Absolute. Each LC Obligor's obligation under this Section to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such LC Obligor may have or have had against such LC Issuer, the Global Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Revolving Facility Letter of Credit to conform to the terms of the Revolving Facility Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse a LC Issuer for any wrongful payment made by such LC Issuer under a Revolving Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.

      (i)   Revolving Facility LC Participations.

            (i) Immediately upon each Revolving Facility LC Issuance, the LC Issuer of such Revolving Facility Letter of Credit shall be deemed to have sold and transferred to each Lender, and each such Lender (each a "Revolving Facility LC Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (a "Revolving Facility LC Participation"), to the extent of such Lender's Funding Percentage of the Stated Amount of such Revolving Facility Letter of Credit in effect at such time of issuance, in such Revolving Facility Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Global Agent for the account of the Lenders as provided in
      Section 2.13 and the Revolving Facility LC Participants shall have no right to receive any portion of any fees of the nature contemplated by
      Section 2.13(e)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

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

            (ii) In determining whether to pay under any Revolving Facility Letter of Credit, a LC Issuer shall not have any obligation relative to the Revolving Facility LC Participants other than to determine that any documents required to be delivered under such Revolving Facility Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Revolving Facility Letter of Credit. Any action taken or omitted to be taken by a LC Issuer under or in connection with any Revolving Facility Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability.

            (iii) In the event that a LC Issuer makes any payment under any Revolving Facility Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to
      Section 2.05(h), such LC Issuer shall promptly notify the Global Agent, and the Global Agent shall promptly notify each Revolving Facility LC Participant, of such failure, and each Revolving Facility LC Participant shall promptly and unconditionally pay to the Global Agent for the account of such LC Issuer, the amount of such Revolving Facility LC Participant's Funding Percentage of such payment in Dollars or in the applicable Designated Foreign Currency in which such Revolving Facility Letter of Credit is denominated and in same day funds; provided, however, that no Revolving Facility LC Participant shall be obligated to pay to the Global Agent its Funding Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Revolving Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer. If the Global Agent so notifies any Revolving Facility LC Participant required to fund a payment under a Revolving Facility Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Revolving Facility LC Participant shall make available to the Global Agent for the account of the relevant LC Issuer such Revolving Facility LC Participant's Funding Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Revolving Facility LC Participant shall not have so made its Funding Percentage of the amount of such payment available to the Global Agent for the account of the relevant LC Issuer, such Revolving Facility LC Participant agrees to pay to the Global Agent for the account of such LC Issuer forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Global Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any Revolving Facility LC Participant to make available to the Global Agent for the account of the relevant LC Issuer its Funding Percentage of any payment under any Revolving Facility Letter of Credit shall not relieve any other Revolving Facility LC Participant of its obligation hereunder to make available to the Global Agent for the account of such LC Issuer its Funding Percentage of any payment under any Revolving Facility Letter of Credit on the date required, as specified above, but no Revolving Facility LC Participant shall be responsible for the failure of any other Revolving Facility LC Participant to make available to the Global Agent for the account of such LC Issuer such other Revolving Facility LC Participant's Funding Percentage of any such payment.

            (iv) Whenever a LC Issuer receives a payment of a reimbursement obligation from an LC Obligor as to which the Global Agent has received for the account of such LC Issuer any payments from the Revolving Facility LC Participants pursuant to subpart (iii) above, such LC Issuer shall pay to the Global Agent and the Global Agent shall promptly pay to each Revolving Facility LC Participant that has paid its applicable Funding Percentage thereof, in same day funds, an amount equal to such Revolving Facility LC Participant's applicable Payment Sharing Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective Revolving Facility LC Participations, as and to the extent so received.

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

            (v) The obligations of the Revolving Facility LC Participants to make payments to the Global Agent for the account of each LC Issuer with respect to Revolving Facility Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (B) the existence of any claim, set-off, defense or other right that any LC Obligor may have at any time against a beneficiary named in a Revolving Facility Letter of Credit, any transferee of any Revolving Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Global Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Revolving Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Revolving Facility Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Revolving Facility Letter of Credit;

                  (C) any draft, certificate or other document presented under the Revolving Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (E) the occurrence of any Default or Event of Default.

            (vi) To the extent any LC Issuer is not indemnified by the Company or any LC Obligor, the Revolving Facility LC Participants will reimburse and indemnify such LC Issuer, in proportion to their respective Fixed Commitment Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of Revolving Facility LC Issuances by it; provided, however, that no Revolving Facility LC Participants shall be liable for (A) any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer's gross negligence or willful misconduct, or (B) any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the failure of any other Revolving Facility LC Participant to fund any Revolving Facility LC Participation pursuant to this Section.

      Section 2.06 Canadian Letters of Credit.

      (a) Canadian LC Issuance. At any time after a Canadian Borrower has become a Foreign Subsidiary Borrower under this Agreement in accordance with Section
2.18 and thereafter during the remaining Credit Facility Availability Period, the Company may request a LC Issuer at any time and from time to time to issue, for the account of any Canadian Borrower, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Canadian Letters of Credit denominated and payable in Canadian Dollars and in each case in such form as may be approved by such LC Issuer and the Global Agent; provided, however, that notwithstanding the foregoing, no Canadian LC Issuance shall be made if (i) after giving effect thereto, (A) the Canadian LC Outstandings would exceed the Canadian LC Commitment Amount, (B) the Canadian Sub-Facility Exposure of any Canadian Lender would exceed such Canadian Lender's Canadian Commitment, (C) the Aggregate Canadian Sub-Facility Exposure would exceed the Total Canadian Commitment, (D) the Foreign Currency Exposure would exceed the Maximum Foreign Exposure Amount,
(E) the Foreign Subsidiary Borrower Exposure would exceed the Maximum Foreign Exposure Amount, or (F) any Borrower would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.15(b) hereof. Subject to
Section 2.06(c) below, each Canadian Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (x) one year from the date of issuance thereof, and (y) 30 Business Days prior to the Credit Facility Termination Date.

      (b) Canadian LC Requests. Whenever the Company desires that a Letter of Credit be issued for the account of a Canadian Borrower, the Company shall give the applicable LC Issuer, and shall give or cause to be given to the Global Agent, written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Global Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-4 (each such request, a "Canadian LC Request"), or transmit by electronic communication (if arrangements for doing so have been approved by such LC Issuer), prior to 11:00 A.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which Canadian LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith. In the event of any inconsistency between any of the terms or provisions of any LC Document relating to any Canadian Letter of Credit and the terms and provisions of this Agreement respecting Canadian Letters of Credit, the terms and provisions of this Agreement shall control.

      (c) Auto-Renewal Letters of Credit. If an LC Obligor so requests in any applicable Canadian LC Request, each LC Issuer shall agree to issue a Canadian Letter of Credit that has automatic renewal provisions; provided, however, that any Canadian Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Canadian Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Canadian Letter of Credit is issued. Once any such Canadian Letter of Credit that has automatic renewal provisions has been issued, the Canadian Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Canadian Letter of Credit at any time to an expiry date not later than 30 Business Days prior to the Credit Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Canadian Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Global Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.05 is not then satisfied.

      (d) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by a LC Issuer and the applicable LC Obligor, when a Canadian Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce's decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

      (e) Notice of Canadian LC Issuance. Each LC Issuer shall, on the date of each Canadian LC Issuance by it, give the Global Agent, each applicable Lender and the Company written notice of such Canadian LC Issuance which shall specify whether such Canadian Letter of Credit is a Commercial Letter of Credit or a Standby Letter of Credit and be accompanied by a copy to the Global Agent of the Canadian Letter of Credit or Canadian Letters of Credit issued by it. Each LC Issuer shall provide to the Global Agent and each Canadian Lender a quarterly (or monthly if requested by any applicable Lender) summary describing each Canadian Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate Canadian LC Outstandings represented by Canadian Letters of Credit issued by such LC Issuer.

      (f) Defaulting Lender. Notwithstanding the foregoing, in the event a Lender Default exists, no LC Issuer shall be required to make any Canadian LC Issuance unless either (i) such LC Issuer has entered into arrangements satisfactory to it and the Company to eliminate such LC Issuer's risk with respect to the Canadian LC Participations of the Defaulting Lender or Defaulting Lenders, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' Canadian Commitment Percentage of the Canadian LC Outstandings; or (ii) such Canadian LC Issuance, taking into account the potential failure of the Defaulting Lender or Defaulting Lenders to risk participate therein, will not cause such LC Issuer to incur aggregate credit exposure hereunder with respect to Loans and Canadian LC Outstandings in excess of its Commitments, and the Company has undertaken, for the benefit of such LC Issuer, pursuant to an instrument satisfactory in form and substance to such LC Issuer, not to thereafter incur Loans or Canadian LC Outstandings hereunder that would cause such LC Issuer to incur aggregate credit exposure hereunder with respect to Loans and Canadian LC Outstandings in excess of its Commitments.

      (g) Reimbursement Obligations.

            (i) Each Canadian Borrower hereby agrees to reimburse each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer in Canada, for any Unpaid Drawings with respect to any Canadian Letter of Credit immediately after, and in any event on the date on which, such LC Issuer notifies the Company and the applicable LC Obligor of such payment or disbursement (which notice to the Company or such Obligor shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Canadian Dollars, with interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the applicable LC Issuer in Canada) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Canadian Revolving Loans that are Canadian Base Rate Loans (plus an additional 2% per annum if not reimbursed on the date of such payment or disbursement), any such interest also to be payable on demand. If by 11:00 A.M. on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the relevant LC Obligor has not made such reimbursement out of its available cash on hand or a contemporaneous Canadian Borrowing hereunder (if such Canadian Borrowing is otherwise available to such LC Obligor), (x) the LC Obligor will in each case be deemed to have given a Notice of Borrowing for Canadian Revolving Loans that are Canadian Base Rate Loans in an aggregate Dollar Equivalent principal amount sufficient to reimburse such Unpaid Drawing (and the Global Agent shall promptly give notice to the Canadian Lenders of such deemed Notice of Borrowing), (y) the

      Canadian Lenders shall, unless they are legally prohibited from doing so, make the Canadian Revolving Loans contemplated by such deemed Notice of Borrowing (which Canadian Revolving Loans shall be considered made under Section 2.03), and (z) the proceeds of such Canadian Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement, with any excess proceeds to be made available to the applicable Canadian Borrower in accordance with the applicable provisions of this Agreement.

            (ii) Obligations Absolute. Each LC Obligor's obligation under this Section to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such LC Obligor may have or have had against such LC Issuer, the Global Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Canadian Letter of Credit to conform to the terms of the Canadian Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse a LC Issuer for any wrongful payment made by such LC Issuer under a Canadian Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.

      (h)   Canadian LC Participations.

            (i) Immediately upon each Canadian LC Issuance, the LC Issuer of such Canadian Letter of Credit shall be deemed to have sold and transferred to each Canadian Lender, and each such Canadian Lender (each a "Canadian LC Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (a "Canadian LC Participation"), to the extent of such Lender's Canadian Commitment Percentage of the Stated Amount of such Canadian Letter of Credit in effect at such time of issuance, in such Canadian Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Global Agent for the account of the Lenders as provided in Section 2.13 and the Canadian LC Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 2.13(e)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

            (ii) In determining whether to pay under any Canadian Letter of Credit, a LC Issuer shall not have any obligation relative to the Canadian LC Participants other than to determine that any documents required to be delivered under such Canadian Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Canadian Letter of Credit. Any action taken or omitted to be taken by a LC Issuer under or in connection with any Canadian Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability.

            (iii) In the event that a LC Issuer makes any payment under any Canadian Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.06(g), such LC Issuer shall promptly notify the Global Agent, and the Global Agent shall promptly notify each Canadian LC Participant of such failure, and each Canadian LC Participant shall promptly and unconditionally pay to the Global Agent at the Canadian Payment Office for the account of such LC Issuer, the amount of such Canadian LC Participant's Canadian Commitment Percentage of such payment in Canadian Dollars and in same day funds; provided, however, that no Canadian LC Participant shall be obligated to pay to the Global Agent its Canadian Commitment Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Canadian Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer. If the Global Agent so notifies any Canadian LC Participant required to fund a payment under a Canadian Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Canadian LC Participant shall make available to the Global Agent at the Canadian Payment Office for the account of the relevant LC Issuer such Canadian LC Participant's Canadian Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Canadian LC Participant shall not have so made its Canadian Commitment Percentage of the amount of such payment available to the Global Agent for the account of the relevant LC Issuer, such Participant agrees to pay to the Global Agent for the account of such LC Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Global Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any Canadian LC Participant to make available to the Global Agent for the account of the relevant LC Issuer its Canadian Commitment Percentage of any payment under any Canadian Letter of Credit shall not relieve any other Canadian LC Participant of its obligation hereunder to make available to the Global Agent for the account of such LC Issuer its Canadian Commitment Percentage of any payment under any Canadian Letter of Credit on the date required, as specified above, but no Canadian LC Participant shall be responsible for the failure of any other Canadian LC Participant to make available to the Global Agent for the account of such LC Issuer such other Canadian LC Participant's Canadian Commitment Percentage of any such payment.

            (iv) Whenever a LC Issuer receives a payment of a reimbursement obligation from an LC Obligor as to which the Global Agent has received for the account of such LC Issuer any payments from the Canadian LC Participants pursuant to subpart (iii) above, such LC Issuer shall pay to the Global Agent at the Canadian Payment Office and the Global Agent shall promptly pay to each Canadian LC Participant that has paid its applicable Canadian Commitment Percentage thereof, in same day funds, an amount equal to such Canadian LC Participant's applicable Canadian Commitment Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective Canadian LC Participations, as and to the extent so received.

            (v) The obligations of the Canadian LC Participants to make payments to the Global Agent for the account of each LC Issuer with respect to Canadian Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                (B) the existence of any claim, set-off, defense or other right that any LC Obligor may have at any time against a beneficiary named in a Canadian Letter of Credit, any transferee of any Canadian Letter of Credit (or any Person for whom any such transferee may be acting), the Global Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Canadian Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Canadian Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable

                LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Canadian Letter of Credit;

                (C) any draft, certificate or other document presented under the Canadian Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                (E) the occurrence of any Default or Event of Default.

           (vi) To the extent any LC Issuer is not indemnified by the Company or any LC Obligor, the Canadian LC Participants will reimburse and indemnify such LC Issuer, in proportion to their respective Canadian Commitment Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no Canadian LC Participants shall be liable for
      (A) any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer's gross negligence or willful misconduct, or
      (B) any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the failure of any other Canadian LC Participant to fund any Canadian LC Participation pursuant to this Section.

      Section 2.07 Notice of Borrowing.

      (a) Time of Notice. Each Borrowing of a Loan shall be made upon notice in the form provided for below which shall be provided by the applicable Borrower to the Global Agent at its Notice Office not later than (i) in the case of each Borrowing of a Fixed Rate Loan, 11:00 A.M. (local time at its Notice Office), or 1:00 P.M. (local time at its Notice Office) if the Global Agent has provided a Notice of Adjustment pursuant to Section 2.09(b) on such day, at least three Business Days prior to the date of such Borrowing, (ii) in the case of each Borrowing of a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office), or 1:00 P.M. (local time at its Notice Office) if the Global Agent has provided a Notice of Adjustment pursuant to Section 2.09(b) on such day, on the proposed date of such Borrowing, and (iii) in the case of any Borrowing under the Swing Line Facility, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date of such Borrowing.

      (b) Notice of Borrowing. Each request for a Borrowing shall be made by an Authorized Officer of the Borrower requesting such Borrowing by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a "Notice of Borrowing") or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of such Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) the Type of Loans such Borrowing will consist of, and (iv) if applicable, the initial Interest Period, the Swing Loan Maturity Date (which shall be less than 30 days) and Designated Foreign Currency applicable thereto. Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Global Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Global Agent in good faith to be from an Authorized Officer of the applicable Borrower entitled to give telephonic notices under this Agreement on behalf of such Borrower.

In each such case, the Global Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

      (c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by any Borrower shall not be less than the Minimum Borrowing Amount.

      (d) Maximum Borrowings. More than one Borrowing may be incurred by a Borrower on any day; provided, however, that (i) if there are two or more Borrowings on a single day by the same Borrower that consist of Fixed Rate Loans, each such Borrowing shall have a different initial Interest Period, (ii) at no time shall there be more than ten Borrowings of Fixed Rate Loans outstanding hereunder for all of the Borrowers, and (iii) at no time shall there be more than three Borrowings of Canadian Revolving Loans outstanding hereunder.

      Section 2.08 Funding Obligations; Disbursement of Funds.

      (a) Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, acquire and fund Swing Loan Participations, Revolving Facility LC Participations and Canadian LC Participations, as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.14 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

      (b) Funding Obligations. Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be funded as follows: (i) all Revolving Loans made, and Revolving Facility LC Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender's Funding Percentage of the amount of such Revolving Borrowing or Revolving Facility Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Revolving Facility Letter of Credit is to be issued, and (ii) all Canadian Revolving Loans made, and Canadian LC Participations acquired by each Canadian Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Canadian Lender's Canadian Commitment Percentage of the amount of such Canadian Borrowing or Canadian LC Participation in effect on the date the applicable Canadian Borrowing is to be made.

      (c) Notice to Lenders. The Global Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and LC Issuance, and of such Lender's proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, Revolving Facility LC Request or Canadian LC Request, as the case may be, relating thereto.

      (d) Funding of Loans.

            (i) Revolving Loans. No later than 4:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its Funding Amount, if any, of each Revolving Borrowing requested to be made on such date to the Global Agent at the Payment Office in Dollars or the applicable Designated Foreign Currency and in immediately available funds and the Global Agent promptly will make available to the appropriate Borrower by depositing to its account at the Payment Office (or such other account as such Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.

            (ii) Canadian Revolving Loans. No later than 4:00 P.M. (local time at the Canadian Payment Office) on the date specified in each Notice of Borrowing, each Canadian Lender will make available its proportionate share, if any, of each Canadian Borrowing (which in the case of BA Equivalent Loans shall be the amount of BA Discount Proceeds due by such Canadian Lender with respect to such BA Equivalent Loans) requested to be made on such date to the Global Agent at the Canadian Payment Office in Canadian Dollars and in immediately available funds and the Canadian Administrative Branch of the Global Agent promptly will make available to the appropriate Canadian Borrower by depositing to its account at the Canadian Payment Office (or such other account in Canada as such Canadian Borrower shall specify) the aggregate of the amounts so made available in the type of funds received; provided, however, that the Acceptance Fee payable by the Canadian Borrowers to each Canadian Lender pursuant to
      Section 2.13(b) in respect of each BA Equivalent Loan made by such Canadian Lender to the Canadian Borrowers shall be set off against the BA Discount Proceeds payable by such Canadian Lender pursuant to this subpart.

            (iii) Swing Loans. No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, the Swing Line Lender will make available to the Company by depositing to its account at the Payment Office (or such other account as the Company shall specify) the aggregate of Swing Loans requested in such Notice of Borrowing.

      (e) Advance Funding. Unless the Global Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Global Agent its portion of the Borrowing or Borrowings to be made on such date, the Global Agent may assume that such Lender has made such amount available to the Global Agent or the Canadian Administrative Branch of the Global Agent, as the case may be, on such date of Borrowing, and the Global Agent or the Canadian Administrative Branch of the Global Agent, in reliance upon such assumption, may (in their sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Global Agent or the Canadian Administrative Branch of the Global Agent, as the case may be, by such Lender and the Global Agent or the Canadian Administrative Branch of the Global Agent has made the same available to such Borrower, the Global Agent or the Canadian Administrative Branch of the Global Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Global Agent's demand therefor, the Global Agent shall promptly notify such Borrower, and such Borrower shall immediately pay such corresponding amount to the Global Agent or the Canadian Administrative Branch of the Global Agent, as appropriate. The Global Agent or the Canadian Administrative Branch of the Global Agent, as applicable, shall also be entitled to recover from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Global Agent or the Canadian Administrative Branch of the Global Agent to such Borrower to the date such corresponding amount is recovered by the Global Agent or the Canadian Administrative Branch of the Global Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 2.11, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.02).

      Section 2.09 Adjustment of Loans and Certain Other Obligations.

      (a) Requirement for Adjustment. If on any Adjustment Date (i) (w) the Credit Facility Exposure of any Lender that is a Canadian Lender (whether directly or by its Canadian Lending Installation) is in excess of an amount equal to such Lender's Fixed Commitment Percentage of the Aggregate Credit Facility Exposure and (x) such Lender has any Revolving Facility Exposure owing to it, or (ii) (y) the Credit Facility Exposure of any Lender that is a Canadian Lender (whether directly or by its Canadian Lending Installation) is less than an amount equal to such Lender's Fixed Percentage of the Aggregate Credit Facility Exposure and (z) the Non-Canadian Lenders have Revolving Facility Exposure owing to them, then, in the case of each of the foregoing, the Obligations owing to all of the Lenders shall be adjusted through a repayment and re-advancement of the Revolving Loans and a sale of Revolving Facility LC Outstandings in accordance with this Section, such that the Credit Facility Exposure of each Lender is equal to its Fixed Commitment Percentage of the Aggregate Credit Facility Exposure, or as close thereto as possible without exceeding the amount of any Lender's Revolving Commitment or the Total Revolving Commitment.

      (b) Notice of Adjustment. The Global Agent shall provide to each Lender and the Company, on each Adjustment Date (or, if the Global Agent is aware of an adjustment that is going to occur as a result of a notice received by the Global Agent pursuant to Section 2.05(b), Section 2.07(b), Section 2.12(c) or Section 2.15(a), on the date any such notice is received by the Global Agent) notice by 12:00 noon (local time at its Notice Office) of any adjustment to be made pursuant to this Section and shall specify therein for each Lender the details regarding the adjustments to be made (a "Notice of Adjustment").

      (c) Manner of Adjustment. On each Adjustment Date, to the extent necessary, the Revolving Loans and Revolving Facility LC Outstandings shall be adjusted as hereinafter set forth such that the Credit Facility Exposure of each Lender is equal to its Fixed Commitment Percentage of the Aggregate Credit Facility Exposure, or as close thereto as possible without exceeding the amount of any Lender's Revolving Commitment or the Total Revolving Commitment. Any adjustment of the Revolving Loans and Revolving Facility LC Outstandings shall be made by the Global Agent on the applicable Adjustment Date in the following manner:

            (i) the Revolving Borrowings (and all the Revolving Loans comprising such Borrowings) designated by the Global Agent in the Notice of Adjustment relating to such adjustment, as determined in accordance with
      Section 2.09(d) below, as being required to be repaid, shall be repaid in full by the Revolving Facility Borrowers out of the proceeds of new Revolving Borrowings to be made as set forth in this Section;

            (ii) the Revolving Facility Borrowers shall pay on such Adjustment Date all of the accrued and unpaid interest owing on all of the Revolving Loans made to each Revolving Facility Borrower that are being repaid in accordance with this Section, together with any amounts that may be due pursuant to Section 2.09(h) below;

            (iii) the new Revolving Borrowings (and the Revolving Loans comprising such Revolving Borrowings) to be made pursuant to this Section shall, except as set forth below, be in the same aggregate principal amount (except in the case of an adjustment being made as a result of a request for a new Revolving Borrowing in which case the amount of the Revolving Loans shall be increased appropriately to reflect the amount of such new Revolving Borrowing), of the same Type, have the same Interest Period (or as close thereto as possible), and be in the same currency as the original Revolving Borrowings to which they relate; provided, however, that (i) the principal amount of the Revolving Loans to be made by each Lender pursuant to each such Revolving Borrowing shall be in the amount specified in the Notice of Adjustment sent by the Global Agent, and (ii) unless the applicable Revolving Facility Borrowers have properly

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

      submitted a Notice of Borrowing or Notice of Conversion or Continuation in accordance with this Agreement, all such Revolving Loans comprising such new Revolving Borrowings shall be US Base Rate Loans unless and until Converted in accordance with Section 2.12 by the applicable Revolving Facility Borrower to Fixed Rate Loans or, in the case of any Foreign Currency Loan, shall be repaid by the applicable Revolving Facility Borrower in full on the Adjustment Date unless the applicable Revolving Facility Borrower has Continued such Foreign Currency Loan in accordance with Section 2.12;

            (iv) if specified by the Global Agent in the Notice of Adjustment, each Lender or the applicable Lenders shall purchase from the other Lenders or other applicable Lenders the amount of the Revolving Facility LC Outstandings of such other Lenders or other applicable Lenders as specified in such Notice of Adjustment; and

            (v) the Revolving Facility Borrowers shall pay on such Adjustment Date all of the accrued and unpaid LC Fees with respect to any Revolving Facility LC Outstandings that are being sold pursuant to subpart (iv) above, together with any amounts that may be due pursuant to Section 2.09(h) below.

      (d) Determination of Loans to be Repaid. In determining which Revolving Loans are required to be repaid pursuant to this Section, the Global Agent shall designate such Revolving Loans in the following order (in each case to the extent Revolving Loans of such Type are outstanding and in an amount necessary to effect the adjustments required pursuant to this Section): (i) first, US Base Rate Loans, (ii) second, Eurodollar Loans (with Interest Periods ending closest to the Adjustment Date on which such Eurodollar Loans are to be repaid having preference over Interest Periods ending later), and (iii) third, Foreign Currency Loans (with Interest Periods ending closest to the Adjustment Date on which such Foreign Currency Loans are to be repaid having preference over Interest Periods ending later).

      (e) Payment Obligations. To the extent necessary, each Lender shall pay to the Global Agent, for distribution to the appropriate Lenders, the amounts required to be paid by it pursuant to each Notice of Adjustment. Each such Lender shall make such amounts available to the Global Agent at the times and in the manner set forth in Section 2.08(d), provided that any amounts payable pursuant to Section 2.09(c)(iv) above shall be paid by the appropriate Lenders on the applicable Adjustment Date to the Global Agent or for the account of the Lenders to which such payment is due in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office).

      (f) Participations. If any Lender determines that it is legally prohibited from making any Revolving Loans when required to do so pursuant to this Section, such Lender shall purchase an undivided participating interest in the Revolving Credit Exposure of the other Lenders as appropriate in an amount equal to the amount of the Revolving Loan or Revolving Loans such prohibited Lender was required to fund. On the date that any prohibited Lender is required to purchase a participation pursuant to the preceding sentence, each such Lender shall pay to each other Lender, in immediately available funds, the amount due to each such other Lender. If any amount required to be paid by any Lender to any other Lender pursuant to the above provisions is not paid on the date such payment is due, such Lender shall pay to each other Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

      (g) Obligations Unconditional. Each Lender's obligation to make Revolving Loans and/or to purchase Revolving Facility LC Outstandings or participations pursuant to this Section shall be subject to the conditions that (i) such Lender shall have received a Notice of Adjustment complying with the provisions hereof and (ii) in the case of an adjustment being made as a result of a request by a Revolving Facility Borrower for a new Revolving Borrowing, that such Revolving Facility Borrower has satisfied all of the conditions to the making of such new Revolving Facility Borrowing pursuant to the terms of this Agreement, but otherwise shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrowers; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

      (h) Breakage Compensation. Each Borrower shall be required to pay any breakage compensation or other prepayment costs associated with the adjustment of any of the Obligations pursuant to this Section, in each case in accordance with Article III. The Global Agent shall use its best efforts to effect any adjustment of the Obligations pursuant to this Section in a manner that minimizes any such breakage compensation or prepayment costs, but shall not be liable to the Borrowers for failing to do so.

      Section 2.10 Evidence of Obligations.

      (a) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (b) Loan Accounts of Global Agent; Lender Register. The Global Agent shall maintain accounts in which it shall record (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the currency in which such Loan is denominated, the Interest Period and applicable interest rate and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto, (ii) the amount and other details with respect to each Letter of Credit issued hereunder,
(iii) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iv) the amount of any sum received by the Global Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) the other details relating to the Loans and Letters of Credit to be made or issued hereunder. In addition, the Global Agent shall maintain a register (the "Lender Register") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders. The Global Agent will make the Lender Register available to any Lender or the Company upon its request.

      (c) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.10(a) and (b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein, provided, that the failure of any Lender or the Global Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

      (d) Notes. Upon request of any Lender or the Swing Line Lender, (i) the Company will execute and deliver to such Lender a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the Company's obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, (ii) each Foreign Revolving Facility Borrower will execute and deliver to such Lender a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, (iii) if applicable, the Canadian Borrowers will execute and deliver to each Canadian

Lender a BA Equivalent Note and a Canadian Base Rate Note with blanks appropriately completed in conformity herewith to evidence their obligation to pay the principal of, and interest on, the Canadian Revolving Loans made to them by such Lender, and (iv) the Company will execute and deliver to the Swing Line Lender a Swing Line Note with blanks appropriately completed in conformity herewith to evidence the Company's obligation to pay the principal of, and interest on, the Swing Loans made to it by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from any Borrower's obligation to repay the Loans and other amounts owing by such Borrower to such Lender or the Swing Line Lender.

      Section 2.11 Interest; Default Rate.

      (a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a US Base Rate Loan, the Base Rate in effect from time to time, (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time, and
(iii) during such periods as a Revolving Loan is a Foreign Currency Loan, the relevant Adjusted Foreign Currency Rate for such Foreign Currency Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

      (b) Interest on Canadian Revolving Loans. Each Canadian Base Rate Loan made by each Canadian Lender shall bear interest on the outstanding principal amount thereof at a fluctuating rate per annum that shall at all times be equal to the Canadian Base Rate in effect from time to time.

      (c) Interest on Swing Loans. The outstanding principal amount of each Swing Loan shall bear interest from the date of the Borrowing at a rate per annum that shall be equal to the Quoted Rate applicable thereto.

      (d) Default Interest. Notwithstanding the above provisions, if an Event of Default is in existence, upon written notice by the Global Agent (which notice the Global Agent shall give at the direction of the Required Lenders), (i) all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Rate, and (ii) the fees applicable to any Revolving Facility LC Outstandings and Canadian LC Outstandings shall be increased by an additional 2% per annum in excess of the fees otherwise applicable thereto. In addition, if any amount (other than amounts as to which the foregoing subparts (i) and (ii) are applicable) payable by any Borrower under the Loan Documents is not paid when due, upon written notice by the Global Agent (which notice the Global Agent shall give at the direction of the Required Lenders), such amount shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time pursuant to Section 2.11(a)(i) above.

      (e) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the applicable Borrower: (i) in respect of each US Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Canadian Base Rate Loan, monthly in arrears on the last Business Day of each month, (iii) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period, (iv) in respect of any Swing Loan, quarterly in arrears on the last Business Day of each March, June, September and December, and (v) in respect of all Loans, on any repayment, prepayment or Conversion

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

(on the amount repaid, prepaid or Converted), on each Adjustment Date if required pursuant to Section 2.09, at maturity (whether by acceleration or otherwise), and, after such maturity, on demand.

      (f) Computations of Interest and Discounts. All computations of interest on Fixed Rate Loans (other than BA Equivalent Loans) and Swing Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days, all computations of interest on Base Rate Loans and Unpaid Drawings hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable, and all computations of the Applicable BA Discount Rate with respect to BA Equivalent Loans shall be made on the actual number of days elapsed in a year of 365 days. For purposes of this Agreement, whenever interest to be paid on a Canadian Revolving Loan is to be calculated on the basis of a period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by such lesser period of time.

      (g) Information as to Interest Rates. The Global Agent upon determining the interest rate for any Borrowing shall promptly notify the applicable Borrowers and the Lenders thereof.

      Section 2.12 Conversion and Continuation of Loans.

      (a) Conversion and Continuation of Revolving Loans. Each Revolving Facility Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Revolving Loans of one Type made to it into a Borrowing or Borrowings of another Type of Loan that can be made to it pursuant to the Revolving Facility and (ii) Continue a Borrowing of Eurodollar Loans or Foreign Currency Loans, as the case may be, at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans or Foreign Currency Loans (in the same Designated Foreign Currency as the original Foreign Currency Loan) with a new Interest Period; provided, however, that (A) no Foreign Currency Loan may be Converted into a US Base Rate Loan, Eurodollar Loan or a Foreign Currency Loan that is denominated in a different Designated Foreign Currency, and (B) any Conversion of Eurodollar Loans into US Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans.

      (b) Conversion and Continuation of Canadian Revolving Loans. The Canadian Borrowers shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Canadian Revolving Loans of one Type made to them into a Borrowing or Borrowings of another Type of Loan that can be made to them pursuant to the Canadian Sub-Facility and (ii) Continue a Borrowing of BA Equivalent Loans at the end of the applicable Interest Period as a new Borrowing of BA Equivalent Loans with a new Interest Period; provided, however, that any Conversion of BA Equivalent Loans into Canadian Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such BA Equivalent Loans.

      (c) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the applicable Borrower to the Global Agent at its Notice Office not later than
(i) in the case of each Continuation of or Conversion into a Fixed Rate Loan, prior to 11:00 A.M. (local time at its Notice Office), or 1:00 P.M. (local time at its Notice Office) if the Global Agent has provided a Notice of Adjustment pursuant to Section 2.09(b) on such day, at least three Business Days prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office), or 1:00 P.M. (local time at its Notice Office) if the Global Agent has provided a Notice of Adjustment pursuant to Section 2.09(b) on such day, on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the applicable Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a "Notice of Continuation or

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

Conversion") or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of such Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of each Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Global Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Global Agent in good faith to be from an Authorized Officer of such Borrower entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case, the Global Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

      Section 2.13 Fees.

      (a) Facility Fees. The Company agrees to pay to the Global Agent, for the ratable benefit of each Non-Defaulting Lender based upon each such Lender's Fixed Commitment Percentage of the Total Revolving Commitment, as consideration for the Commitments of the Lenders, facility fees (the "Facility Fees") for the period from the Closing Date to, but not including, the Credit Facility Termination Date, computed for each day at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on such day times (ii) the Total Revolving Commitment in effect on such day. Accrued Facility Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Credit Facility Termination Date.

      (b) Acceptance Fees. The Canadian Borrowers shall pay an Acceptance Fee to each Canadian Lender in respect of each BA Equivalent Loan to be made by such Canadian Lender hereunder. Acceptance Fees shall be payable, in advance, to the Canadian Administrative Branch of the Global Agent for the ratable benefit of each Canadian Lender on the date of the making of each BA Equivalent Loan out of the proceeds thereof as set forth in Section 2.08(d)(ii) and shall be calculated at the rate per annum equal to the Applicable Margin in effect on such date on the principal amount of, and for the duration of the Interest Period applicable to, such BA Equivalent Loan.

      (c) LC Fees for Revolving Facility Letters of Credit.

            (i) The Company agrees to pay a fee in respect of each Revolving Facility Letter of Credit issued hereunder that is a Standby Letter of Credit for the period from the date of issuance of such Revolving Facility Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin in effect on such day times (B) the Stated Amount of such Revolving Facility Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on each Adjustment Date as set forth in Section 2.09 and on the Credit Facility Termination Date. Such fees shall be payable to the Global Agent, for the ratable benefit of the Lenders.

            (ii) The Company agrees to pay a fee in respect of each Revolving Facility Letter of Credit issued hereunder that is a Commercial Letter of Credit in an amount equal to (A) one-half of the Applicable Margin in effect on the date of issuance times (B) the Stated Amount of such Revolving Facility Letter of Credit. The foregoing fees shall be payable on the date of issuance of such Letter of Credit (or such other date as is agreed to by the Global Agent and the applicable LC Issuer, but in any case not later than the expiry date of such Revolving Facility Letter of Credit) , to the applicable LC Issuer for the ratable benefit of the Lenders based on each Lender's Funding Percentage in effect on the date of issuance.

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

      (d) LC Fees for Canadian Facility Letters of Credit.

            (i) The Canadian Borrowers agree to pay a fee in respect of each Canadian Letter of Credit issued hereunder that is a Standby Letter of Credit for the period from the date of issuance of such Canadian Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin in effect on the date of issuance (or any increase in the amount, or renewal or extension) thereof times (B) the Stated Amount of such Canadian Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on each Adjustment Date as set forth in Section 2.09 and on the Credit Facility Termination Date. Such fees shall be payable to the Canadian Administrative Branch of the Global Agent, for the ratable benefit of the Canadian Lenders.

            (ii) The Canadian Borrowers agree to pay a fee in respect of each Canadian Letter of Credit issued hereunder that is a Commercial Letters of Credit in an amount equal to (A) one-half of the Applicable Margin in effect on the date of issuance times (B) the Stated Amount of such Canadian Letter of Credit. The foregoing fees shall be payable on the date of issuance of such Canadian Letter of Credit (or such other date as is agreed to by the Global Agent and the applicable LC Issuer, but in any case not later than the expiry date of such Canadian Letter of Credit), to the applicable LC Issuer for the ratable benefit of the Canadian Lenders based on each Canadian Lender's Canadian Commitment Percentage in effect on the date of issuance.

      (e) Fronting Fees.

            (i) The Company agrees to pay directly to each LC Issuer, for its own account, any fronting fees agreed to between the Company and such LC Issuer in respect of each Revolving Facility Letter of Credit issued by it. Such fronting fees shall be due and payable on the date or dates agreed to between the Company and such LC Issuer.

            (ii) The Canadian Borrowers agree to pay directly to each LC Issuer, for its own account, any fronting fees agreed to between the Canadian Borrowers and such LC Issuer in respect of each Canadian Letter of Credit issued by it. Such fronting fees shall be due and payable on the date or dates agreed to between the Canadian Borrower and such LC Issuer.

      (f) Additional Charges of LC Issuer. The Company and each other Borrower, as applicable, agree to pay directly to each LC Issuer upon each LC Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such LC Issuance, drawing, amendment, extension, renewal or transfer be the processing charge that such LC Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

      (g) Global Agent Fees. The Company shall pay to the Global Agent, on the Closing Date and thereafter, for its own account, the fees set forth in the Global Agent Fee Letter.

      (h) Computations of Fees. All computations of Acceptance Fees shall be based on the actual number of days elapsed over a year of 365 days and all computations of Facility Fees, LC Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

      Section 2.14 Termination and Reduction of Commitments.

      (a) Mandatory Termination of Commitments. All of the Commitments shall terminate on the Credit Facility Termination Date.

      (b) Voluntary Termination of the Commitments. Upon at least three Business Days' prior irrevocable written notice (or telephonic notice confirmed in writing) to the Global Agent at its Notice Office (which notice the Global Agent shall promptly transmit to each of the Lenders), the Company shall have the right to terminate in whole the Commitments, provided that (i) all outstanding Loans and Unpaid Drawings are contemporaneously prepaid in accordance with
Section 2.15 and (ii) either there are no outstanding Letters of Credit or the Company shall contemporaneously cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each LC Issuer and the Required Lenders).

      (c) Partial Reduction of Commitments. Upon at least three Business Days' prior irrevocable written notice (or telephonic notice confirmed in writing) to the Global Agent at its Notice Office (which notice the Global Agent shall promptly transmit to each of the Lenders), the Company shall have the right to partially and permanently reduce the Unutilized Total Revolving Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender's Fixed Commitment Percentage) and permanently reduce the Revolving Commitment of each Lender and the Canadian Commitment of each Canadian Lender, (ii) such reduction shall apply to proportionately and permanently reduce the Revolving Facility LC Commitment Amount and the Maximum Foreign Exposure Amount, but only to the extent that the Unutilized Total Revolving Commitment would be reduced below any such limits, (iii) no such reduction shall be permitted if any Borrower would be required to make a mandatory prepayment of Loans or cash collateralize Letters of Credit pursuant to Section 2.15, and (iv) any partial reduction shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000).

      Section 2.15 Payments and Prepayments of Loans.

      (a) Voluntary Prepayments. Each Borrower shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty (except as specified in subpart (d) below), from time to time. The Borrower making such prepayment shall give the Global Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Global Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Fixed Rate Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Global Agent by (x) 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Fixed Rate Loans, or (y) 11:00 A.M. (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Global Agent to each of the affected Lenders; provided, however, that (i) in the case of prepayment of any Borrowings, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $5,000,000 (or, if less, the full amount of such Borrowing) or the Dollar Equivalent thereof, or an integral multiple of $1,000,000 or the Dollar Equivalent thereof in excess thereof; (ii) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and
(iii) each prepayment in respect of any Loans shall, unless otherwise specified by the applicable Borrower, be applied to repay such Loans in accordance with
Section 2.16(b).

      (b) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment, and the Revolving LC Outstandings and Canadian LC Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:

            (i) Maturity. Unless Continued or Converted in accordance with the terms of this Agreement, the principal amount of each Fixed Rate Loan shall be payable by the applicable Borrower on the last day of the Interest Period applicable to such Fixed Rate Loan. The entire principal amount of all outstanding Loans owing by each Borrower shall be repaid in full on the Credit Facility Termination Date.

            (ii) Adjustment Dates. The Borrowers shall repay the principal amount of the Loans required to be paid by each of them on any Adjustment Date in accordance with Section 2.09.

            (iii) Loans Exceed the Commitments. If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Maximum Facility Amount, (B) the Credit Facility Exposure of any Lender exceeds such Lender's Revolving Commitment, (C) the Revolving Facility Exposure of any Lender exceeds such Lender's Revolving Commitment, (D) the Aggregate Revolving Facility Exposure exceeds the Total Revolving Commitment, (E) the Foreign Currency Exposure exceeds the Maximum Foreign Exposure Amount, (F) the Foreign Subsidiary Borrower Exposure exceeds the Maximum Foreign Exposure Amount,
      (G) the Canadian Sub-Facility Exposure of any Canadian Lender exceeds such Canadian Lender's Canadian Commitment, (H) the Aggregate Canadian Sub-Facility Exposure exceeds the Total Canadian Commitment, or (I) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment, then, in the case of each of the foregoing, the applicable Borrower or the Company shall ---- prepay on such date the principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans that are contained in subpart (a) above.

            (iv) Revolving Facility LC Outstandings Exceed Commitment. If on any date (A) the Revolving Facility LC Outstandings exceed the Revolving Facility LC Commitment Amount, or (B) the Canadian LC Outstandings exceed the Canadian LC Commitment Amount, in each case as then in effect, then the applicable LC Obligor ---- or the Company shall pay to the Global Agent or the Canadian Administrative Branch of the Global Agent, as appropriate, an amount in cash equal to such excess and the Global Agent shall hold such payment as security for the reimbursement obligations of the applicable LC Obligors hereunder in respect of Revolving Facility Letters of Credit or Canadian Letters of Credit, as the case may be, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Global Agent, each LC Issuer and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Global Agent, each LC Issuer and the Company until the proceeds are applied to the secured obligations).

      (c) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans required by this Section, the Borrower making such repayment or prepayment shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; provided, however, that (i) such Borrower shall first so designate all Loans that are Base Rate Loans and Fixed Rate Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Fixed Rate Loans for repayment or prepayment, (ii) if the outstanding principal amount of Fixed Rate Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans or BA Equivalent Loans, be Converted into Base Rate Loans and, in the case of Foreign Currency Loans, be repaid in full, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied in accordance with Section 2.16(b). In the absence of a designation by a Borrower as described in the

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

preceding sentence, the Global Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.

      (d) Breakage and Other Compensation. Any prepayment made pursuant to this Section shall be accompanied by any amounts payable in respect thereof under
Article III hereof.

      Section 2.16 Method and Place of Payment.

      (a) Generally. All payments made by any Borrower hereunder, under any Note or any other Loan Document, shall be made without setoff, counterclaim or other defense.

      (b) Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of Loans (other than Swing Loans) and Unpaid Drawings with respect to Letters of Credit shall be applied by the Global Agent for the ratable benefit of the Lenders entitled thereto (based on each such Lender's Payment Sharing Percentage at the time of such payment) to pay or prepay such Loans or Unpaid Drawings,
(ii) all payments or prepayments of Swing Loans and payments of interest thereon shall be applied to pay or prepay such Swing Loans and unpaid interest thereon,
(iii) all payments of Fees shall be applied as set forth in Section 2.13, and
(iv) with respect to any other amounts, such amounts shall be distributed by the Global Agent for the ratable account of the Lenders entitled thereto in accordance with the terms of this Agreement.

      (c) Payment of Obligations. Except as set forth in subpart (d) below, all payments under this Agreement with respect to any of the Obligations shall be made to the Global Agent on the date when due and shall be made at the Payment Office in immediately available funds and, except as set forth in the next sentence, shall be made in Dollars. With respect to any Foreign Currency Loan, all payments (including prepayments) to any Lender of the principal of or interest on such Foreign Currency Loan shall be made in the same Designated Foreign Currency as the original Loan and with respect to any Revolving Facility Letter of Credit issued in a Designated Foreign Currency, all Unpaid Drawings with respect to each such Revolving Facility Letter of Credit shall be made in the same Designated Foreign Currency in which each such Revolving Facility Letter of Credit was issued, unless the applicable LC Issuer agrees otherwise.

      (d) Canadian Obligations. All payments under this Agreement with respect to the Canadian Obligations shall be made to the Canadian Administrative Branch of the Global Agent not later than 11:00 A.M. (local time at the Canadian Payment Office) on the date when due and shall be made at the Canadian Payment Office in immediately available funds and in Canadian Dollars.

      (e) Timing of Payments. Any payments under this Agreement that are made later than 11:00 A.M. (local time at the Payment Office or the Canadian Payment Office, as the case may be) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

      (f) Distribution to Lenders. Upon the Global Agent's receipt of payments hereunder, the Global Agent shall immediately distribute to each Lender or the applicable LC Issuer, as the case may be, its ratable share (as determined in accordance with subpart (b) above), if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Global Agent in Dollars shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in Dollars in immediately available funds. Payments received by the Global Agent in any Designated Foreign Currency shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in such

Designated Foreign Currency in same day funds; provided, however, that if at any time insufficient funds are received by and available to the Global Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied (i) first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

      Section 2.17 Authority of Company; Liability of Foreign Subsidiary Borrowers.

      (a) Authority of the Company. Each Foreign Subsidiary Borrower hereby irrevocably designates and appoints the Company as its agent under this Agreement and the other Loan Documents and hereby irrevocably authorizes the Company to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers (including, but not limited to, requesting a Loan or Letter of Credit for such Foreign Subsidiary Borrowers hereunder) and perform such duties as such Foreign Subsidiary Borrower could exercise on its own (which the Company may, but shall not be obligated to, do), together with such other powers as are reasonably incidental thereto, with all such actions by the Company that purport to be on behalf of any Foreign Subsidiary Borrower being sufficient, without any further action or authorization by such Foreign Subsidiary Borrower, to bind such Foreign Subsidiary Borrower. The Global Agent, the Lenders and each LC Issuer shall be entitled to rely upon all statements, certificates, notices, consents, affidavits, letters, cablegrams, telegrams, facsimile transmissions, electronic transmissions, e-mails, telex or teletype messages, orders or other documents or conversations furnished or made by the Company pursuant to any of the provisions of this Agreement or any of the other Loan Documents, or otherwise in connection with the transactions contemplated by the Loan Documents, as being made or furnished on behalf of, and with the effect of irrevocably binding, each Foreign Subsidiary Borrower, without any duty to ascertain or to inquire as to the authority of the Company in so doing. Notwithstanding the foregoing, the Global Agent, the Lenders and each LC Issuer may also rely on or act in accordance with directions or instructions coming directly from any such Foreign Subsidiary Borrower.

      (b) Foreign Revolving Facility Borrowers. The parties intend that this Agreement shall in all circumstances be interpreted to provide that each Foreign Revolving Facility Borrower is liable only for Loans made to such Foreign Revolving Facility Borrower, interest on such Loans, such Foreign Revolving Facility Borrower's reimbursement obligations with respect to any Revolving Facility Letter of Credit issued for its account and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements and charges hereunder and under any other Loan Document that are attributable to it. The liability of any Foreign Revolving Facility Borrower for the payment of any of the Obligations or the performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of any other Borrower. Nothing in this Section is intended to limit, nor shall it be deemed to limit, any of the liability of the Company for any of the Obligations, whether in its primary capacity as a Borrower, pursuant to its guaranty obligations set forth in Article X, at law or otherwise.

(c) Canadian Borrowers. To the extent permitted by law, each Canadian Borrower is and shall at all times be fully liable, jointly and severally, for all of the Canadian Revolving Loans made hereunder and for all of the other Canadian Obligations. Each Canadian Borrower agrees that it is receiving or will receive a direct pecuniary benefit for each Canadian Revolving Loan made hereunder and each Canadian Letter of Credit issued hereunder. Each request by any of the Canadian Borrowers for a Borrowing, Continuation or Conversion of any Canadian Revolving Loan or for any Canadian LC Request shall be deemed to be a joint and several request by all of the Canadian Borrowers. Each

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

Canadian Borrower hereby authorizes any other Canadian Borrower to request a Borrowing, Continuation or Conversion of a Canadian Revolving Loan or a Canadian LC Request hereunder.

      Section 2.18 Eligibility and Addition/Release of Foreign Subsidiary Borrowers.

      (a) No Foreign Subsidiary Borrowers as of the Closing Date. The parties hereto acknowledge that (i) there are no Foreign Revolving Facility Borrowers or Canadian Borrowers as of the Closing Date and, as such, no Foreign Subsidiary of the Company shall be permitted to request or receive the proceeds of any Borrowing nor shall any Letter of Credit be issued for its account and (ii) no Foreign Subsidiary Borrower may be added as a Borrower under this Agreement until after the Subordinated Notes Redemption Date.

      (b) Eligibility of Foreign Subsidiaries. At any time after the Subordinated Notes Redemption Date, at the request of the Company, a Foreign Subsidiary of the Company may become a Foreign Subsidiary Borrower hereunder, provided that (i) only a Foreign Subsidiary that is organized under the laws of Canada or any Province thereof may become a Canadian Borrower and no Foreign Subsidiary organized under the laws of Canada or any Province thereof may become a Foreign Revolving Facility Borrower; (ii) prior to becoming a Foreign Subsidiary Borrower, the Company has provided to the Global Agent a written request signed by the Company and such Foreign Subsidiary, that such Foreign Subsidiary be designated as a Foreign Subsidiary Borrower pursuant to the terms of this Agreement; (iii) such Foreign Subsidiary shall be a wholly-owned Subsidiary of the Company; (iv) the Company and such Foreign Subsidiary shall have satisfied the conditions precedent set forth in Section 4.04; (v) the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower hereunder shall not result in withholding tax liability or other adverse tax consequences or adverse legal impact to the Global Agent, any LC Issuer or any Lender hereunder; and (vi) at the time of the request by the Company that such Foreign Subsidiary be added as Foreign Subsidiary Borrower and after giving effect to the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower, no Default or Event of Default shall exist or begin to exist.

      (c) Notification to Lenders. Upon satisfaction by the Company and any Foreign Subsidiary of the requirements set forth in subpart (b) above, and the Global Agent's satisfaction that the addition of such Foreign Subsidiary as a Foreign Subsidiary Borrower hereunder is appropriately documented pursuant to this Agreement and the other Loan Documents, the Global Agent shall promptly notify the Company, such Foreign Subsidiary and the Lenders thereof, and shall notify the Lenders whether such Foreign Subsidiary is a Canadian Borrower or Foreign Revolving Facility Borrower, whereupon such Foreign Subsidiary shall be designated a "Foreign Subsidiary Borrower" pursuant to the terms and conditions of this Agreement, and such Foreign Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Loan Document applicable to the Foreign Subsidiary Borrowers as if such Foreign Subsidiary Borrower had been the original party making such representations, warranties and covenants.

      (d) Release of Foreign Subsidiary Borrowers. Upon written request of the Company and any Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower may be released as a Foreign Subsidiary Borrower hereunder, so long as (i) such Foreign Subsidiary Borrower does not have any Credit Facility Exposure owing to any Lender at such time and has paid all accrued and unpaid interest and fees, if any, owing by it, and (ii) no Default or Event of Default shall exist or immediately thereafter shall begin to exist. No such release shall be effective until confirmed by the Global Agent to the Company, such Foreign Subsidiary Borrower and the Lenders in writing (which the Collateral Agent agrees to promptly do upon satisfaction of the conditions set forth in this subpart). The Lenders hereby authorize the Global Agent to release such Foreign Subsidiary Borrower in accordance with the terms and conditions of this subpart and agree that the Global Agent may execute and deliver such documents or agreements as the

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

Global Agent shall deem necessary or appropriate in connection therewith. No release of a Foreign Subsidiary Borrower shall affect the Company's obligations under Article X of this Agreement or any other Credit Party's obligations under the Subsidiary Guaranty.

      Section 2.19 Collateral and Collateral Release Date. At all times on and after the Closing Date, unless and until released in accordance with this Section, all of the Obligations of the Credit Parties shall be secured by the Collateral on the terms and conditions set forth in the Security Documents. The Collateral, and the respective rights of the Lenders thereto, shall be subject to the intercreditor provisions set forth in the Security Agreement which provides, among other things, for the Obligations to be secured equally and ratably with the Indebtedness issued pursuant to the Senior Indenture. Upon the written request of the Company to the Global Agent and the Collateral Agent (with a copy thereof to the trustee under the Senior Indenture) at any time after the Company has achieved an Investment Grade Rating, the Collateral Agent shall release and terminate all of the Liens granted to it pursuant to the Security Documents so long as (i) no Default or Event of Default exists or immediately thereafter would exist, and (ii) no default or event of default exists or would begin to exist under the Senior Indenture. In connection with the foregoing, the Collateral Agent shall, at the Company's expense, prepare and file all necessary termination statements and releases terminating and releasing the Liens granted to the Collateral Agent pursuant to the Security Documents and shall return to the Company all share certificates or other Collateral held by the Collateral Agent and transfer documents relating thereto. The Lenders hereby authorize the Global Agent and the Collateral Agent to execute and deliver such documents or agreements as the Global Agent or the Collateral Agent deem necessary or appropriate in connection with the foregoing. The release of the Collateral pursuant to this Section shall not be effective until the date (the "Collateral Release Date") that (i) the Collateral Agent has filed all termination statements and releases, deemed necessary or appropriate by the Company, which the Collateral Agent shall promptly do upon satisfaction by the Company of the conditions set forth in this Section, and (ii) the Global Agent has provided notice of the same to the Lenders, which notice the Global Agent shall promptly provide upon the satisfaction by the Company of the conditions set forth in this Section.

      Section 2.20 Fixed Charge Coverage Ratio Condition. The Company shall provide immediate written notice to the Global Agent and the Lenders at any time that the Fixed Charge Coverage Ratio Condition shall exist or, within the next three months, is likely to exist, and, so long as the Fixed Charge Coverage Ratio Condition shall exist, no Borrower shall request any Borrowing or Letter of Credit hereunder and no Lender or LC Issuer shall be obligated to make any Loan or LC Issuances unless (i) the proceeds of such Loan or such Letter of Credit shall constitute, in the sole opinion of the Global Agent, Designated Senior Indebtedness (as defined in the Subordinated Indenture), and (ii) upon request of the Global Agent, the Company shall provide to the Global Agent and the Lenders such opinion of counsel with respect to the Subordinated Indenture and the classification of the same as Designated Senior Indebtedness thereunder, as the Global Agent may require in its reasonable discretion.

                                  ARTICLE III.

                      TAXES, INCREASED COSTS AND ILLEGALITY

      Section 3.01 Increased Costs, Illegality, etc.

      (a) In the event that (x) in the case of clause (i) below, the Global Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

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

            (i) on any date for determining the interest rate applicable to any Fixed Rate Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Fixed Rate Loan; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Fixed Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves already includable in the interest rate applicable to such Fixed Rate Loan pursuant to this Agreement) or (y) other circumstances adversely affecting the London interbank market or the Canadian commercial banking market or the position of such Lender in any such market; or

            (iii) at any time, that the making or continuance of any Fixed Rate Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market or the Canadian commercial banking market;

then, and in each such event, such Lender (or the Global Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and to the Global Agent of such determination (which notice the Global Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the affected Type of Fixed Rate Loans shall no longer be available until such time as the Global Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Global Agent no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by any Borrower with respect to such Type of Fixed Rate Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the applicable Borrower or, in the case of a Notice of Borrowing other than a Borrowing of Foreign Currency Loans, shall, at the option of such Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause
(ii) above, the applicable Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to such Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, such Borrower shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

      (b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 3.01(a)(ii) or (iii), the applicable Borrower may (and in the case of a Fixed Rate Loan affected pursuant to Section 3.01(a)(iii) such Borrower shall) either (i) if the affected Fixed Rate Loan is then

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

being made pursuant to a Borrowing, by giving the Global Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to Section 3.01(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing other than a Borrowing of Foreign Currency Loans, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Fixed Rate Loan is then outstanding, upon at least one Business Day's notice to the Global Agent, require the affected Lender to Convert each such Fixed Rate Loan into a Base Rate Loan or, in the case of a Foreign Currency Loan, prepay in full such Foreign Currency Loan; provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

      (c) If any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Global Agent), the applicable Borrower(s) shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the applicable Borrower(s), which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of such Borrower's obligations to pay additional amounts pursuant to this Section 3.01(c) upon the subsequent receipt of such notice.

      (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under Section 3.01 or Section 3.04 for any amounts incurred or accruing more than 120 days prior to the giving of notice to the applicable Borrower of additional costs or other amounts of the nature described in such Sections, and
(ii) no Lender shall demand compensation for any reduction referred to in
Section 3.01(c) or payment or reimbursement of other amounts under Section 3.04 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

      Section 3.02 Breakage Compensation. Each Borrower shall compensate each Lender (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans or Swing Loans and costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Fixed Rate Loan, but excluding any loss of the Applicable Margin on such Loans) which such Lender may sustain in connection with any of the foregoing: (i) if for any reason (other than a default by such Lender or the Global Agent) a Borrowing of Fixed Rate Loans or Swing Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) in connection with the adjustment of any of the Obligations pursuant to Section 2.09; (iii) if any repayment, prepayment, Conversion or Continuation of any of its Fixed Rate Loans occurs on a date that is not the last day of an Interest Period applicable thereto or any Swing Loan is paid prior to the Swing Loan Maturity Dave applicable thereto; (iv) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; (v) as a result of an assignment by a Lender of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by such Borrower pursuant to Section 3.05(b); or (vi) as a consequence of (x) any other default by such Borrower to repay or prepay its Fixed Rate Loans when required by the terms of this Agreement or (y) an election made pursuant to
Section 3.05(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and each other Borrower responsible therefor and shall be conclusive absent manifest error. Each Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

      Section 3.03 Net Payments.

      (a) All payments made by each Borrower hereunder, under any Note or any other Loan Document, and all payments made by the Company pursuant to its guaranty obligations under Article X, shall be made without setoff, counterclaim or other defense. Except as provided for in Section 3.03(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender and franchise taxes imposed on it pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or the Domestic Lending Office or Foreign Lending Office of such Lender, as applicable, is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the applicable Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Loan Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, such Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender by reason of the payment of such Taxes and net of any tax benefits received by such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Domestic Lending Office or Foreign Lending Office of such Lender is located, as the case may be, or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or the Domestic Lending Office or Foreign Lending Office of such Lender is located, as the case may be, and for any withholding of income or similar taxes imposed by the United States of America or, in the case of any Canadian Lender, Canada as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. Each Borrower will furnish to the Global Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the respective Lender, evidencing such payment by such Borrower. Each Borrower will indemnify and

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hold harmless the Global Agent and each Lender, and reimburse the Global Agent or such Lender upon its written request, for the amount of any Taxes attributable to such Borrower so levied or imposed and paid or withheld by such Lender.

      (b) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Company and the Global Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.05 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section), on the date of such assignment or transfer to such Lender, and from time to time thereafter if required by the Company or the Global Agent: (i) two accurate and complete original signed copies of Internal Revenue Service Forms 1001, 4224, W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate forms) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate of withholding from, United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Loan Document, or (ii) if the Lender cannot deliver the appropriate Internal Revenue Service Forms referred to in clause (i) above, (x) a certificate in form and substance satisfactory to the Global Agent (any such certificate, an "Exemption Certificate") and (y) other appropriate documentation certifying to such Lender's entitlement to a complete exemption from, or reduced rate of withholding from, United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Loan Document. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Global Agent two new accurate and complete original signed copies of the applicable Internal Revenue Service Form, or an Exemption Certificate and related documentation, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Loan Document, or it shall immediately notify the Company and the Global Agent of its inability to deliver any such Form or Exemption Certificate and related documentation, in which case such Lender shall not be required to deliver any such Form or Exemption Certificate and related documentation pursuant to this
Section 3.03(b). Notwithstanding anything to the contrary contained in Section 3.03(a), but subject to Section 11.05(c) and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and that has not provided to the Company such Forms or such Exemption Certificate and related documentation that establish a complete exemption from or reduction in the rate of such deduction or withholding and (y) no Borrower shall be obligated pursuant to Section 3.03(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (A) if such Lender has not provided to the Company the Internal Revenue Service forms required to be provided to the Company pursuant to this Section 3.03(b) or (B) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.03 and except as specifically provided for in Section 11.05(c), each Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in Section 3.03(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

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

      (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by any Borrower pursuant to this Section, it shall promptly remit to such Borrower such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; provided, however, that such Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide such Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

      Section 3.04 Increased Costs to LC Issuers. If after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any LC Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Closing Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such LC Issuer or such Lender's participation therein, or (ii) shall impose on such LC Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such LC Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such LC Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the applicable Borrowers by such LC Issuer or such Lender (a copy of which notice shall be sent by such LC Issuer or such Lender to the Global Agent), each such Borrower shall pay to such LC Issuer or such Lender such additional amount or amounts as will compensate any such LC Issuer or such Lender for such increased cost or reduction. A certificate submitted to such Borrower by any LC Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such LC Issuer or such Lender to the Global Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any LC Issuer or such Lender as aforesaid shall be conclusive and binding on such Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of such Borrower's obligations to pay additional amounts pursuant to this Section.

      Section 3.05 Change of Lending Office; Replacement of Lenders.

      (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c), Section 3.03 or Section 3.04 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Domestic Lending Office or Foreign Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Domestic Lending Office or Foreign Lending Office, as the case may be, suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

      (b) If (i) any Lender requests any compensation, reimbursement or other payment under Section 3.01(a)(ii) or (iii), 3.01(c) or Section 3.04 with respect to such Lender, (ii) any Borrower is required to pay any additional amount to any Lender or Governmental Authority pursuant to Section 3.03, or (iii) any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Global Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.05(c)), all its interests, rights and obligations

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

under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that (x) the Company shall have received the prior written consent of the Global Agent, which consent shall not be unreasonably withheld or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower or Borrowers (in the case of all other amounts, including any breakage compensation under Section 3.02 hereof), and (z) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under Section 3.01(a)(ii) or (iii), (c) or Section
3.04 with respect to such Lender, or resulting from any required payments to any Lender or Governmental Authority pursuant to Section 3.03, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

      (c) Nothing in this Section 3.05 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 3.01, Section 3.03 or Section 3.04.

                                  ARTICLE IV.

                              CONDITIONS PRECEDENT

      Section 4.01 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

            (i) Credit Agreement. This Agreement shall have been executed by the Company, the Global Agent, each LC Issuer and each of the Lenders.

            (ii) Notes. The Company shall have executed and delivered to the Global Agent a Swing Line Note for the Swing Line Lender and a Revolving Facility Note for the account of each Lender that has requested a Note.

            (iii) Subsidiary Guaranty. The Subsidiary Guarantors shall have duly executed and delivered the Amended and Restated Guaranty of Payment (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Guaranty"), substantially in the form attached hereto as Exhibit C-1.

            (iv) Security Agreement. The Company and each Subsidiary Guarantor shall have duly executed and delivered the Amended and Restated Pledge and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement"), substantially in the form attached hereto as Exhibit C-2.

            (v) Fees and Fee Letters. The Company shall have (A) executed and delivered to the Global Agent, the Global Agent Fee Letter and shall have paid to the Global Agent, for its own account, the fees required to be paid by it on the Closing Date, (B) executed and delivered to the Global Agent, the Closing Fee Letter and shall have paid to the Global Agent, for the benefit of the Lenders, the fees required to be paid therein, and (C) paid or caused to be paid all reasonable fees and expenses of the Global Agent and the Collateral Agent and of special counsel to the Global Agent and the Collateral Agent that have been invoiced on or prior to the Closing Date in

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

      connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

            (vi) Corporate Resolutions and Approvals. The Global Agent shall have received certified copies of the resolutions of the Board of Directors of the Company and each Subsidiary Guarantor, approving the Loan Documents to which the Company or any such Subsidiary Guarantor, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Company or any such Subsidiary Guarantor of the Loan Documents to which it is or may become a party.

            (vii) Incumbency Certificates. The Global Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Company and of each Subsidiary Guarantor, certifying the names and true signatures of the officers of the Company or such Subsidiary Guarantor, as the case may be, authorized to sign the Loan Documents to which the Company or such Subsidiary Guarantor is a party and any other documents to which the Company or any such other Subsidiary Guarantor is a party that may be executed and delivered in connection herewith.

            (viii) Opinions of Counsel. The Global Agent shall have received such opinions of counsel from counsel to the Company and the Subsidiary Guarantors as the Global Agent shall request, each of which shall be addressed to the Global Agent and each of the Lenders and dated the Closing Date and in form and substance satisfactory to the Global Agent.

            (ix) Recordation of Security Documents, Delivery of Collateral, Taxes, etc. To the extent not already done prior to the Closing Date in connection with the Original Credit Agreement, the Security Documents (or proper notices or UCC financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all collateral items required to be physically delivered to the Collateral Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes shall have been paid in full.

            (x) Evidence of Insurance. The Global Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

            (xi) Search Reports. The Global Agent shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Global Agent, listing all of the effective financing statements filed against any Credit Party, together with copies of such financing statements.

            (xii) Corporate Charter and Good Standing Certificates. The Global Agent shall have received: (A) an original certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; and (B) an original good standing certificate from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party, except with respect to (A) or (B) above, for any such documents or certificates that are required to be certified by the Secretary of State of

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

      Pennsylvania, in which case the Company shall deliver those to the Global Agent as soon as the Company receives the same from the Secretary of State of Pennsylvania.

            (xiii) Closing Certificate. The Global Agent shall have received a certificate substantially in the form of Exhibit F hereto, dated the Closing Date, of a responsible financial or accounting officer of the Company to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (A) no Default or Event of Default has occurred or is continuing; and (B) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents are true and correct in all material respects as of the Closing Date.

            (xiv) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Global Agent and the Lenders and the Global Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Global Agent or its special counsel or any Lender may reasonably request.

            (xv) Miscellaneous. The Credit Parties shall have provided to the Global Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Global Agent or the Lenders.

      Section 4.02 Closing Date Adjustment of Commitments. Effective on the Closing Date, the General Revolving Commitment (as defined in the Original Credit Agreement) of each Original Lender under the Original Credit Agreement that is not also a Lender under this Agreement shall be deemed to have been permanently terminated in full upon receipt by such Original Lender of the payment of any outstanding amounts due to such Lender thereunder, whereupon the Global Agent shall make such adjustments to the General Revolving Commitments of the Original Lenders that are also Lenders under this Agreement such that each such Lender has the appropriate Fixed Commitment Percentage under this Agreement.

      Section 4.03 Reference to and Effect on the Original Credit Agreement. On and after the Closing Date, (i) each reference to the "Credit Agreement" in any of the Loan Documents and all other agreements, documents and instruments delivered by any of the Credit Parties, any of the Lenders, each LC Issuer, the Global Agent and any other Person in connection with this Agreement and the Original Credit Agreement shall mean and be a reference to this Agreement and
(ii) any reference in any Loan Document to "Debt" or "Fronting Bank" shall be and mean a reference to the Obligations and each LC Issuer respectively.

      Section 4.04 Conditions Precedent to Addition of Foreign Subsidiary Borrowers. The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, to any Foreign Subsidiary Borrower that becomes a party to this Agreement pursuant to Section 2.18, is subject to the satisfaction of each of the following conditions on or prior to the date any such Loan is made to, or Letter of Credit is issued for the account of, such Foreign Subsidiary
Borrower:

            (i) Joinder Agreement. Such Foreign Subsidiary Borrower shall have executed and delivered to the Global Agent a Joinder Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "Joinder Agreement"), substantially in the form attached hereto as Exhibit D, pursuant to which such Foreign Subsidiary Borrower shall have become a party to this Agreement.

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

            (ii) Notes. Such Foreign Subsidiary Borrower shall have executed and delivered to the Global Agent a Revolving Facility Note or a Canadian Sub-Facility Note, as the case may be, for the account of each Lender that has requested a Note.

            (iii) Corporate Resolutions and Approvals. The Global Agent shall have received certified copies of the resolutions of the Board of Directors or equivalent governing body of such Foreign Subsidiary Borrower, approving the Loan Documents to which such Foreign Subsidiary Borrower is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by such Foreign Subsidiary Borrower of the Loan Documents to which it is or may become a party.

            (iv) Incumbency Certificates. The Global Agent shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officers) of such Foreign Subsidiary Borrower, certifying the names and true signatures of the officers of such Foreign Subsidiary Borrower authorized to sign the Loan Documents to such Foreign Subsidiary Borrower is a party and any other documents to which such Foreign Subsidiary Borrower is a party that may be executed and delivered in connection herewith.

            (v) Opinions of Counsel. The Global Agent shall have received such opinions of counsel from counsel to such Foreign Subsidiary Borrower as the Global Agent shall request, each of which shall be addressed to the Global Agent and each of the Lenders and in form and substance satisfactory to the Global Agent.

            (vi) Organizational Documents. The Global Agent shall have received an original certified copy of the Organizational Documents of such Foreign Subsidiary Borrower, certified by an officer of such Foreign Subsidiary Borrower as being true and correct and in full force and effect.

            (vii) Amendments to Loan Documents. The Global Agent shall have received such amendments or other modifications to the Loan Documents, fully executed by the appropriate parties thereto, that the Global Agent deems necessary or appropriate in connection with the addition of such Foreign Subsidiary Borrower.

            (viii) Proceedings and Documents. All corporate and other proceedings with respect to the addition of such Foreign Subsidiary Borrower and all documents incidental thereto shall be satisfactory in substance and form to the Global Agent and the Lenders and the Global Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Global Agent or its special counsel or any Lender may reasonably request.

            (ix) Miscellaneous. The Company and such Foreign Subsidiary Borrower shall have provided to the Global Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Global Agent or the Lenders.

      Section 4.05 Conditions Precedent to All Credit Events. The obligations of the Lenders to make or participate in each Credit Event is subject, at the time thereof, to the satisfaction of the following conditions:

      (a) Notice. The Global Agent shall have received, as applicable, (i) a Notice of Borrowing meeting the requirements of Section 2.07(b), with respect to any Borrowing, (ii) a Notice of Continuation

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

or Conversion meeting the requirements of Section 2.12(c) with respect to a Continuation or Conversion, or (iii) a Revolving Facility LC Request meeting the requirement of Section 2.05(b) with respect to Revolving Facility LC Issuances or a Canadian Facility LC Request meeting the requirements of Section 2.06(b) with respect to Canadian LC Issuances, as the case may be.

      (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

      The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the applicable Borrower to each of the Lenders that all of the applicable conditions specified in Section 4.01, Section 4.05 and, if applicable, Section 4.04 have been satisfied as of the times referred to in such Sections.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Global Agent, the Lenders and each LC Issuer to enter into this Agreement and to make the Loans and to issue and to participate in the Letters of Credit provided for herein, the Company and, if applicable, each Foreign Subsidiary Borrower (as to itself only) makes the following representations and warranties to, and agreements with, the Global Agent, the Lenders and each LC Issuer, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

      Section 5.01 Corporate Status, etc. The Company and each of its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 5.01 hereto lists, as of the Closing Date, each Subsidiary of the Company (and the direct and indirect ownership interest of the Company therein).

      Section 5.02 Corporate Power and Authority, etc. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

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      Section 5.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose, except with respect to the Senior Indenture) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or
(iii) will violate any provision of the Organizational Documents of such Credit Party.

      Section 5.04 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents and those consents and approvals that will have been obtained at the time any Subsidiary becomes a Borrower hereunder.

      Section 5.05 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened with respect to any Borrower or any of its Subsidiaries (i) that have had, or could reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Loan Documents, or of any action to be taken by the Company or any of the other Credit Parties pursuant to any of the Loan Documents.

      Section 5.06 Use of Proceeds; Margin Regulations.

      (a) The proceeds of all Loans and LC Issuances shall be utilized to refinance existing senior and subordinated debt facilities, provide funds for Permitted Acquisitions and provide working capital and funds for general corporate purposes, in each case, not inconsistent with the terms of this Agreement.

      (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Company or of the Company and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

      Section 5.07 Financial Statements, etc.

      (a) The Company has furnished to the Global Agent and the Lenders complete and correct copies of (i) the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of February 28, 2003 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Company and its consolidated Subsidiaries for the fiscal year of the Company then ended, accompanied by the report thereon of Ernst & Young LLP; and
(ii) the condensed consolidated balance sheets of the Company and its consolidated Subsidiaries as of November 28, 2003 and the related

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condensed consolidated statements of income and of cash flows of the Company and its consolidated Subsidiaries for the fiscal period then ended, as included in the Company's Report on Form 10-Q filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Company and its Subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect. The Company and its Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans or LC Issuances hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Company and its Subsidiaries.

      (b) The financial projections of the Company and its Subsidiaries for the fiscal years 2005 through 2007 prepared by the Company and delivered to the Global Agent and the Lenders (the "Financial Projections") were prepared on behalf of the Company in good faith after taking into account historical levels of business activity of the Company and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the Financial Projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Financial Projections may differ materially from the Financial Projections. No facts are known to the Company as of the Closing Date which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

      Section 5.08 Solvency. Each Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to the Global Agent, each LC Issuer and the Lenders under the Loan Documents. Each Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and such Borrower, as of the Closing Date or as of the date such Borrower became a "Borrower" hereunder, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay such Borrower's debts; and no Borrower is entering into the Loan Documents with the intent to hinder, delay or defraud its creditors. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

      Section 5.09 No Material Adverse Change. Since February 28, 2003, there has been no change in the condition, business, affairs or prospects of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

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      Section 5.10 Tax Returns and Payments. The Company and each of its
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Company and each of its Subsidiaries have established on their books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. No Borrower knows of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Company and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

      Section 5.11 Title to Properties, etc. The Company and each of its Subsidiaries has good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Company and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 5.07(a), taken as a whole, were sufficient, in the judgment of each Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrowers and such Subsidiaries.

      Section 5.12 Lawful Operations, etc. The Company and each of its
Subsidiaries: (i) hold all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct their business; and (ii) are in full compliance with all material requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or their properties and assets, including without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Section 5.13 Environmental Matters.

      (a) The Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrowers and each of their Subsidiaries under any Environmental Law have been secured and the Borrowers and each of their Subsidiaries are in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Company or such Subsidiary is a party or that would affect the ability of the Company or such Subsidiary to operate any Real Property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of any Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrowers or any of their Subsidiaries or on any property adjacent to any such Real Property, that are known by any such Borrower or as to which any Borrower or any such Subsidiary has received written notice, that could reasonably be expected: (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real

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Property of the Company or any of its Subsidiaries; or (ii) to cause such Real
Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Company or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

      Section 5.14 Compliance with ERISA. Compliance by the Borrowers with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Company and each of its Subsidiaries, (i) have fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) have satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) are in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) have not incurred any liability under Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Company or any ERISA Affiliate in respect thereof. Neither the Company nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Global Agent and the Lenders in writing.

      Section 5.15 Intellectual Property, etc. The Company and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, in any such case individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      Section 5.16 Investment Company Act, etc. Neither the Company nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

      Section 5.17 Insurance. The Company and each of its Subsidiaries maintains insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of Section 6.03.

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      Section 5.18 Burdensome Contracts; Labor Relations. Neither the Company
nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Company or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of any Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, (v) is subject to any significant pending or, to the knowledge of any Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of any Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of any Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      Section 5.19 Security Interests. Once executed and delivered, and until the Collateral Release Date or otherwise terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the Obligations (as defined in the Security Agreement), a valid and enforceable, and upon making the filings and recordings referenced in the next sentence, perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement), superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

      Section 5.20 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Borrower or any of their Subsidiaries in writing to the Global Agent, the Collateral Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in Section 5.07(b)), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to the Global Agent, the Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Company or any of its Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

      Section 5.21 Certain Material Indebtedness.

      (a) Senior Indenture. No Event of Default (as defined in the Senior Indenture) or event or condition that, with the passage of time or giving of notice or both, would constitute an Event of Default

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(as defined in the Senior Indenture), exists under the Senior Indenture, nor will any such Event of Default or event or condition that, with the passage of time or giving of notice or both, would constitute such an Event of Default, exist under the Senior Indenture immediately after the occurrence of any Credit Event.

      (b) Subordinated Indenture. At any time prior to the Subordinated Notes Redemption Date, (i) no Event of Default (as defined in the Subordinated Indenture) or Default (as defined in the Subordinated Indenture) exists, nor will any such Event of Default or Default exist under the Subordinated Indenture (or note or other agreement executed in connection therewith) immediately after the occurrence of any Credit Event; (ii) Schedule 5.21 hereto sets forth all Indebtedness of the Company or any of its Subsidiaries that constitutes Indebtedness under the Credit Facilities (as defined in the Subordinated Indenture); and (iii) all of the Obligations constitute Senior Indebtedness (as defined in the Subordinated Indenture), Designated Senior Indebtedness (as defined in the Subordinated Indenture) and Permitted Debt (as defined in the Subordinated Indenture). (c) Subordinated Convertible Indenture. (i) No Event of Default (as defined in the Subordinated Convertible Indenture) or Default (as defined in the Subordinated Convertible Indenture) exists, nor will any such Event of Default or Default exist under the Subordinated Convertible Indenture (or note or other agreement executed in connection therewith) immediately after the occurrence of any Credit Event; and (ii) all of the Obligations constitute Senior Indebtedness (as defined in the Subordinated Convertible Indenture), Designated Senior Indebtedness (as defined in the Subordinated Convertible Indenture) and Permitted Debt (as defined in the Subordinated Convertible Indenture).

      Section 5.22 Defaults. No Default or Event of Default exists as of the Closing Date hereunder, nor will any Default or Event of Default begin to exist immediately after the execution and delivery hereof.

      Section 5.23 Anti-Terrorism Law Compliance. Neither the Company nor any of its Subsidiaries is subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower.

                                  ARTICLE VI.

                              AFFIRMATIVE COVENANTS

      Each Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full.

      Section 6.01 Reporting Requirements. The Borrowers will furnish to the Global Agent and each Lender:

      (a) Annual Financial Statements. As soon as available and in any event within 100 days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth

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comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Company, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

      (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Company by the Chief Financial Officer of the Company, subject to changes resulting from normal year-end audit adjustments.

      (c) Officer's Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above, a certificate (a "Compliance Certificate"), substantially in the form of Exhibit E, signed by the Chief Financial Officer, Treasurer or Controller of the Company to the effect that, to the best knowledge of the Company, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrowers have taken or propose to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of Section 7.07, Section 7.05(d) and (q), and Section 7.06(c), (d) and (e).

      (d) Forecasts. Not later than 100 days after the commencement of any fiscal year of the Company and its Subsidiaries, an update of the Company's annual forecast for such fiscal year and the subsequent two years in reasonable detail.

      (e) Notices. Promptly, and in any event within three Business Days, after the Company or any of its Subsidiaries obtains knowledge thereof, notice of:

            (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto, and

            (ii) the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against the Company or any of its Subsidiaries, if the same would be reasonably likely to have a Material Adverse Effect.

      (f) ERISA. Promptly, and in any event within 10 days after the Company or any ERISA Affiliate knows of the occurrence of any of the following, the Company will deliver to the Global Agent and each of the Lenders a certificate on behalf of the Company of an Authorized Officer of the Company setting forth the full details as to such occurrence and the action, if any, that the Company or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by the

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Company or the ERISA Affiliate to or filed with the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) the institution of any steps by the Company or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $10,000,000; (v) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (vi) that a Plan has an Unfunded Current Liability exceeding $10,000,000; (vii) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

      (g) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent any of the following could reasonably be expected to have a Material Adverse Effect: (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries that (A) results in noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other global agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Company's or such Subsidiary's response thereto and the potential exposure in dollars of the Company and its Subsidiaries with respect thereto.

      (h) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all annual, quarterly or current reports that the Company or any of its Subsidiaries files with the SEC on Forms 10-K, 10-Q or 8-K (or any successor forms).

      (i) Annual, Quarterly and Other Reports. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Company furnishes to its stockholders generally.

      (j) Other Notices. Promptly after the transmission or receipt thereof, as applicable, copies of all notices received or sent by the Company or any Subsidiary to or from the holders of any Material Indebtedness or any trustee with respect thereto.

      (k) Other Information. Within 10 days after a request therefor, such other information or documents (financial or otherwise) relating to the Company or any of its Subsidiaries as the Global Agent or any Lender may reasonably request from time to time.

      Section 6.02 Books, Records and Inspections. The Borrowers will, and will cause each of their Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers or such Subsidiaries, as

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

the case may be, in accordance with GAAP; and (ii) permit, upon at least two Business Days' notice to any Borrower, officers and designated representatives of the Global Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrowers and any of their Subsidiaries in whomsoever's possession (but only to the extent such Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account of the Borrowers and any of their Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrowers and of any of their Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Global Agent or any of the Lenders may request.

      Section 6.03 Insurance.

      (a) The Borrowers will, and will cause each of their Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrowers and their Subsidiaries as of the Closing Date, and
(ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the appropriate Borrower.

      (b) The Company will, and will cause each other Credit Party to, at all times keep its respective property that is subject to the Lien of any Security Document insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company or any such Credit Party) (i) shall be endorsed to the Global Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent, the Global Agent and the Lenders, and (iv) shall in the case of any such certificates or endorsements in favor of the Collateral Agent, be delivered to or deposited with the Collateral Agent. The Collateral Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's reasonable request.

      (c) If the Company or any other Credit Party shall fail to maintain any insurance in accordance with this Section, or if the Company or any such Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Global Agent shall have the right (but shall be under no obligation), upon prior written notice to the Company, to procure such insurance and the Company agrees to reimburse the Global Agent on demand, for all costs and expenses of procuring such insurance.

      Section 6.04 Payment of Taxes and Claims. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its

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employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections
206-207) and any comparable provisions of applicable law.

      Section 6.05 Corporate Franchises. Each Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority; provided, however, that nothing in this Section shall be deemed to prohibit any transaction permitted by Section 7.02.

      Section 6.06 Good Repair. Each Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

      Section 6.07 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not be reasonably expected to have a Material Adverse Effect.

      Section 6.08 Compliance with Environmental Laws. Without limitation of the covenants contained in Section 6.07:

      (a) Each Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by such Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

      (b) Each Borrower will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws other than Permitted Liens.

      (c) Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not be reasonably expected to have a Material Adverse Effect.

      (d) If required to do so under any applicable order of any Governmental Authority, the Company will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Company or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that the Company or such

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Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

      Section 6.09 Certain Subsidiaries to Join in Subsidiary Guaranty. In the event that at any time after the Closing Date, the Company acquires, creates or has any Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, the Company will promptly, but in any event within 10 Business Days, cause such Subsidiary to deliver to the Global Agent, in sufficient quantities for the Lenders, (a) a joinder supplement, reasonably satisfactory in form and substance to the Global Agent, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (b) resolutions of the Board of Directors or equivalent governing body of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Loan Documents to which such Subsidiary is, or will be a party, together with such other corporate documentation and an opinion of counsel as the Global Agent shall reasonably request, in each case, in form and substance satisfactory to the Global Agent; provided, however, that, notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) neither the Receivables Subsidiary nor AGSC shall be required to become a Subsidiary Guarantor hereunder so long as the Permitted Receivables Facility shall not have been terminated,
(ii) no Excluded Subsidiary (as defined in Schedule 2) shall be required to become a Subsidiary Guarantor hereunder, and (iii) a Subsidiary shall not be required to become a party to the Subsidiary Guaranty so long as (A) the total assets of such Subsidiary shall be less than $5,000,000, and (B) the aggregate of the total assets of all such Subsidiaries with total asset values of less than $5,000,000 that are not parties to the Subsidiary Guaranty shall not exceed $10,000,000.

      Section 6.10 Additional Security; Real Estate Matters; Further Assurances.

      (a) Additional Security. Subject to subpart (b) below, in the event that at any time prior to the Collateral Release Date, the Company or any Subsidiary Guarantor (or a Person that has become a Subsidiary Guarantor pursuant to Section 6.09 after the Closing Date) acquires, owns or holds an interest in any Real Property with a fair market value in excess of $10,000,000 or any personal or other property that is not at the time included in the Collateral, the Company will promptly notify the Global Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Global Agent and the Lenders under this Section, and the Company will, or will cause such Subsidiary to, within 10 Business Days following request by the Global Agent, grant to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) a Lien on such Real Property, personal property or such other property pursuant to the terms of such security agreements, assignments, Mortgages or other documents as the Global Agent deems appropriate (collectively, the "Additional Security Document") or a joinder in any existing Security Document. Furthermore, the Company shall cause to be delivered to the Global Agent such opinions of local counsel, corporate resolutions, consents of landlords, Landlord's Agreements and other related documents as may be reasonably requested by the Global Agent or the Collateral Agent in connection with the execution, delivery and recording of any such Additional Security Document or joinder, all of which documents shall be in form and substance reasonably satisfactory to the Global Agent.

      (b) Foreign and Non-Material Subsidiaries. Notwithstanding anything in subpart (a) above or elsewhere in this Agreement to the contrary, (i) neither the Receivables Subsidiary nor AGSC shall be required to become a party to any Security Documents so long as the Permitted Receivables Facility shall not have been terminated, (ii) no Excluded Subsidiary (as defined in Schedule 2) shall be required to become a party to any Security Documents, (iii) a Subsidiary shall not be required to become a party to any of the Security Documents so long as
(A) the total assets of such Subsidiary shall be less than $5,000,000, and (B) the aggregate of the total assets of all such Subsidiaries with total asset values of less

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than $5,000,000 that are not parties to the Subsidiary Guaranty shall not exceed
$10,000,000, and (iv) the stock or other equity interest of any Foreign Subsidiary shall not serve as security for any of the Obligations, other than the stock or other equity interest of any first tier Foreign Subsidiary representing no more than 65% of the total combined voting power of all classes of stock or other equity interest of such Foreign Subsidiary entitled to vote.

      (c) Real Estate Matters. With respect to each Mortgaged Real Property, prior to the Collateral Release Date, within 30 days of the Global Agent's written request, the Company shall cause to be delivered to the Collateral Agent any or all of the following:

            (i) a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) (unless such form is unavailable in any particular state, in which case the Company shall have provided such other form of a Loan Policy of title insurance as may reasonably be requested by the Global Agent) issued by a title company satisfactory to the Global Agent (collectively, the "Loan Policies" and individually, a "Loan Policy") in an amount equal to the fair market value of such Mortgaged Real Property insuring each Mortgage to be a valid first priority Lien on such Mortgaged Real Property, free and clear of all defects and encumbrances except such matters of record as are permitted pursuant to this Agreement, with such endorsements and affirmative insurance as the Global Agent, in its reasonable discretion, may require;

            (ii) environmental reports or studies prepared by environmental engineering firms acceptable to the Global Agent (the "Reports"), which Reports shall be in form acceptable to the Global Agent;

            (iii) a current (certified not more than 60 days prior to the date of such request) "as-built" survey of such Mortgaged Real Property, prepared by a licensed surveyor acceptable to the Global Agent, certified to the Global Agent, the Collateral Agent, the Lenders and the title company pursuant to a certificate of survey acceptable to the Global Agent; such survey shall be in form and substance acceptable to the Global Agent and shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1999;

            (iv) a copy of the certificate of occupancy for each building located on each such Mortgaged Real Property;

            (v) evidence of compliance with all building and zoning codes applicable to the Mortgaged Real Property and evidence of the availability and adequacy of utilities for the buildings located on the Mortgaged Real Property;

            (vi) evidence, satisfactory to the Global Agent, that no portion of any of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency; and/or

            (vii) appraisals and other supporting documentation relating to the Mortgaged Real Property meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the

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      Global Agent, utilizing appraisal standards satisfying such Amendments,
      Act or other legal requirements.

      (d) Landlord/Mortgagee Waivers. Prior to the Collateral Release Date, the Company will promptly upon request of the Global Agent obtain, and will maintain in effect, Landlord's Agreements on any Real Property on which any items of Collateral are located, in form and substance reasonably acceptable to the Global Agent.

      (e) Further Assurances. Prior to the Collateral Release Date, the Company will, and will cause each of its Subsidiaries to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Global Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Global Agent or the Collateral Agent may reasonably require. If at any time the Global Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Company shall promptly pay the same upon demand.

      Section 6.11 Most Favored Covenant Status. If any Credit Party at any time after the Closing Date, issues or guarantees any Material Indebtedness pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument includes affirmative or negative business or financial covenants (or any events of default or other type of restriction that would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") that are applicable to any Credit Party, other than those set forth herein or in any of the other Loan Documents, the Company shall promptly so notify the Global Agent and the Lenders and, if the Global Agent shall so request by written notice to the Company (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, that either individually or in the aggregate are more favorable to the holders of such unsecured Indebtedness than any of the provisions set forth herein), the Company, the Global Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Global Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Global Agent and the Required Lenders, into any of the other Loan Documents, all at the election of the Global Agent and the Required Lenders.

      Section 6.12 Senior Debt. The Company will at all times ensure that the claims of the Lenders in respect of the Obligations of the Borrowers will not be subordinate to, and will in all respects rank at least pari passu with the claims of, every unsecured creditor of the Borrowers and the claims of the creditors under the Senior Indenture.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

      Each Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full:

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      Section 7.01 Changes in Business. Neither the Company nor any of its
Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the Closing Date.

      Section 7.02 Consolidation, Merger, Acquisitions, Asset Sales, etc. The Borrowers will not, and will not permit any Subsidiary to, (i) wind up, liquidate or dissolve their affairs, (ii) enter into any transaction of merger or consolidation, (iii) make or otherwise effect any Acquisition, (iv) sell or otherwise dispose of any of their property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (v) agree to do any of the foregoing at any future time, except that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom each of the following shall be permitted:

      (a) the merger, consolidation or amalgamation of (i) any Subsidiary of the Company (other than the Receivables Subsidiary) with or into the Company, provided the Company is the surviving or continuing or resulting corporation;
(ii) any Subsidiary of the Company (other than the Receivables Subsidiary) with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; (iii) any Foreign Subsidiary of the Company with or into any Foreign Credit Party, provided that such Foreign Credit Party is the surviving continuing or resulting corporation; (iv) any Foreign Subsidiary of the Company (other than a Foreign Credit Party) with or into any other Foreign Subsidiary of the Company (other than a Foreign Credit Party), or (v) any Domestic Subsidiary of the Company that is not a Subsidiary Guarantor with or into any other Domestic Subsidiary of the Company that is not a Subsidiary Guarantor;

      (b) any Asset Sale by (i) the Company to any other Domestic Credit Party,
(ii) any Subsidiary of the Company (other than the Receivables Subsidiary) to any Domestic Credit Party; (iii) any Foreign Subsidiary of the Company (other than a Foreign Credit Party) to any Foreign Credit Party; (iv) any Foreign Subsidiary of the Company (other than a Foreign Credit Party) to any other Foreign Subsidiary of the Company (other than a Foreign Credit Party); or (v) the Company or any Subsidiary of the Company to the Company or any Subsidiary of the Company so long as the fair market value of all such asset sales does not exceed $10,000,000 during any fiscal year;

      (c) the Company or any Subsidiary (other than the Receivables Subsidiary) may make any Acquisition that is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied;

      (d) AGSC or any Receivables Facility Participant may sell Receivables Related Assets in connection with the Permitted Receivables Facility;

      (e) the Company or any of its Subsidiaries may (i) make a Permitted Asset Disposition (as defined in Schedule 2 hereto), or (ii) wind up, liquidate or dissolve the Excluded Subsidiary (as defined in Schedule 2 hereto); and

      (f) in addition to any Asset Sale permitted above, the Company or any of its Subsidiaries may consummate any Asset Sale, provided that (i) the consideration for each such Asset Sale represents fair value and at least 90% of such consideration consists of cash; (ii) in the case of any Asset Sale involving consideration in excess of $10,000,000, at least five Business Days prior to the date of completion of such Asset Sale, the Company shall have delivered to the Global Agent an officer's certificate executed on behalf of the Company by an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated,

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the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction; and (iii) the aggregate amount of all Asset Sales made pursuant to this subpart during any fiscal year of the Company shall not exceed $50,000,000.

      Section 7.03 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

      (a) any Standard Permitted Lien;

      (b) Liens in existence on the Closing Date that are listed in Schedule
7.03 hereto;

      (c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by the Company or any Subsidiary, provided that (A) such Liens secure Indebtedness permitted by Section 7.04(f), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Company or any Subsidiary; or
(ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

      (d) Liens on Receivables Related Assets arising in connection with the sale of such Receivables Related Assets in connection with the Permitted Receivables Facility; or

      (e) any Lien (i) granted to the Global Agent or the Collateral Agent securing any of the Obligations or any other Indebtedness of the Credit Parties under the Loan Documents or any Indebtedness under any Designated Hedge Agreement, or (ii) granted to the Collateral Agent to secure the Obligations (as defined in the Security Agreement); provided, however, that any Lien granted pursuant to this subpart (ii) that secures any Indebtedness other than the Obligations or any other Indebtedness of the Credit Parties under the Loan Documents or any Indebtedness under any Designated Hedge Agreement is at all times subject to the intercreditor provisions set forth in the Security Agreement.

      Section 7.04 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, except:

      (a) the Indebtedness incurred under this Agreement and the other Loan Documents;

      (b) the Indebtedness set forth on Schedule 7.04 hereto, and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof;

      (c) the Indebtedness of the Company in connection with the notes issued pursuant to the Subordinated Indenture, provided (i) all of such Indebtedness shall at all times constitute Subordinated Indebtedness, and (ii) the aggregate principal amount of such Indebtedness shall not exceed $196,370,000 at any time (as such amount may be reduced as a result of Permitted Subordinated Note Repurchases made pursuant to Section 7.06(e));

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

      (d) the unsecured Indebtedness of the Company in connection with the notes issued pursuant to the Subordinated Convertible Indenture, provided (i) all of such Indebtedness shall at all times constitute Subordinated Indebtedness, and
(ii) the aggregate principal amount of such Indebtedness shall not exceed $175,000,000 at any time;

      (e) the Indebtedness of the Company in connection with the notes or securities issued pursuant to the Senior Indenture, so long as the aggregate principal amount of such Indebtedness shall not exceed $300,000,000 at any time;

      (f) (i) the Indebtedness consisting of Capital Lease Obligations of the Company and its Subsidiaries, (ii) Indebtedness secured by a Lien referred to in
Section 7.03(c), and (iii) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof, provided the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of Indebtedness permitted by this subpart (f) shall not exceed $25,000,000 at any time;

      (g) the Indebtedness constituting Permitted Foreign Subsidiary Loans and Investments;

      (h) any intercompany loans (i) made by the Company or any Subsidiary of the Company to any Domestic Credit Party; or (ii) made by any Foreign Subsidiary of the Company (other than a Foreign Credit Party) to any other Foreign Subsidiary of the Company;

      (i) the Indebtedness of the Company and its Subsidiaries under Hedge Agreements, provided (i) such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes, and (ii) the aggregate amount of the net obligations or Indebtedness under all such Hedge Agreements does not exceed $25,000,000 at any time;

      (j) any Guaranty Obligations permitted by Section 7.05;

      (k) (i) the Indebtedness of the Receivables Subsidiary under the Permitted Receivables Facility, so long as the funded amount shall not exceed $200,000,000 at any time, or (ii) the Indebtedness of the Receivables Subsidiary or AGSC to the Company or any other Subsidiary of the Company in connection with the Permitted Receivables Facility in accordance with the Receivables Facility Documents;

      (l) the Indebtedness of the Company to AGSC pursuant to the AGSC Note, provided (i) all of such Indebtedness shall constitute Subordinated Indebtedness, and (ii) the aggregate principal amount of such Indebtedness shall not exceed $130,000,000 at any time;

      (m) other Indebtedness of the Company to the extent not permitted by any of the foregoing clauses, provided that (i) all such Indebtedness constitutes Subordinated Indebtedness, (ii) no Default or Event of Default shall then exist or immediately after incurring any of such Indebtedness will exist, (iii) the documentation with respect to such Indebtedness shall be in form and substance satisfactory to the Global Agent, and (iv) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 7.07 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness; and

      (n) additional Indebtedness of the Company or any of its Subsidiaries to the extent not permitted by any of the foregoing clauses, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed $10,000,000 at any time.

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

      Section 7.05 Investments and Guaranty Obligations. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:

      (a) Investments by the Company or any of its Subsidiaries in cash and Cash Equivalents;

      (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

      (c) the Company and its Subsidiaries may acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

      (d) any Permitted Creditor Investment;

      (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, provided the aggregate outstanding amount of all such loans and advances shall not exceed $1,000,000 at any time;

      (f) to the extent not permitted by any of the other subparts in this Section, Investments existing as of the Closing Date and described on Schedule
7.05 hereto;

      (g) any Guaranty Obligations of the Company or any Subsidiary in favor of the Global Agent, each LC Issuer and the Lenders and any other benefited creditors under any Designated Hedge Agreements pursuant to the Loan Documents;

      (h) the Indebtedness of the Receivables Subsidiary to the Company or AGSC and Indebtedness of AGSC to the Company in connection with the Permitted Receivables Facility in accordance with the Receivables Facility Documents;

      (i) the Indebtedness of the Company to AGSC pursuant to the AGSC Note, provided (i) all of such Indebtedness constitutes Subordinated Indebtedness, and
(ii) the aggregate principal amount of such Indebtedness shall not exceed $130,000,000 at any time;

      (j) Investments of the Company and its Subsidiaries in Hedge Agreements permitted to be to entered into pursuant to this Agreement;

      (k) Investments (i) of the Company or any of its Subsidiaries in any Subsidiary existing as of the Closing Date, (ii) of the Company in any Domestic Credit Party, (iii) of any Domestic Credit Party in any other Domestic Credit Party (other than the Company), or (iv) constituting Permitted Foreign Subsidiary Loans and Investments;

      (l) Investments (i) of any Foreign Subsidiary in any other Subsidiary of the Company existing as of the Closing Date, (ii) of any Foreign Subsidiary (other than a Foreign Credit Party) in any other Subsidiary of the Company (other than the Receivables Subsidiary), or (iii) of any Foreign Credit Party in any Domestic Credit Party (other than the Company);

      (m) intercompany loans and advances permitted by Section 7.04(h);

      (n) the Acquisitions permitted by Section 7.02;

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      (o) Investments constituting Restricted Payments permitted by Section
7.06;

      (p) any Guaranty Obligation incurred by any Domestic Credit Party with respect to Indebtedness of another Domestic Credit Party which Indebtedness is permitted by Section 7.04; and

      (q) other Investments by the Company or any Subsidiary of the Company (other than the Receivables Subsidiary) in any other Person (other than the Company or any of its Subsidiaries) made after the Closing Date and not permitted pursuant to the foregoing subparts, provided that (i) at the time of making any such Investment no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of all such Investments that are so made pursuant to this subpart and outstanding at any time shall not exceed an aggregate of $25,000,000, taking into account the repayment of any loans or advances comprising such Investments.

      Section 7.06 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

      (a) the Company or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

      (b) (i) any Subsidiary of the Company may declare and pay or make Capital Distributions to any Domestic Credit Party, (ii) any Foreign Subsidiary of the Company (other than a Foreign Credit Party) may declare and pay or make Capital Distributions to any other Foreign Subsidiary or to any Domestic Credit Party, and (iii) any Foreign Credit Party may declare and pay or make Capital Distributions to any Domestic Credit Party;

      (c) the Company may declare and pay or make Cash Dividends, provided that
(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Company will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Cash Dividend, and (iii) the aggregate amount of all Cash Dividends made by the Company during any fiscal year shall not exceed the Maximum Dividend Amount (as defined in Schedule 2 hereto);

      (d) the Company may make Share Repurchases, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Company will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Share Repurchase, and (iii) the aggregate amount of all Share Repurchases made by the Company during any fiscal year shall not exceed the Maximum Share Repurchase Amount (as defined in Schedule 2 hereto); and

      (e) at any time prior to the last day of the Company's fiscal year ending February 28, 2005, the Company may make Permitted Subordinated Note Repurchases, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the aggregate amount (which amount shall be determined based upon the original face amount of the Indebtedness that is the subject of such Permitted Subordinated Note Repurchases and shall specifically exclude any premium paid in connection with such Permitted Subordinated Note Repurchases) paid by the Company in connection with all Permitted Subordinated Note Repurchases shall not at any time exceed $196,370,000, (iii) each note or other security repurchased or redeemed in connection with each Permitted Subordinated Note Repurchase shall be permanently cancelled promptly, but in no event later than ten Business Days, following each such Permitted Subordinated Note Repurchase, (iv) immediately after giving effect to each Permitted Subordinated Note Repurchase, the Company shall be in pro forma compliance with the

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financial covenants set forth in Section 7.07 and, if the aggregate amount to be paid by the Company in connection with a Permitted Subordinated Note Repurchase or series of related Permitted Subordinated Note Repurchases is in excess of $10,000,000, then, prior to or concurrently with such Permitted Subordinated
Note Repurchase, the Company shall have provided to the Global Agent a certificate of an Authorized Officer demonstrating such pro forma compliance and certifying as to compliance with the other provisions of this subpart (e) in connection with such Permitted Subordinated Note Repurchase, and (v) concurrently with the delivery by the Company of the financial statements required pursuant to Section 6.01(a) and Section 6.01(b), the Company shall deliver a certificate describing the aggregate amount of Permitted Subordinated Note Repurchases made during the fiscal quarter or quarters covered by such financial statements and certifying that such Permitted Subordinated Note Repurchases were made in compliance with the provisions of this subpart (e).

      Section 7.07 Financial Covenants.

      (a) Consolidated Net Worth. The Company will not permit its Consolidated Net Worth at any time to be less than the sum of (i) $1,014,000,000 plus (ii) 50% of Consolidated Net Income (to the extent a positive number) for each fiscal quarter ending after the Closing Date plus (iii) 100% of the net proceeds of any equity offering (or any debt offering to the extent converted into equity) by the Company plus (iv) 100% of the incremental net worth associated with any Permitted Acquisition made during such period.

      (b) Leverage Ratio. The Company will not at any time permit the Leverage Ratio to exceed 2.75 to 1.00.

      (c) Interest Coverage Ratio. The Company will not at any time permit the Interest Coverage Ratio to be less than 3.00 to 1.00.

      Section 7.08 Limitation on Certain Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any "negative pledge" covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, or to make loans or advances to the Company or any of the Company's other Subsidiaries, or transfer any of its property or assets to the Company or any of the Company's other Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 7.03(c), (vi) restrictions contained in the Receivables Facility Documents, the Senior Indenture, the Subordinated Convertible Indenture or the Subordinated Indenture as in effect on the Closing Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) customary restrictions affecting only a Subsidiary of the Company under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to Section 7.04, (viii) restrictions affecting any Foreign Subsidiary (other than a Foreign Credit Party) of the Company under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to Section 7.04, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, (ix) any document relating to Indebtedness secured by a Lien permitted by Section 7.03, insofar as the provisions thereof limit grants of junior liens on the assets

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securing such Indebtedness, and (x) any Operating Lease or Capital Lease,
insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person.

      Section 7.09 Amendments to Certain Documents. The Company will not, and will not permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify or replace in any respect the Senior Indenture, the Subordinated Indenture, the Subordinated Convertible Indenture, or the Receivables Facility Documents without the prior written consent of the Required Lenders, provided that (i) the Company or any its Subsidiaries may amend, supplement or otherwise modify any of the foregoing agreements with the prior written consent of the Global Agent (which consent shall not be unreasonably withheld or delayed), so long as any such amendment or modification does not, in the opinion of the Global Agent, materially impact the rights or remedies of the Global Agent and the Lenders hereunder, and (ii) the Subordinated Indenture may be amended as set forth in the Consent Solicitation Documents.

      Section 7.10 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Company, any Subsidiary, and in the case of a Subsidiary, the Company or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Company comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Company, and not prohibited by any of the provisions of this Agreement.

      Section 7.11 Plan Terminations, Minimum Funding, etc. The Company will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Company or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount that is equal to the greater of (x) $250,000, or (y) 5% of the Company's Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions that present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

      Section 7.12 Anti-Terrorism Laws. Neither the Company nor any of its Subsidiaries shall be subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or LC Issuer from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower.

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                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

      Section 8.01 Events of Default. Any of the following specified events shall constitute an Event of Default (each an "Event of Default"):

      (a) Payments: any Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, Unpaid Drawings or any Fees or any other amounts owing hereunder or under any other Loan Document; or

      (b) Representations, etc.: any representation, warranty or statement made by the Company or any other Credit Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      (c) Certain Covenants: any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01, Section 6.09, Section 6.10, Section 6.11, Section 6.12, or Article VII of this Agreement; or

      (d) Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document, other than those referred to in Section 8.01(a) or Section 8.01(a) or Section 8.01(a) above, and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party obtaining actual knowledge of such default and (ii) any Borrower receiving written notice of such default from the Global Agent or the Required Lenders (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph); or

      (e) Cross Default Under Other Agreements: the Company or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations or with respect to any Indebtedness subject to subpart (j) below), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

      (f) Invalidity of Loan Documents: (i) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii)

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any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or (iii) at any time prior to the Collateral Release Date, the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Documents, in each case for any reason other than the failure of the Collateral Agent, the Global Agent or any Lender to take any action that they are required to take; or

      (g) Judgments: (i) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $20,000,000 or more in the aggregate for all such judgments, orders and decrees for the Company and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $20,000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

      (h) Insolvency Event: any Insolvency Event shall occur with respect to the Company, any other Credit Party or any other Subsidiary of the Company (other than the Excluded Subsidiary as defined in Schedule 2 hereto) that has total assets or annual revenues in excess of $5,000,000; or

      (i) ERISA: (i) any of the events described in clauses (i) through (viii) of Section 6.01(f) shall have occurred; or (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or would reasonably be expected to have, a Material Adverse Effect;

      (j) Subordinated Indenture and Subordinated Convertible Indenture: if (i)
(A) any Event of Default (as defined in the Subordinated Indenture) shall occur under the Subordinated Indenture; (B) at any time prior to the Subordinated Notes Redemption Date, without the prior written consent of the Global Agent and the Required Lenders, the Company or any Subsidiary shall incur any Indebtedness that shall constitute, in whole or in part, Credit Facilities (as defined in the Subordinated Indenture) other than the Indebtedness set forth on Schedule 5.21 hereto; or (C) the Obligations, or any part thereof, shall cease to constitute Senior Indebtedness (as defined in the Subordinated Indenture), Designated Senior Indebtedness (as defined in the Subordinated Indenture) or Permitted Debt (as defined in the Subordinated Indenture); or (ii) (A) any Event of Default (as defined in the Subordinated Convertible Indenture) shall occur under the Subordinated Convertible Indenture; (B) the Obligations, or any part thereof, shall cease to constitute Senior Indebtedness (as defined in the Subordinated Convertible Indenture), Designated Senior Indebtedness (as defined in the Subordinated Convertible Indenture) or Permitted Debt (as defined in the Subordinated Convertible Indenture); or (C) the Company shall designate any Indebtedness as Designated Senior Indebtedness (as defined in the Subordinated Convertible Indenture) without the prior written consent of the Global Agent.

      (k) Change of Control: if there occurs a Change of Control.

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      Section 8.02 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter if any Event of Default shall then be continuing, the Global Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers or any thereof, take any or all of the following actions, without prejudice to the rights of the Global Agent or any Lender to enforce its claims against the Company or any other Credit Party in any manner permitted under applicable law:

      (a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

      (b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

      (c) terminate any Letter of Credit that may be terminated in accordance with its terms or require the applicable LC Obligors to deposit cash in a deposit account designated by the Global Agent in an amount equal to 105% of the Revolving Facility LC Outstandings or the Canadian LC Outstandings, as the case may be, of such LC Obligor to secure such LC Obligor's reimbursement obligations with respect to such Revolving Facility LC Outstandings or Canadian LC Outstandings; or

      (d) exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(h) shall occur, the result that would occur upon the giving of written notice by the Global Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

      Section 8.03 Application of Certain Payments and Proceeds. All payments and other amounts received by the Global Agent or any Lender (i) at any time on or after the Equalization Date or (ii) at any time from the exercise of remedies hereunder or under the other Credit Documents, whether received from the Collateral Agent, any Credit Party or otherwise, shall in each case unless otherwise required by the terms of the other Loan Documents or by applicable law be applied as follows:

      (a) Obligations Generally. Except with respect to any amounts that are required to first be applied pursuant to subparts (b) or (c) below, all amounts received by or with respect to, and all proceeds of Collateral coming from, the Company or any other Domestic Credit Party shall be applied:

            (i) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys' fees and amounts due under Article III) payable to the Global Agent in its capacity as such;

            (ii) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys' fees and amounts due under Article III) payable to each Lender or each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

            (iii) third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders in proportion to the aggregate of all such amounts;

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

            (iv) fourth, pro rata to the payment of (A) that portion of the Obligations constituting unpaid principal of the Loans and Unpaid Drawings, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts, and (B) the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Global Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

            (v) fifth, to the Global Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of outstanding Letters of Credit;

            (vi) sixth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Global Agent, each LC Issuer, the Swing Line Lender, the Lenders and the Designated Hedge Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

            (vii) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

      (b) Foreign Revolving Facility Borrower Obligations. All amounts received by or with respect to, and all proceeds of Collateral, if any, coming from, any Foreign Revolving Facility Borrower shall be applied:

            (i) first, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations owing by such Foreign Revolving Facility Borrower constituting fees, indemnities and expenses and other amounts (including attorneys' fees and amounts due under Article III) payable to the Global Agent in its capacity as such;

            (ii) second, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations owing by such Foreign Revolving Facility Borrower constituting fees, indemnities and expenses (including attorneys' fees and amounts due under Article III) payable to each Lender and each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

            (iii) third, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations constituting accrued and unpaid interest on the Loans made to such Foreign Revolving Facility Borrower and Unpaid Drawings with respect to Revolving Facility Letters of Credit issued for the account of such Foreign Revolving Facility Borrower, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts;

            (iv) fourth, to the payment of that portion of the Foreign Revolving Facility Borrower Obligations constituting unpaid principal of the Loans made to such Foreign Revolving Facility Borrower and Unpaid Drawings with respect to Revolving Facility Letters of Credit issued for the account of such Foreign Revolving Facility Borrower, ratably among the Lenders and each LC Issuer in proportion to the aggregate of all such amounts;

            (v) fifth, to the Global Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of Revolving Facility Letters of Credit issued for the account of such Foreign Revolving Facility Borrower;

            (vi) sixth, to the payment of all other Foreign Revolving Facility Borrower Obligations of such Foreign Revolving Facility Borrower owing under or in respect of the Loan

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

      Documents that are then due and payable to the Global Agent, each LC Issuer and the Lenders, ratably based upon the respective aggregate amounts of all such Foreign Revolving Facility Borrower Obligations owing to them by such Foreign Revolving Facility Borrower on such date; and

            (vii) finally, any remaining surplus after all of the Foreign Revolving Facility Borrower Obligations of such Foreign Revolving Facility Borrower have been paid in full, to such Foreign Revolving Facility Borrower or to whomsoever shall be lawfully entitled thereto.

      (c) Canadian Obligations. All amounts received by or with respect to, and all proceeds of Collateral, if any, coming from, any Canadian Borrower shall be applied:

            (i) first, to the payment of that portion of the Canadian Obligations owing by the Canadian Borrowers constituting fees, indemnities and expenses and other amounts (including attorneys' fees and amounts due under Article III) payable to the Global Agent in its capacity as such;

            (ii) second, to the payment of that portion of the Canadian Obligations owing by the Canadian Borrowers constituting fees, indemnities and expenses (including attorneys' fees and amounts due under Article III) payable to each Canadian Lender and each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

            (iii) third, to the payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Canadian Revolving Loans made to the Canadian Borrowers and Unpaid Drawings with respect to Canadian Letters of Credit issued for the account of each Canadian Borrower, ratably among the Canadian Lenders and each LC Issuer in proportion to the aggregate of all such amounts;

            (iv) fourth, to the payment of that portion of the Canadian Obligations constituting unpaid principal of the Canadian Revolving Loans made to the Canadian Borrowers and Unpaid Drawings with respect to Canadian Letters of Credit issued for the account of each Canadian Borrower, ratably among the Canadian Lenders and each LC Issuer in proportion to the aggregate of all such amounts;

            (v) fifth, to the Canadian Administrative Branch of the Global Agent for the benefit of each LC Issuer to cash collateralize the Stated Amount of Canadian Letters of Credit issued for the account of each Canadian Borrower;

            (vi) sixth, to the payment of all other Canadian Obligations owing under or in respect of the Loan Documents that are then due and payable to the Global Agent, each LC Issuer and the Canadian Lenders, ratably based upon the respective aggregate amounts of all such Canadian Obligations owing to them by the Canadian Borrowers on such date; and

            (vii) finally, any remaining surplus after all of the Canadian Obligations have been paid in full, to the Canadian Borrowers or to whomsoever shall be lawfully entitled thereto.

      Section 8.04 Equalization.

      (a) Equalization Prior to Equalization Date.

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            (i) Generally. Subject to subpart (b) below, if at any time any
      Lender receives any amount (other than amounts that are received from a Canadian Borrower with respect to the Canadian Obligations and are subject to subpart (a)(ii) below) hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans), Revolving Facility LC Participations, Swing Line Participations or Fees (other than Fees that are intended to be paid solely to the Global Agent or a LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender (based on such Lender's ratable share thereof as determined in accordance with Section 2.16, Section 8.03(a) or Section 8.01(a) or specifically set forth elsewhere in this Agreement) bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase ---- for cash without recourse or warranty from the other Lenders an interest in the Obligations (other than the Canadian Obligations) to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.

            (ii) Canadian Sub-Facility. Subject to subpart (b) below, if at any time any Canadian Lender receives any amount hereunder from the Canadian Borrowers (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Canadian Loans (other than amounts payable to a Canadian Lender under Article III) or Canadian LC Participations of a sum that with respect to the related sum or sums received by other Canadian Lenders is in a greater proportion than the total such Canadian Obligations then owed and due to such Canadian Lender bears to the total of such Canadian Obligation then owed and due to all of the Canadian Lenders immediately prior to such receipt, then such Lender receiving such ---- excess payment shall purchase for cash without recourse or warranty from the other Canadian Lenders an interest in the Canadian Obligations to such Canadian Lenders in such amount as shall result in a proportional participation by all of the Canadian Lenders in such amount.

            (iii) Recovery of Amounts. If any amount paid to any Lender pursuant to subparts (i) or (ii) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

      (b) Equalization after Equalization Date. If at any time on or after the Equalization Date, the Credit Facility Exposure owing to any Lender is greater than an amount equal to such Lender's Equalization Percentage of the Aggregate Credit Facility Exposure, then on such date each of the other Lenders shall purchase from such Lender for cash at par an amount of the Obligations of such Lender as shall be necessary such that the Credit Facility Exposure owing to such Lender is equal to the amount of its Equalization Percentage of the Aggregate Credit Facility Exposure.

      (c) Consent of Borrowers. The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

      (d) Defaulting Lenders. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall be subject to the express provisions of this Agreement that require, or

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permit, differing payments to be made to Lenders that are not Defaulting
Lenders, as opposed to Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to this Section, then the Global Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Global Agent for the account of such Lender to satisfy such Lender's obligations to the Global Agent under such Sections until all such unsatisfied obligations are fully paid.

                                  ARTICLE IX.

                                THE GLOBAL AGENT

      Section 9.01 Appointment. Each Lender hereby irrevocably designates and appoints National City Bank to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes National City Bank as the Global Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to, the Global Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, but not limited to, entering into an intercreditor agreement on behalf of the Lenders in accordance with Section 9.01 of the Security Agreement. The Global Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Global Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Global Agent. The provisions of this Article are solely for the benefit of the Global Agent and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Global Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers or any of their Subsidiaries.

      Section 9.02 Delegation of Duties. The Global Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, including, without limitation, through its Canadian Administrative Branch, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Global Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03.

      Section 9.03 Exculpatory Provisions. Neither the Global Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties' own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Global Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Borrower or any Subsidiary of the Borrowers or any of their respective officers to perform its obligations hereunder or thereunder. The Global Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any Subsidiary of any Borrower. The Global Agent shall not be responsible to any Lender for the effectiveness, genuineness,

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validity, enforceability, collectibility or sufficiency of this Agreement or any
Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Global Agent to the Lenders or by or on behalf of the Borrowers or any of their Subsidiaries to the Global Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

      Section 9.04 Reliance by Global Agent. The Global Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their Subsidiaries), independent accountants and other experts selected by the Global Agent. The Global Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Global Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter that, pursuant to Section 11.11, can only be effectuated with the consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      Section 9.05 Notice of Default. The Global Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Global Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Global Agent receives such a notice, the Global Agent shall give prompt notice thereof to the Lenders. The Global Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Global Agent shall have received such directions, the Global Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      Section 9.06 Non-Reliance. Each Lender expressly acknowledges that neither the Global Agent nor any of its Related Parties have made any representations or warranties to it and that no act by the Global Agent hereinafter taken, including, without limitation, any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Global Agent to any Lender. Each Lender represents to the Global Agent that it has, independently and without reliance upon the Global Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Global Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the

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business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries. The Global Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Company or any of its Subsidiaries that may come into the possession of the Global Agent or any of its Related Parties.

      Section 9.07 No Reliance on Global Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Global Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Company or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

      Section 9.08 USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Global Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

      Section 9.09 Indemnification. The Lenders agree to indemnify the Global Agent and its Related Parties as such ratably according to their respective Fixed Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Global Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Global Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing are not paid by the Borrowers; provided, however, that no Lender shall be liable to the Global Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Global Agent's or such Related Parties' gross negligence or willful misconduct. If any indemnity furnished to the Global Agent or any such Related Parties for any purpose shall, in the opinion of the Global Agent, be insufficient or become impaired, the Global Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations.

      Section 9.10 The Global Agent in Individual Capacity. The Global Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, its Subsidiaries and their Affiliates as though not acting as Global Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Global Agent shall have the same

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rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Global Agent, and the terms "Lender" and "Lenders" shall include the Global Agent in its individual capacity.

      Section 9.11 Successor Global Agent. The Global Agent may resign at any time upon not less than 30 days notice to the Lenders, each LC Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Global Agent gives notice of its resignation, then the retiring Global Agent may on behalf of the Lenders and each LC Issuer, appoint a successor Global Agent; provided, however, that if the Global Agent shall notify the Company and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Global Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Global Agent on behalf of the Lenders or any LC Issuer under any of the Loan Documents, the retiring Global Agent shall continue to hold such collateral security until such time as a successor Global Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Global Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Global Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Global Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Global Agent, and the retiring Global Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Global Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Global Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.02 shall continue in effect for the benefit of such retiring Global Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Global Agent was acting as Global Agent.

      Section 9.12 Other Agents. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager, Lead Arranger, Arranger or any other corresponding title, other than "Global Agent," shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                                   ARTICLE X.

                                    GUARANTY

      Section 10.01 Guaranty by the Company. The Company hereby irrevocably and unconditionally guarantees, for the benefit of the Benefited Creditors, all of the following (collectively, the "Company Guaranteed Obligations"): (a) (i) the principal of and interest on the Notes issued by, and the Loans made to, and the other Obligations of, the Foreign Subsidiary Borrowers under this Agreement, and
(ii) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any LC Obligor (other than the Company) under this Agreement, and (b) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Subsidiary of the Company under any Designated

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Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in all cases under subparts (a) or (b) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Credit Party to pay punctually any of the Company Guarantee Obligations, the Company shall forthwith on demand by the Global Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

      Section 10.02 Additional Undertaking. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any amounts not be recoverable from the Company under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Global Agent, any of their respective Affiliates, or any other person, at any time, the Company as sole, original and independent obligor, upon demand by the Global Agent, will make payment to the Global Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents or any other applicable agreement or instrument.

      Section 10.03 Guaranty Unconditional. The obligations of the Company under this Article shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

      (a) any extension, renewal, settlement, compromise, waiver or release in respect to any Company Guaranteed Obligation under any agreement or instrument, by operation of law or otherwise;

      (b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

      (c) any release, non-perfection or invalidity of any direct or indirect security for any Company Guaranteed Obligation under any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

      (d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

      (e) the existence of any claim, set-off or other rights which the Company may have at any time against any other Credit Party, the Global Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions;

      (f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any Company Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Company Guaranteed Obligations; or

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      (g) any other act or omission of any kind by any other Credit Party, the
Global Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of a Subsidiary's obligations under the Subsidiary Guaranty or the Company's obligations under this Article other than the irrevocable payment in full of all Company Guaranteed Obligations.

      Section 10.04 Company Obligations to Remain in Effect; Restoration. The Company's obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Company Guaranteed Obligations, and all other amounts payable by the Company, any other Credit Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations, shall have been paid in full. If at any time any payment of any of the Company Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party, the Company's obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      Section 10.05 Waiver of Acceptance, etc. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any collateral or guaranty of any other Person.

      Section 10.06 Subrogation. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this Article to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.

      Section 10.07 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any Company Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Company Guaranteed Obligation shall nonetheless be payable by the Company under this Article forthwith on demand by the Global Agent.

                                  ARTICLE XI.

                                  MISCELLANEOUS

      Section 11.01 Payment of Expenses etc. The Borrowers agree to pay (or reimburse the Global Agent, the Collateral Agent, the Lenders or their Affiliates, as the case may be) all of the following: (i) whether or not the transactions contemplated hereby are consummated, for all reasonable out-of-pocket costs and expenses of the Global Agent and the Collateral Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments; (ii) all reasonable out-of-pocket costs and expenses of the Global Agent and the Collateral Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents that is requested by any Credit Party; (iii) all reasonable out-of-pocket costs and expenses of the Global Agent, the Collateral Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Loan Documents or the other documents and instruments referred to therein, including, without limitation, the reasonable

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fees and disbursements of any individual counsel to the Global Agent, the
Collateral Agent and any Lender (including, without limitation, allocated costs of internal counsel); and (iv) any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Global Agent, the Collateral Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes; provided, however, that notwithstanding the foregoing, a Foreign Subsidiary Borrower shall only be required to pay any of the foregoing to the extent that any of the foregoing have been incurred in connection with the Obligations owing by such Foreign Subsidiary Borrower or are otherwise directly related or attributable to such Foreign Subsidiary Borrower.

      Section 11.02 Indemnification. Each Borrower agrees to indemnify the Global Agent, the Collateral Agent, each Lender, and their respective Related Parties (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Global Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other Governmental Authority having jurisdiction over it, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Company or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, if the Company or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Company or any of its Subsidiaries, in respect of any such Real Property, including, in the case of each of (i) and (ii) above, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an Affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law. Notwithstanding the foregoing, a Foreign Subsidiary Borrower shall only be required to indemnify any Indemnitee pursuant to this Section to the extent that any such losses, liabilities, claims, damages or expenses have been caused by such Foreign Subsidiary Borrower or are otherwise directly related or attributable to such Foreign Subsidiary Borrower.

      Section 11.03 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of such Borrower to such Lender under this Agreement or under any of the other Loan Documents,

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including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees to promptly notify the applicable Borrowers after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

      Section 11.04 Notices.

      (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subpart
(c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

            (i) if to the Company, to it at One American Road, Cleveland, Ohio 44144, Attention: Treasurer (Telecopier No. (216) 252-6791);

            (ii) if to any Foreign Subsidiary Borrower, to it at the address specified in the Joinder Agreement pursuant to which it became a party to this Agreement with a copy to the Company at the address set forth in subpart (i) above;

            (iii) if to any other Credit Party, to it c/o American Greetings Corporation, One American Road, Cleveland, Ohio 44144, Attention:
      Treasurer (Telecopier No. (216) 252-6791);

            (iv) if to the Global Agent or the Collateral Agent, to it at the Notice Office; and

            (v) if to a Lender, to it at its address (or telecopier number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.04 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party.

      (b) Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subparagraph (c) below shall be effective as provided in said subparagraph (c).

      (c) Electronic Communications. Notices and other communications to the Global Agent, a LC Issuer or any Lender hereunder and required to be delivered pursuant to Section 6.01(a), (b), (c), (d), (h) or (i) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Global Agent. The Global Agent or the Company may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Global Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail

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address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.04(a), or in the case of any Lender, to the Company and the Global Agent.

      Section 11.05 Successors and Assigns.

      (a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender), and, provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section.

      (b) Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee, provided that in the case of any such participation,

            (i) the participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

            (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged,

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

            (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

            (v) the Borrowers, the Global Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Article III to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (w) extend the final scheduled maturity of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (x) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Loan Documents,

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or (y) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

      (c) Assignments by Lenders.

            (i) Any Lender may assign all, or if less than all, a fixed portion, of its Loans, Revolving Facility LC Participations, Canadian LC Participations, Swing Loan Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, however, that

                  (A) except in the case (x) of an assignment of the entire remaining amount of the assigning Lender's Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $2,500,000;

                  (B) no Lender that is a Canadian Lender (whether directly or by its Canadian Lending Installation) may (i) at any time prior to the Equalization Date, assign any portion of its Revolving Commitment (including the outstanding Revolving Loans made by it thereunder) without also assigning to the same Eligible Assignee (or the Canadian Lending Installation of such Eligible Assignee) a proportionate amount of the Canadian Commitment (and the outstanding Canadian Revolving Loans made by it thereunder) of such Lender (or the Canadian Lending Installation of such Lender), or (ii) assign any portion of its Canadian Commitment to an Eligible Assignee who is (or whose Canadian Lending Installation is) not a resident of Canada within the meaning of the Income Tax Act (Canada) for the purposes of the withholding tax provisions in Part XIII of the Income Tax Act (Canada);

                  (C) in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

                  (D) upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments; and

                  (E) unless waived by the Global Agent, the Global Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500.

            (ii) To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

            (iii) At the time of each assignment pursuant to this subpart (c) to a Person that is not already a Lender hereunder and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes the respective assignee Lender shall provide to the Company and the Global Agent the appropriate Internal Revenue Service

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      Forms (and, if applicable an Exemption Certificate) described in Section
      3.03(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this subpart (c) would, at the time of such assignment, result in increased costs under Section 3.01 from those being charged by the respective assigning Lender prior to such assignment, then the Company shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (iv) With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Global Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Global Agent on the Lender Register only upon the acceptance by the Global Agent of a properly executed and delivered Assignment Agreement pursuant to this subpart (c).

            (v) Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

      (d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

      (e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Section 11.05(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

      Section 11.06 No Waiver; Remedies Cumulative. No failure or delay on the part of the Global Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers and the Global Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Global Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or

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Event of Default, regardless of whether the Global Agent, any Lender or any LC
Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Global Agent or any Lender would otherwise have.

      Section 11.07 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

      (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to Section 11.04, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

      (b) Each Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 11.07(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

      Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Global Agent.

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      Section 11.09 Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Global Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

      Section 11.10 Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 11.11 Amendment or Waiver.

      (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrowers and the Global Agent, and also signed (or consented to in writing by) the Required Lenders; provided, however, that

            (i) no change, waiver or other modification shall:

                  (A) increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender or increase the Maximum Facility Amount without the consent of all the Lenders;

                  (B) extend or postpone the Credit Facility Termination Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is a Revolving Facility LC Participant or Canadian LC Participant, as applicable, beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

                  (C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender;

                  (D) reduce the amount of any Unpaid Drawing as to which any Lender is a Revolving Facility LC Participant or Canadian LC Participant, as the case may be, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender; or

                  (E) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; and

            (ii) no change, waiver or other modification or termination shall, without the written consent of each Lender (other than a Defaulting Lender) affected thereby,

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                  (A) release any Borrower from any of its obligations, except with respect to the release of a Foreign Subsidiary Borrower made pursuant to Section 2.18;

                  (B) release the Company from its guaranty obligations under
                  Article X or release any Credit Party from the Subsidiary Guaranty, except, in the case of a Subsidiary Guarantor, in accordance with a transaction permitted under this Agreement;

                  (C) release all or any substantial portion of the Collateral, except in accordance with Section 2.19 or in connection with a transaction permitted under this Agreement;

                  (D) amend, modify or waive any provision of this Section 11.11, Section 8.03, or Section 8.04, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

                  (E) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or

                  (F) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

Any waiver, consent, amendment or other modification with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.

      (b) No provision of Section 2.05 or any other provision in this Agreement specifically relating to Letters of Credit or Article IX may be amended without the consent of (x) any LC Issuer adversely affected thereby or (y) the Global Agent, respectively.

      (c) To the extent the Required Lenders (or all of the Lenders (other than any Defaulting Lender), as applicable, as shall be required by this Section) waive the provisions of Section 7.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 7.02, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary that is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Security Agreement, such capital stock shall be released from the Security Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Global Agent shall be authorized to take actions deemed appropriate by it in order to effectuate the foregoing.

      Section 11.12 Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III (subject to the limitations set forth Section 3.01(d)), Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

      Section 11.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, including any Canadian Lending Installation; provided, however, that the Borrowers shall not be responsible for costs arising

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under Section 3.01 resulting from any such transfer (other than a transfer pursuant to Section 3.05) to the extent not otherwise applicable to such Lender prior to such transfer.

      Section 11.14 Confidentiality.

      (a) Each of the Global Agent, each LC Issuer and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) to its Affiliates and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to any direct or indirect contractual counterparty in any Hedge Agreement (or to any such contractual counterparty's professional advisor, so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section, (iii) to the extent requested by any regulatory authority, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) to any other party to this Agreement, (vi) to any other creditor of any Credit Party that is one of the Secured Parties (as defined in the Security Agreement) under the Security Agreement, (vii) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (viii) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (ix) with the consent of the Company, or (x) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to the Global Agent, any LC Issuer or any Lender on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section.

      (b) As used in this Section, "Confidential Information" shall mean all information received from a Borrower relating to such Borrower or its business, other than any such information that is available to the Global Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by such Borrower; provided, however, that, in the case of information received from a Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential.

      (c) Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Borrowers hereby agree that the failure of the Global Agent, any LC Issuer or any Lender to comply with the provisions of this Section shall not relieve any Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Loan Documents.

      Section 11.15 Limitations on Liability of the LC Issuers. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any LC Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a LC Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the LC Obligor shall have a claim against a LC Issuer, and a LC Issuer shall be liable to such LC Obligor, to the extent of

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any direct, but not consequential, damages suffered by such LC Obligor that such
LC Obligor proves were caused by (i) such LC Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such LC Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

      Section 11.16 General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Global Agent, any LC Issuer or any other Person against the Global Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and each of the Borrowers, each Lender, the Global Agent and each LC Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      Section 11.17 No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Global Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Global Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Each Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

      Section 11.18 Lenders and Agent Not Fiduciary to Borrowers, etc. The relationship among the Company and its Subsidiaries, on the one hand, and the Global Agent, each LC Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Global Agent, each LC Issuer and the Lenders have no fiduciary or other special relationship with the Company and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

      Section 11.19 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Global Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Global Agent or any Lender or any holder of any Notes by or on behalf of the Company or any of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Global Agent or any Lender.

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      Section 11.20 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Section 11.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

      Section 11.22 Interest Rate Limitation.

      (a) Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

      (b) Canadian Interest Limitation. Notwithstanding anything herein to the contrary, in no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code, Revised Statutes of Canada, 1985, C. 46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement with respect to the Canadian Obligations exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the applicable Canadian Borrower and the Canadian Lenders and the amount of such payment or collection shall be refunded to such Canadian Borrower; for purposes of this Agreement the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable credit advanced on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Global Agent will be conclusive for the purposes of such determination. The amount of the payment that is to be refunded will be determined by the Global Agent.

      Section 11.23 Designated Senior Indebtedness. THE INDEBTEDNESS OF THE COMPANY EVIDENCED BY THIS AGREEMENT, ANY OF THE NOTES, ANY OF THE SECURITY DOCUMENTS AND ANY OTHER LOAN DOCUMENT IS AND SHALL AT ALL TIMES CONSTITUTE "DESIGNATED SENIOR INDEBTEDNESS" UNDER THE PROVISIONS OF THE SUBORDINATED CONVERTIBLE INDENTURE.

      Section 11.24 Judgment Currency. If the Global Agent, on behalf of the Lenders, obtains a judgment or judgments against any Borrower in a Designated Foreign Currency, the obligations of such Borrower in respect of any sum adjudged to be due to the Global Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by the Global Agent of the Judgment Amount in the Designated Foreign Currency, the Global Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such Designated Foreign Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the "Original Due Date") to the Global Agent or the Lenders hereunder or under the Notes (the "Loss"), such Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Global Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Global Agent or such Lender agrees to remit such excess to such Borrower.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                  AMERICAN GREETINGS CORPORATION

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                  NATIONAL CITY BANK,
                                   as a Lender, a LC Issuer , Swing Line Lender, the Lead Arranger and Global Agent

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                  NATIONAL CITY BANK, CANADA
                                  BRANCH, as a Canadian Lender

                                  By:___________________________________________
                                           Caroline M. Stade, Vice President

                                  and:__________________________________________
                                           William G. Hines, Senior Vice
                                           President and Principal Officer

                              Signature Page 1 of 3
                                       to
    Amended and Restated Credit Agreement for American Greetings Corporation

Address: 127 Public Square             KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio                 as Syndication Agent and as a Lender
         Attention:______________

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Address: 1300 East Ninth Street        LASALLE BANK NATIONAL ASSOCIATION,
         Suite 1000                      as Documentation Agent, and LC Issuer
         Cleveland, Ohio 44114           and as a  Lender
         Attention: _____________

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Address: ________________________      BANK ONE, NA
         ________________________
         ________________________      By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Address: ________________________      PNC BANK, NATIONAL ASSOCIATION
         ________________________
         ________________________      By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Address: ________________________      THE BANK OF NOVA SCOTIA
         ________________________
         ________________________      By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Address: ________________________      THE NORTHERN TRUST COMPANY
         ________________________
         ________________________
                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                              Signature Page 2 of 3
                                       to
    Amended and Restated Credit Agreement for American Greetings Corporation

Address: ________________________      THE BANK OF NEW YORK
         ________________________
         ________________________
                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Address: ________________________      BARCLAYS BANK PLC
         ________________________
         ________________________
                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                              Signature Page 3 of 3
                                       to
    Amended and Restated Credit Agreement for American Greetings Corporation